As filed with the Securities and Exchange Commission on June 15, 1999

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


  CITIBANK (SOUTH DAKOTA), N.A.          CITIBANK (NEVADA), NATIONAL ASSOCIATION

                   (Originators of the Trust described herein)
           (Exact Name of Registrants as Specified in Their Charters)


United States                                United States
 of America         46-0358360                of America          88-0202961

(State or Other  (I.R.S. Employer           (State or Other    (I.R.S. Employer
 Jurisdiction     Identification              Jurisdiction      Identification
of Organization)     Number)                of Organization)       Number)


 701 East 60th Street, North                    8725 West Sahara Avenue
Sioux Falls, South Dakota 57117                 Las Vegas, Nevada 89163
      (605) 331-2626                               (702) 797-4444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Each
                    Registrant's Principal Executive Offices)


                            STEPHANIE B. MUDICK, ESQ.
                         General Counsel - Corporate Law
                                 CITIGROUP INC.
                              153 East 53rd Street
                            New York, New York 10043
                                 (212) 559-1000

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)


                                   Copies To:

  DAVID L. ZIMBECK, ESQ.                           WILFRIED JACKSON
     General Counsel                                  President
Citibank (South Dakota), N.A.           Citibank (Nevada), National Association
 701 East 60th Street, North                    8725 West Sahara Avenue
Sioux Falls, South Dakota  57117                Las Vegas, Nevada  89163
     (605) 331-2626                                 (702) 797-4444

                              GREGORY M. SHAW, ESQ.
                             Cravath, Swaine & Moore
                                 Worldwide Plaza
                                825 Eighth Avenue
                            New York, New York 10019
                                 (212) 474-1000


      Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE
--------------------------------------- -------------------- ---------------------- ---------------------- ------------------------
                                           Amount to be            Proposed               Proposed
Title of securities to be registered        registered         maximum aggregate      Maximum aggregate    Amount of registration
                                             (a)(b)(c)        price per Note (d)     offering price (d)              fee
--------------------------------------- -------------------- ---------------------- ---------------------- ------------------------

Notes...............................        $1,000,000               100%                $1,000,000                 $278
--------------------------------------- -------------------- ---------------------- ---------------------- ------------------------

(a) With respect to any Notes issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(b) With respect to any Notes denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Note is first offered.

(c) Includes an indeterminate amount of securities that are to be offered or sold in connection with market-making activities by affiliates of the Registrants, including Salomon Smith Barney Inc.

(d) Estimated solely for the purpose of calculating the registration fee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                INTRODUCTORY NOTE


This Registration Statement includes:

     o a form of base prospectus relating to asset-backed notes of Citibank Credit Card Issuance Trust;

     o a form of prospectus supplement to the base prospectus relating to the offering by Citibank Credit Card Issuance Trust of a subclass of asset-backed notes; and

     o a form of prospectus supplement to the base prospectus relating to the offering by Citibank Credit Card Issuance Trust of a series of asset-backed notes.

[FLAG]
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                    Subject to Completion, dated June 15, 1999


Prospectus
Dated __________, 1999



CITIBANK CREDIT CARD ISSUANCE TRUST


Class A Notes
Class B Notes
Class C Notes



We will provide the specific terms of these Notes in supplements to this prospectus. You should read this prospectus and the applicable supplements to this prospectus carefully before you invest.

Principal payments on the Class B Notes are subordinated to payments on the Class A Notes. Principal payments on the Class C Notes are subordinated to payments on the Class A and Class B Notes.

You should review and consider the discussion under "Risk Factors" beginning on page 10 of this prospectus before you purchase any Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Notes or determined that this prospectus or any applicable supplement to this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of any other person. Each class of Notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of the Issuer for the payment of the Notes. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                                TABLE OF CONTENTS
                                -----------------


Prospectus Summary..........................................3

Risk Factors
     Timing of payments on the Notes is not certain........10
     Effect of subordination on Class B Notes and
        Class C Notes......................................11
     Reinvestment risk in the event of an early
        redemption.........................................11
     Addition of Master Trust assets may affect
        credit Quality.....................................12
     Control of certain actions under the Indenture
        may be limited.....................................12
     Ability of resell Notes may be limited................12
     Ratings of Notes do not guarantee timely
        payment of principal...............................12
     Issuance of additional Notes..........................12
     Changes in card use and payment patterns..............13
     Citibank (South Dakota)'s ability to change
        terms of the credit card accounts could alter
        payment patterns...................................13
     Certain Legal Aspects.................................13
     Competition in credit card industry...................16
     Remedies upon default may be limited..................16

Where You Can Find Additional
     Information...........................................17

The Issuer.................................................17
     Owners................................................18

Use of Proceeds............................................18

The Notes..................................................19
     Interest..............................................20
     Principal.............................................21
     Subordination of Principal............................21
     Redemption and Early Redemption of Notes..............22
     New Issuances of Notes................................22
     Payments on Notes; Paying Agent.......................24
     Denominations.........................................25
     Record Date...........................................25
     Governing Law.........................................25
     Form, Exchange, and Registration and Transfer
        of Notes...........................................25
     Replacement of Notes..................................26
     Acquisition and Cancellation of Notes.................26
     Book-Entry Notes......................................26

Sources of Funds to Pay the Notes..........................32
     The Collateral Interest...............................32
     Derivative Agreements.................................34
     The Trust Accounts....................................35
     Security for the Notes; Limited recourse
        to the Issuer......................................36

Deposit of Funds into the Trust Accounts...................36
     Allocation of finance charge collections to
     accounts..............................................37
     Allocation of principal collections to accounts.......37
     Required deposits to the interest funding
        account............................................38
     Required deposits to the principal funding account....39
     Required deposits to the Class C reserve account......41
     Required reinvestment in the Collateral Interest......41
     Treatment of zero-coupon/foreign currency Notes.......41
     Allocation to interest funding subaccounts............42
     Allocation to principal funding subaccounts...........43
     Derivative agreement payments and receipts............43

  Application of Funds in the Trust Accounts
        to Payments on the Notes...........................44

  Covenants, Events of Default, Early Redemption Events
        and Indenture Amendments...........................47
     Issuer Covenants......................................47
     Events of Default.....................................49
     Early Redemption Events...............................52
     Amendment of Indenture................................53

  Notices, Reports, Noteholders' Meetings
        and the Trustee....................................54
     Notices...............................................54
     Issuer's Annual Compliance Statement..................54
     Indenture Trustee's Annual Report.....................55
     List of Noteholders...................................55
     Reports...............................................55
     Meetings..............................................55
     The Indenture Trustee.................................56

  The Master Trust ........................................56
     Master Trust Assets...................................57
     The Servicer..........................................61
     Master Trust Issuances................................62
     Allocation of Collections, Losses and Fees............62
     Early Amortization Events.............................63
     Optional Termination; Final Payment of Principal......64
     Amendments to Pooling Agreement.......................64

  Tax Matters..............................................65
     Tax Characterization of the Notes.....................66
     Tax Characterization of the Issuer....................66
     U.S. and Non-U.S. Noteholders.........................66
     Tax Consequences to U.S. Noteholders..................67
     Tax Consequences to Non-U.S. Noteholders..............69

  Benefit Plan Investors...................................71
     Prohibited Transactions...............................71
     Potential Prohibited Transactions from Investment
        in Notes...........................................72
     Investment by Benefit Plan Investors..................73
     Tax Consequences to Benefit Plans.....................73

  Plan of Distribution.....................................74

  Legal Matters............................................75

  Glossary.................................................76

  Annex I: The Credit Card Business
        of Citibank (South Dakota).........................I-1

                               PROSPECTUS SUMMARY
                               ------------------

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any Notes.

If the terms of the Notes differ between this prospectus and any supplement to this prospectus, you should rely on the information in the supplement.

There is a glossary on page 76 where you will find a listing of the capitalized terms used in this prospectus.

SECURITIES OFFERED                  The Issuer is offering Class A Notes, Class
                                    B Notes and Class C Notes. The Notes will be issued pursuant to an indenture between the Issuer and ___________, as trustee.

                                    The Notes will be issued in series. Each series of Notes will consist of three classes: Class A, Class B and Class C. Each class may have subclasses, if we so specify in a supplement to this prospectus. The classes of a series may be issued at the same time or at different times, but no Class A or Class B Notes of a series may be issued unless sufficient subordinated Class B Notes and/or Class C Notes of that series are outstanding. See "The Notes--New Issuances of Notes."

ISSUER Citibank Credit Card Issuance Trust, a Delaware statutory business trust. The Issuer's principal place of business is located at __________. Its phone number is
                                    ____________.

INDENTURE TRUSTEE                   [name]

INTEREST PAYMENTS                   Each class of Notes, other than zero-coupon
                                    Notes, will bear interest from the date and at the rate set forth or determined in a supplement to this prospectus. Interest on the Notes will be paid on the dates specified in a supplement to this prospectus.

                                    Each payment of interest on a class of Notes will include all interest accrued from the preceding interest payment date (or from the issuance date, for the first interest period) through the day preceding the current interest payment date, or such other period as may be specified in a supplement to this prospectus.

                                    If finance charge collections allocable to the Collateral Interest are less than expected, principal collections allocable to a series of Notes under the Collateral Interest may be used to pay interest on that series of Notes. However, this reallocation of principal would reduce the invested amount of the Collateral Interest and thus reduce later principal collections and finance charge collections allocable to the Collateral Interest unless the


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


                                    principal reduction is reimbursed from
                                    excess finance charge collections.

PRINCIPAL PAYMENTS                  The timing of payment of principal on a Note
                                    will be specified in a supplement to this prospectus.

SUBORDINATION OF PRINCIPAL          In general, principal payments will not be
                                    made on Class C Notes of a series until all principal then due and payable on Class A
                                    Notes and Class B Notes of that series has been paid in full, and principal payments will not be made on Class B Notes of a series until all principal then due and payable on Class A Notes of that series has been paid in full.

EXPECTED PRINCIPAL PAYMENT DATE     The Issuer expects to pay the principal of
                                    each Note in one payment on its Expected
                                    Principal Payment Date, and is obligated to do so if funds are available for that purpose. However, if principal of a Note is not paid in full on its Expected Principal
                                    Payment Date, the holders of that Note will not have any remedies against the Issuer until the Legal Maturity Date of the Note.
                                    In general, the Expected Principal Payment
                                    Date of a Note is [two years] before its Legal Maturity Date.

LEGAL MATURITY DATE                 If a Note is not paid in full on its Legal
                                    Maturity Date, the holders of that Note will have the remedies against the Issuer described under "Covenants, Events of
                                    Default, Early Redemption Events and
                                    Indenture Amendments--Events of Default."
                                    The Legal Maturity Date for a Note is the date on which the Note is legally required to be fully paid.

REDEMPTION AND EARLY                Redemption of Notes If we specify in a
                                    supplement to this prospectus, the Issuer or a Noteholder may, at its option, redeem the Notes of any series or class before its Expected Principal Payment Date. The supplement will indicate who will have that right of redemption, at what times that redemption may be exercised, if that redemption may be made in whole or in part and any other terms of the redemption.

                                    In addition, the Issuer is required to
                                    redeem any Note upon the occurrence of an Early Redemption Event with respect to that Note but only to the extent the Issuer has funds available. It is not an Event of Default if the Issuer fails to redeem a Note because it does not have sufficient funds available.

                                    Early Redemption Events include the
                                    following:


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


                                        o   the occurrence of the Expected
                                            Principal Payment Date of that Note;

                                        o    all the early amortization events
                                             applicable to the Collateral
                                             Interest as described under
                                             "The Master Trust--Early
                                             Amortization Events";

                                        o    certain events relating to the
                                             performance of the credit card
                                             receivables owned by the Master
                                             Trust as described under
                                             "Covenants, Events of Default,
                                             Early Redemption Events and
                                             Indenture Amendments--Early
                                             Redemption Events"; and

                                        o    any additional early redemption
                                             events specified in a supplement
                                             to this prospectus.

                                    The list above summarizes only some of the Early Redemption Events. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events" for a description of the Early Redemption Events and their consequences to holders of Notes.

SOURCES OF FUNDS TO PAY
   THE NOTES                        The following sources of funds will be
                                    available to pay principal and interest on the Notes:

                                        A. The Collateral Interest issued by
                                        Citibank Credit Card Master Trust I. The
                                        Collateral Interest is an investor
                                        certificate issued by the Master Trust.
                                        It represents an undivided interest in
                                        the assets of the Master Trust. The
                                        Master Trust owns primarily credit card
                                        receivables arising in selected
                                        MasterCard and VISA revolving credit
                                        card accounts. Citibank (South Dakota)
                                        and Citibank (Nevada) have transferred
                                        the credit card receivables to the
                                        Master Trust in accordance with the
                                        terms of a pooling and servicing
                                        agreement among Citibank (South Dakota),
                                        Citibank (Nevada) and Bankers Trust
                                        Company, as trustee. Both principal
                                        collections and finance charge
                                        collections on the receivables will, in
                                        general, be allocated pro rata among
                                        holders of interests in the Master Trust based on the investment in credit card receivables of each interest in the Master Trust (including the interest of the Issuer in the Master Trust represented by the Seller's Interest), subject to the exception described under "Sources of Funds to Pay the Notes--The Collateral Interest." If collections of receivables allocable to the Collateral Interest are less than expected, payments of principal of


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


                                        and interest on the Notes could be
                                        delayed or remain unpaid.

                                        B. Derivative Agreements. Some Notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, caps, collars, guaranteed investment contracts or other similar agreements with various counterparties (which may include Citibank (South Dakota) or Citibank (Nevada)) to manage interest rate or currency risk relating to the Notes. The specific terms of each derivative agreement and a description of each counterparty will be included in the applicable supplement to this prospectus.

                                        C. The Trust Accounts. The Issuer has
                                        established a collection account for the purpose of receiving payments of finance charge collections and principal collections from the Master Trust payable under the Collateral Interest and payments under any derivative agreements.

                                        The Issuer has also established a
                                        principal funding account and interest
                                        funding account, which will have
                                        subaccounts for each class and subclass
                                        of Notes of a series, and a Class C
                                        reserve account, which will have
                                        subaccounts for each class and subclass
                                        of Class C Notes of a series. If
                                        specified in a supplement to this
                                        prospectus, the Issuer may establish
                                        supplemental accounts for any series,
                                        class or subclass of Notes.

                                        Each month, all distributions on the
                                        Collateral Interest and payments under
                                        any derivative agreements will be
                                        deposited into the collection account,
                                        and then reallocated to the principal
                                        funding account, the interest funding
                                        account, the Class C reserve account,
                                        any supplemental account, and to the
                                        other purposes as specified in "Deposit
                                        of Funds into the Trust Accounts" or in
                                        a supplement to this prospectus.

                                        Funds on deposit in the principal
                                        funding account and the interest
                                        funding account will be used to make
                                        payments of principal of and interest
                                        on the Notes.

                                        Amounts in the Class C reserve account
                                        will be available to holders of Class C
                                        Notes to cover shortfalls of interest
                                        payable on interest payment dates and
                                        principal payable on the applicable
                                        Legal Maturity Date. Only the holders of
                                        Class C Notes will have the benefit of
                                        the Class C reserve account.


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


                                        The Issuer will be required to fund the
                                        Class C reserve account if the finance
                                        charge collections generated by the
                                        Master Trust after payment of expenses
                                        and interest payments fall below a
                                        specified level. The Class C reserve
                                        account would be funded from monthly
                                        finance charge collections from the
                                        Collateral Interest after payment of
                                        expenses of the Indenture Trustee,
                                        required interest deposits and other
                                        payments described under "Deposit of
                                        Funds into the Trust Accounts." A
                                        supplement to this prospectus relating
                                        to Class C Notes will include provisions for funding the Class C reserve account.

SECURITY FOR THE NOTES              The Notes will be secured by collateral
                                    consisting of the Collateral Interest and by the funds on deposit in the collection account. In addition, each Note will be secured by the funds on deposit in the applicable subaccount of the principal funding account, the interest funding account, the Class C reserve account (for holders of Class C Notes only), and, if specified in a supplement to this prospectus, any applicable supplemental account and any derivative agreement.

LIMITED RECOURSE
   TO THE ISSUER                    Only the Collateral Interest, the applicable
                                    trust accounts and any applicable derivative agreement secure any class of Notes, and Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Notes.

EVENTS OF DEFAULT                   The documents that govern the terms and
                                    conditions of the Notes include a list of adverse events known as "Events of Default."
                                    Some Events of Default result in an
                                    automatic acceleration of the affected
                                    Notes, and others result in the right of the holders of affected Notes to demand acceleration after an affirmative vote by holders of 25% of the affected Notes.

                                    Events of Default include the following:

                                        o    the Issuer fails to pay interest on
                                             any Note within five business days
                                             of its due date;

                                        o    the Issuer fails to pay in full
                                             principal on any Note on its Legal
                                             Maturity Date;

                                        o    the Issuer defaults on any covenant
                                             or breaches any agreement under the
                                             Indenture, and the default or
                                             breach is materially adverse to
                                             Noteholders;


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


                                        o    the occurrence of certain events of
                                             bankruptcy, insolvency or
                                             reorganization relating to the
                                             Issuer; or

                                        o    any additional events of default
                                             specified in a supplement to this
                                             prospectus.

                                    The list above summarizes only some of the Events of Default. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Events of Default" for a description of the Events of Default and their consequences to holders of the Notes.

                                    It is not an Event of Default if the
                                    principal of a Note is not paid on its
                                    Expected Principal Payment Date.

EVENT OF DEFAULT REMEDIES           After an Event of Default and the
                                    acceleration of a series or class of Notes, funds on deposit in the principal funding account and the interest funding account with respect to that series or class will be applied to pay principal of and interest on those Notes. After an Event of Default, until the affected Notes are paid in full, principal collections and finance charge collections allocated to those Notes will be applied to make monthly principal and interest payments on those Notes until the earlier of the date those Notes are paid in full or the Legal Maturity Date of those Notes.

                                    After an Event of Default, the Indenture
                                    Trustee (acting on its own or at the
                                    direction of holders of accelerated Notes) will have a limited right to foreclose on the portion of the Collateral Interest allocable to the accelerated Notes by causing the Master Trust to issue a special investor certificate that is structured to have terms and priorities equivalent to those of the accelerated Notes. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Events of Default."

REGISTRATION, CLEARANCE
 AND SETTLEMENT                     The Notes will be registered in the name of
                                    The Depository Trust Company or its nominee, and no purchaser of Notes will be entitled to receive a definitive certificate except under limited circumstances. Owners of Notes may elect to hold their Notes through The
                                    Depository Trust Company (in the United
                                    States) or through Cedelbank, societe
                                    anonyme or the Euroclear System (in Europe).
                                    Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "The Notes--Book-Entry
                                    Notes."

ERISA ELIGIBILITY                   The Indenture permits benefit plans to
                                    purchase Notes of every class. A fiduciary of a benefit plan should consult its counsel concerning whether such a purchase is permitted by ERISA and the Internal Revenue
                                    Code.

TAX STATUS                          In the opinion of Cravath, Swaine & Moore,
                                    special tax counsel to the Issuer, for
                                    United States federal income tax purposes
                                    (1) the Notes will be treated as
                                    indebtedness and (2) the Issuer will not be an association or a publicly traded partnership taxable as a corporation. In addition, Noteholders will agree, by acquiring Notes, to treat the Notes as debt of the Banks for federal, state and local income and franchise tax purposes.

DENOMINATIONS                       The Notes will be issued in denominations of
                                    $1,000 and multiples of $1,000 in excess of that amount.

RECORD DATE                         The record date for payment of the Notes
                                    will be the last day of the month before the related payment date.

RATINGS It is a condition to the issuance of the Notes that they are rated no lower than the following rating categories by at least one nationally recognized rating agency:


                                                Note        Rating
                                               -------      ------

                                               Class A        AAA
                                               Class B         A
                                               Class C        BBB

                                    If a class of Notes has subclasses, each subclass will have the same rating requirement as the class of Notes of which it is a part.

                                    See "Risk Factors--Ratings of Notes do not guarantee timely payment of principal."


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


                                  RISK FACTORS
                                  ------------


TIMING OF PAYMENTS ON THE NOTES IS NOT CERTAIN

         The Issuer owns an interest in the credit card receivables held through Citibank Credit Card Master Trust I. This interest is evidenced by the Seller's Interest (which is not available to Noteholders) and the Collateral Interest. Distributions on the Collateral Interest will be used to make payments on the Notes.

         We do not guarantee that new credit card receivables will be created, that any credit card receivables will be added to the Master Trust or that credit card receivables will be repaid at a particular time or with a particular pattern. The Issuer's ability to make payments on the Notes would be impaired if sufficient new credit card receivables are not generated by the Banks.

         The full payment of the principal of a class of Notes on its Expected Principal Payment Date depends largely on the rate of cardholder repayments. We cannot guarantee that cardholder payments will be made at any particular rate in any future period, and customers of the Banks may pay the credit card receivables at any time either earlier or later than expected. The amount of principal collections available to pay Noteholders on any principal payment date or to make deposits into the principal funding account will depend on many factors, including:

         o    The rate of repayment; and

         o    The rate of default by cardholders.

         There is no assurance that the principal amount of a class of Notes will be paid on its Expected Principal Payment Date. If the amount of cardholder repayments is not sufficient, the principal amount of those Notes may not be paid until its Legal Maturity Date or may be partially paid or not paid at all.

         A significant decrease in the amount of credit card receivables in the Master Trust for any reason could result in an early amortization event with respect to the Collateral Interest. This would constitute an Early Redemption Event and could result in early payment of the Notes.

         If the principal amount of the Collateral Interest is reduced because of losses allocated to it in the Master Trust or because of an allocation of a portion of principal of the Collateral Interest to pay interest on a Note, payments on the Notes may be delayed or remain unpaid.

         The Master Trust pooling and servicing agreement provides that the Banks must add additional credit card receivables to the Master Trust if the total amount of principal receivables falls below specified percentages of the total invested amounts of investor certificates in the Master Trust. There is no guarantee that the Banks will have enough receivables to add. If the Banks do not make an addition of receivables within five business days after the date they are required to do so, an early amortization event will occur with respect to the Collateral Interest. This would constitute an Early Redemption Event and could result in an early payment of the Notes. See "The Master Trust--Master Trust Issuances--Early Amortization Events" and "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events."

         If the effective yield on the credit card receivables (calculated using a three-month moving average) decreases below a specified level, an early amortization event will occur with respect to the Collateral Interest. This would constitute an Early Redemption Event and could result in an early payment of the Notes. See "The Master Trust--Master Trust Issuances--Early Amortization Events" and "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events."

         A large part of the credit card receivables bear interest at the prime rate plus a margin. The Notes generally bear interest at a fixed or floating rate. A decline in the prime rate would result in lower collections of finance charge receivables, which would decrease the amount available to the Issuer to make interest payments on the Notes.


EFFECT OF SUBORDINATION ON CLASS B NOTES AND CLASS C NOTES

         Class B Notes are subordinated in right of payment of principal to Class A Notes, and Class C Notes are similarly subordinated to Class A Notes and Class B Notes.

         In general, no payment of principal on Class B Notes of a series will be made until all principal then due and payable on Class A Notes of that series has been paid in full, and no payment of principal on Class C Notes of a series will be made until all principal then due and payable on Class A Notes and Class B Notes of that series has been paid in full.

         However, if a series of Notes allows for the issuance of additional classes or subclasses of Notes in the future, payment of principal may be made on Class B Notes or on Class C Notes of that series before payment in full of each senior class of Notes of that series if the principal payment on those subordinated classes would not result in a failure to have a required minimum principal amount of subordinated Notes to support the outstanding senior Notes of that series. See "Application of Funds in the Trust Accounts to Payments on the Notes--From principal funding subaccounts."

         If there is sale of the credit card receivables owned by the Master Trust due to an Insolvency Event or a sale or repurchase of the interest represented by the Collateral Interest after a default by the servicer of the Master Trust, the net proceeds of the sale allocable to principal payments will be used first to pay amounts due to Class A Noteholders of a series, next to pay amounts due to Class B Noteholders of that series, and lastly, for amounts due to Class C Noteholders of that series. This could cause a loss to Class C Noteholders, if the amount available to them plus the amount, if any, available under their credit enhancement is not enough to pay the Class C Notes in full. It could also cause a loss to Class B Noteholders if the amount available to them plus the amount, if any, available under their credit enhancement is not enough to pay the Class B Notes in full.


REINVESTMENT RISK IN THE EVENT OF AN EARLY REDEMPTION

         If the Notes are redeemable at the Issuer's option or are otherwise subject to mandatory redemption, the Issuer may (in the case of an optional redemption) or must (in the case of a mandatory redemption) redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, if this occurs you generally will not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate as high as that of the Notes.

ADDITION OF MASTER TRUST ASSETS MAY AFFECT CREDIT QUALITY

         The assets of the Master Trust, and therefore the assets allocable to the Collateral Interest held by the Issuer, change every day. The Banks may choose to, or may be required to, add credit card receivables to the Master Trust. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for the Master Trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. We cannot guarantee that new credit card accounts will have the same credit quality as the credit card accounts currently designated for the Master Trust. If the credit quality of the assets in the Master Trust were to deteriorate, the Issuer's ability to make payments to Noteholders could be adversely affected.


CONTROL OF CERTAIN ACTIONS UNDER THE INDENTURE MAY BE LIMITED

         Under the Indenture, Noteholders holding a specified percentage of the aggregate outstanding principal amount of Notes of a series, class or subclass or all the Notes may take certain actions, or may direct the Indenture Trustee to take certain actions, including accelerating the payment of principal of the Notes or consenting to amendments relating to the Collateral Interest. In the case of votes by series or votes by holders of all of the Notes, the Class A principal amount will generally be substantially greater than the Class B or Class C principal amounts. The Class A Noteholders will therefore generally have the ability to determine whether and what actions should be taken. The Class B and Class C Noteholders will generally need the concurrence of the Class A Noteholders to cause actions to be taken.


ABILITY TO RESELL NOTES MAY BE LIMITED

         We expect that the underwriters and agents of the Notes will make a market in the Notes, but no underwriter or agent is required to do so. Even if a secondary market does develop, it may not provide Noteholders with liquidity for the Notes, and it may not continue until the maturity of the Notes. Therefore, it may be difficult for Noteholders to sell their Notes.


RATINGS OF NOTES DO NOT GUARANTEE TIMELY PAYMENT OF PRINCIPAL

         The initial rating of a Note addresses the likelihood of the payment of interest on that Note when due and the ultimate payment of principal of that Note by its Legal Maturity Date. The ratings do not address the possibility of an early payment or acceleration of a Note, which could be caused by an Early Redemption Event or an Event of Default. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events" and "--Events of Default."


         The ratings of the Notes are not a recommendation to buy, hold or sell the Notes. The ratings of the Notes may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the Notes could decrease if the ratings are lowered or withdrawn. See "Prospectus
Summary--Ratings."


ISSUANCE OF ADDITIONAL NOTES

         The Issuer expects to issue Notes from time to time. New Notes will be issued without notice to existing Noteholders, and without their consent, and may have different terms from outstanding Notes. For a description of the conditions that must be met before we can issue new

Notes, see "The Notes--New Issuances of Notes." The issuance of new Notes could adversely affect the timing and amount of payments on outstanding Notes. Also, when new Notes are issued, the voting rights of your Notes may be diluted. See "Risk Factors - Control of certain actions under the Indenture may be limited."


CHANGES IN CARD USE AND PAYMENT PATTERNS

         Changes in card use and payment patterns by cardholders result from a variety of economic, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Social factors include consumer confidence levels and the public's attitude about incurring debt and the stigma of personal bankruptcy. For some of the legal factors, see "--Certain Legal Aspects" below. The availability of incentive or other award programs may also affect cardholders' actions. We cannot predict how these or other factors will affect card use or repayment patterns and, consequently, the timing and amount of payments on the Notes.


CITIBANK (SOUTH DAKOTA)'S ABILITY TO CHANGE TERMS OF THE CREDIT CARD ACCOUNTS COULD ALTER PAYMENT PATTERNS

         The Master Trust owns the credit card receivables generated in designated credit card accounts, but Citibank (South Dakota) continues to own the accounts themselves. Citibank (South Dakota) thus has the right to determine the periodic finance charges, fees and other charges that will apply to the credit card accounts. Citibank (South Dakota) may also change the minimum monthly payment or other terms of the accounts. A decrease in the effective yield on the credit card receivables could cause an Early Redemption Event, resulting in an early payment of the Notes. Also, changes in account terms could affect payment patterns on the credit card receivables, which could cause principal on the Notes to be paid more slowly than anticipated.

         Citibank (South Dakota) has agreed generally to avoid taking actions that would

         o     reduce the portfolio yield below specified levels;

         o change the terms of the credit card accounts designated to the Master Trust, unless it is changing the terms of all similar accounts in its portfolio; or

         o decrease the finance charges on the credit card accounts designated to the Master Trust below a specified level after an early amortization event under the Master Trust pooling and servicing agreement has occurred.

         There are no other restrictions on Citibank (South Dakota)'s ability to change the terms of the credit card accounts designated to the Master Trust, and we cannot guarantee that finance charges or other fees will not be reduced.


CERTAIN LEGAL ASPECTS

Transfer of credit card receivables could be a security interest
----------------------------------------------------------------

         Although the Banks sell credit card receivables to the Master Trust, it is possible that a court could treat those sales as an assignment of collateral as security for the benefit of the holders of the investor certificates in the Master Trust, including the Collateral Interest. If the transfer of credit card receivables to the Master Trust were deemed to create a security interest under the South Dakota or Nevada Uniform Commercial Code:

         o A tax or government lien on property of the Banks arising before the credit card receivables came into existence may have priority over the Master Trust's interest, and therefore over the Issuer's interest, in the receivables.

         o If the FDIC were appointed receiver of one of the Banks, its administrative expenses may also have priority over the Master Trust's interest, and therefore the Issuer's interest, in the receivables.


Insolvency or bankruptcy of the Banks could adversely affect Noteholders
------------------------------------------------------------------------

         If the FDIC were appointed a conservator or receiver for either of the Banks, then an early amortization event would occur under the Master Trust pooling and servicing agreement thus causing an Early Redemption Event for the Notes. Under the terms of the Master Trust pooling and servicing agreement, no new principal receivables would be transferred to the Master Trust and the Master Trust Trustee would sell the credit card receivables (unless holders of more than 50% of the unpaid principal amount of investor certificates of each class of each series, including the Collateral Interest, the Banks (other than the insolvent Bank), and each other holder, if any, of an interest in the Master Trust, give the Master Trust Trustee other instructions). In that event

         o     the Master Trust would terminate;

         o an early amortization event would occur with respect to the Collateral Interest thus causing an early payment of the Notes; and

         o Noteholders would have a loss if proceeds from the sale of the credit card receivables allocable to the Collateral Interest are insufficient to pay the Noteholders in full.

However, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, gives the FDIC powers when it is acting as receiver or conservator for a bank, including the power

         o to prevent the start of an early amortization period under the Master Trust pooling and servicing agreement, thereby preventing the termination of the Master Trust and a possible early payment of the Notes;

         o to continue to require the Banks to transfer new principal receivables to the Master Trust; and

         o to prevent the early sale, liquidation or disposition of the credit card receivables in the Master Trust.

In addition, if Citibank (South Dakota) defaults on its obligations as servicer under the Master Trust pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the Master Trust Trustee or the Master Trust certificate holders from appointing a new servicer under the pooling and servicing agreement.

         We believe that the FDIC, acting as a receiver or conservator of one of the Banks, would not interfere with the continued transfer and liquidation of credit card receivables between that Bank and the Master Trust, as long as

         o the Bank's transfer of the receivables to the Master Trust is the grant of a valid security interest in the receivables to the Master Trust;

         o the security interest is validly perfected before the Bank's insolvency and was neither taken in contemplation of the Bank's insolvency nor with the intent to hinder, delay or defraud the Bank or its creditors; and

         o the Master Trust pooling and servicing agreement is continuously an official record of the Bank and represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business.

The FDIC could, however, assert a contrary position, and

         o avoid the Master Trust's security interest in the credit card receivables;

         o require the Master Trust Trustee to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables in the Master Trust;

         o     request a stay of proceedings with respect to the insolvent Bank;
               or

         o repudiate the Master Trust pooling and servicing agreement and limit the Master Trust's resulting claim to "actual direct compensatory damages" measured as of the date of receivership.

If the FDIC were to take any of those actions, payments of outstanding principal and interest on the Notes could be delayed and possibly reduced.


Consumer protection laws
------------------------

         The credit card industry is extensively regulated by federal, state and local consumer protection laws. The most significant federal laws are

         o     the Federal Truth-in-Lending Act;

         o     the Equal Credit Opportunity Act;

         o     the Fair Credit Reporting Act; and

         o     the Fair Debt Collection Practices Act.

These laws affect how loans are made, enforced and collected. The United States Congress and the states may pass new laws, or may amend existing laws, to regulate further the credit card industry or to reduce finance charges or other fees applicable to credit card accounts. This could make collection of credit card receivables more difficult, and could decrease the amount of finance charge receivables collected by the Master Trust and thus available for interest payments on the Notes.

         In recent years, interest rates charged by credit card issuers have come under increased scrutiny by consumer groups and lawmakers. Changes in applicable laws could add limitations on the finance charges and other fees related to the credit card accounts. For example, if an interest rate cap were imposed by law at a level substantially lower than the annual percentage rates currently charged on the credit card accounts, the decrease in finance charge collections could result in an early amortization event with respect to the Collateral Interest and a possible early payment of the Notes.

         The Banks make representations and warranties about their compliance with applicable laws and regulations, and about the validity and enforceability of the credit card receivables and the accounts. These representations and warranties are not made to the Noteholders. If the credit card receivables do not comply with applicable law in all material respects, the Issuer's interest in the receivables will be reassigned to the Banks, and the Noteholders will have no other remedy. A breach of the representations and warranties by the Banks relating to the credit card receivables and accounts generally results in the Seller's Interest being reduced by the amount of the reassigned receivables. However, a breach of some representations and warranties results in the Banks paying a reassignment price for the receivables generally equal to the aggregate invested amount of all series of investor certificates, including the Collateral Interest, issued by the Master Trust, plus accrued and unpaid interest on those certificates. See "The Master Trust--Master Trust Assets." A breach of these representations and warranties could result in a possible early payment of the Notes.


Competition in credit card industry
-----------------------------------

         The credit card industry is very competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers for credit cards. Through advertising, target marketing, pricing competition and incentive programs, credit card issuers compete to attract and retain customers. The Banks and other credit card issuers may offer cards with lower fees and/or finance charges than the credit card accounts that have been designated as part of the Master Trust. Also, the Banks may solicit existing cardholders to open other accounts with benefits not available under the designated accounts. If cardholders choose to use competing sources of credit, the rate at which new credit card receivables are generated may be reduced and the pattern of payments may be affected. If the credit card receivables decline significantly, the Banks may be required to add additional accounts to the Master Trust, or an early amortization event with respect to the Collateral Interest could occur and the Notes could be paid early.

         In October 1998, the U.S. Justice Department sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Southern District of New York. The suit asserts that joint control of both the MasterCard and VISA associations by the same group of banks lessens competition and therefore violates the antitrust laws. The government contends that banks should not be permitted to participate in the governance of both associations. The government is also challenging the rules of the associations that restrict banks from issuing American Express or Discover cards. MasterCard and VISA have both stated that they believe the suit to be without merit, and have denied the allegations. However, we cannot predict the outcome of the litigation, or its effect on the competitive environment in the credit card industry.


Remedies upon default may be limited
------------------------------------

         If an Event of Default under the Notes occurs, under certain limited circumstances a Noteholder will have the right to foreclose upon the portion of the Collateral Interest that secures his Note and effectively exchange the Note for an investor certificate representing a direct interest in the share of the assets of the Master Trust allocable to that Note. There is no public market for that certificate, and no public market is likely to develop. Also, that certificate will be entitled only to payments of principal and finance charge collections to the same extent and priority as those Noteholders would have had under the Note. Therefore, if a Noteholder obtains such an investor certificate through a foreclosure, that Noteholder will not receive payments of principal or interest earlier than it would have under its Note. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Events of Default."




                    WHERE YOU CAN FIND ADDITIONAL INFORMATION
                    -----------------------------------------


         As required by the Securities Act of 1933 we filed a registration statement relating to the securities described in this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, but the registration statement includes additional information.

         We will file all required annual, monthly and special reports and other information with the SEC that you may read and copy at the SEC's Public Reference Room in Washington, D.C. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Rooms. These filings are also available to the public on the SEC's Internet website
(http://www.sec.gov).

         The SEC allows us to "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any supplement to this prospectus. We incorporate by reference in this prospectus any future annual, monthly and special reports or proxy materials that we file with the SEC before the termination of the offering of the securities described in this prospectus.

         You may request a copy of these SEC filings, at no cost, by writing or telephoning the Issuer at the following address:

         Citibank Credit Card Issuance Trust

         ----------

         ----------

         You should rely only on the information in this prospectus and any supplement to this prospectus. We have not authorized anyone to provide you with any other information.

         The information in this prospectus and any supplement to this prospectus is correct only as of the date of each document.




                                   THE ISSUER
                                   ----------


         Citibank Credit Card Issuance Trust is a statutory business trust formed in the State of Delaware on _______, 1999. It is operated pursuant to a trust agreement among Citibank (South

Dakota), Citibank (Nevada) and ________________, as trustee. We refer to Citibank Credit Card Issuance Trust as the "Issuer" and ____________________ in its capacity as trustee of the Issuer as the "Issuer Trustee."

         The Issuer exists for the exclusive purposes of acquiring and holding trust assets and the proceeds of those assets, issuing and making payments on the Notes, and related activities.

         The Issuer does not have any officers or directors. Its manager is Citibank (South Dakota). As manager of the Issuer, Citibank (South Dakota) will generally direct the actions to be taken by the Issuer.

         The assets of the Issuer consist primarily of the Collateral Interest, derivative agreements, the trust accounts and the Seller's Interest. Only the Collateral Interest, the derivative agreements and the trust accounts provide funds for the payment of the Notes and are pledged as security for the Notes. See "Sources of Funds to Pay the Notes--Security for the Notes; Limited recourse to the Issuer."

         The principal place of business of the Issuer is located at ________________, Wilmington, Delaware 19801. Its phone number is
__________________.

         The principal executive office of the Issuer Trustee is located at ________________, Wilmington, Delaware 19801. Its phone number is
__________________.


OWNERS

         Citibank (South Dakota), N.A. and Citibank (Nevada), National Association are the sole owners of the beneficial interests in the Issuer. We refer to Citibank (South Dakota) and Citibank (Nevada) as the "Banks."

         Citibank (South Dakota) is a national banking association and an indirect wholly owned subsidiary of Citigroup Inc. It was formed in 1981 and conducts nationwide consumer lending programs, primarily credit card-related activities. Citibank (South Dakota) is the nation's largest bank credit card issuer. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117. Its telephone number is (605) 331-2626.

         Citibank (Nevada) is a national banking association and an indirect wholly owned subsidiary of Citigroup Inc. It was formed in 1985 and conducts a retail banking business in the Las Vegas, Nevada area and services credit card accounts for some of its affiliates. The principal executive office of Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163. Its telephone number is (702) 797-4444.




                                 USE OF PROCEEDS
                                 ---------------


         The Issuer will use the net proceeds from the sale of a class of Notes to make a distribution to the Banks.

                                    THE NOTES
                                    ---------


         We will use this prospectus to offer our secured debt securities. We refer to the secured debt securities offered by this prospectus as the "Class A Notes," the "Class B Notes" or the "Class C Notes" and together, unless the context otherwise requires, as the "Notes."

         The Notes will be issued pursuant to an indenture dated as of ____________ __, 1999 between the Issuer and ________________________, as trustee. We refer to this indenture, as supplemented or amended from time to time, as the "Indenture" and _____________ in its capacity as trustee under the Indenture as the "Indenture Trustee." The Indenture does not limit the aggregate principal amount of Notes that we may issue.

         The Notes will be issued in series. Each series of Notes will consist of Class A Notes, Class B Notes and Class C Notes. Each class of Notes may have subclasses, if we so specify in a supplement to this prospectus. Whenever we refer to a "class" of Notes it also includes all subclasses of that Note, unless the context otherwise requires.

         We may issue Class A Notes, Class B Notes and Class C Notes of a series at the same time or at different times, but no Class A Notes or Class B Notes of a series may be issued unless sufficient subordinated Class B Notes and/or Class C Notes of that series have previously been issued and are outstanding. If and to the extent specified in a supplement to this prospectus, the Notes of a series may be included in a group of series for purposes of reallocations of principal and/or interest payments.

         We may offer securities denominated in any foreign currency. We will provide the specific terms of any security denominated in a foreign currency at the time of its offering in a supplement to this prospectus.

         If we specify in a supplement to this prospectus, the Noteholders of a particular class will have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement for the exclusive benefit of that class. Any such derivative agreement and the financial institution that provides it will be described in the applicable supplement.

         We will pay principal of and interest on a class of Notes solely from the portion of finance charge collections and principal collections under the Collateral Interest which are allocated to that class of Notes, amounts in any trust account relating to that class of Notes, and amounts received under any derivative agreement relating to that class of Notes. If those sources are not sufficient to pay the Notes, the Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Notes.

         We will include the following terms of the Notes in a supplement to this prospectus:

         o the series designation and, if the series will be part of a group of series for purposes of reallocations of principal and/or interest payments, the manner and extent to which each series in the group will be subject to reallocations;

         o the principal amount of the Notes and whether they are Class A Notes, Class B Notes or Class C Notes or a subclass of any of those classes;

         o if applicable, the maximum aggregate amount of principal of subordinated Notes in the series that may be applied to payments on the Notes being issued in the applicable supplement to this prospectus;

         o the currency of payment of principal of and interest on the Notes, if other than U.S. dollars;

         o     the price at which the Notes will be issued;

         o the Expected Principal Payment Date and Legal Maturity Date of the Notes;

         o the times at which the Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

         o the rate per annum at which the Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

         o     the interest payment dates for the Notes;

         o     whether or not the Notes will be listed on any stock exchange;

         o any additional Events of Default or Early Redemption Events for the Notes; and

         o any other terms of the Notes consistent with the provisions of the Indenture.

         The terms of Notes to be issued will not be subject to prior review by, or consent of, holders of Notes of any outstanding class or series.


INTEREST

         Each Note, except a zero-coupon Note, will bear interest at either a fixed rate or a variable rate. For each issuance of fixed rate Notes, we will designate in a supplement to this prospectus the fixed rate of interest at which interest will accrue on that Note. Variable interest rates will be based on the interest rate index or other formula specified in a supplement to this prospectus. We refer to a Note that bears interest at a fixed rate as a "fixed rate Note" and a Note that bears interest at a variable rate as a "floating rate Note." Zero-coupon Notes will be issued at a price lower than the principal amount payable on that Note's Expected Principal Payment Date. Until the Expected Principal Payment Date for a zero-coupon Note, accreted interest will be capitalized as part of the principal of the Note and reinvested in the Collateral Interest.

         Each payment of interest on a Note will include all interest accrued from the preceding interest payment date (or from the issuance date, for the first interest period) through the day preceding the current interest payment date, or such other period as may be specified in a supplement to this prospectus. We refer to each period during which interest accrues as an "interest period." Interest on a Note will be due and payable on each interest payment date.

         If interest on a Note is not paid within five business days after it is due an Event of Default will occur with respect to that Note. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Events of Default."


PRINCIPAL

         The timing of payment of principal on a Note will be specified in a supplement to this prospectus.

         The Issuer expects to pay the principal of each Note in one payment on its Expected Principal Payment Date, and is obligated to do so if funds are available for that purpose.

         Principal of a Note may be paid earlier than its Expected Principal Payment Date if an Early Redemption Event occurs. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events."

         If the principal of a Note is not paid in full on its Legal Maturity Date an Event of Default will occur with respect to that Note. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Events of Default."

         See "Risk Factors--Timing of payments on the Notes is not certain" for a discussion of factors that may affect the timing of principal payments on the Notes.


SUBORDINATION OF PRINCIPAL

         Principal payments on Class B Notes and Class C Notes of a series are subordinated to payments on Class A Notes of that series. Subordination of Class B Notes and Class C Notes provides credit enhancement for Class A Notes. In general, no principal payments will be made on Class B Notes or Class C Notes of a series until all principal then due and payable on the Class A Notes of that series has been paid in full.

         Principal payments on Class C Notes of a series are subordinated to payments on Class A Notes and Class B Notes of that series. Subordination of Class C Notes provides credit enhancement for the Class A Notes and Class B Notes. In general, no principal payments will be made on Class C Notes of a series until all principal then due and payable on the Class A Notes and Class B Notes of that series has been paid in full.

         However, if a series of Notes allows for the issuance of additional classes or subclasses of Notes in the future, payment of principal may be made on Class B Notes or on Class C Notes of that series before payment in full of each senior class of Notes of that series if the principal payment on those subordinated classes would not result in a failure to have a required minimum principal amount of subordinated Notes to support the outstanding senior Notes of that series. See "Application of Funds in the Trust Accounts to Payments on the Notes--From principal funding subaccounts."

         The payment of accrued interest on a class of Notes of a series is not senior to or subordinated to payment of interest on any other class of Notes of that series. However, in the case of a zero-coupon Note, the accreted principal of that Note corresponding to capitalized interest will be subordinated to the same extent that principal is subordinated.

REDEMPTION AND EARLY REDEMPTION OF NOTES

         If we so specify in a supplement to this prospectus we may, at our option, redeem the Notes of any class before its Expected Principal Payment Date. The supplement will indicate at what times we may exercise that right of redemption and if such redemption may be made in whole or in part as well as any other terms of the redemption. We will give notice to holders of the affected Notes before any optional redemption date.

         If we so specify in a supplement to this prospectus a Noteholder may, at its option, require the Issuer to redeem Notes before the Expected Principal Payment Date. The supplement will indicate at what times a Noteholder may exercise that right of redemption and if such redemption may be made in whole or in part as well as any other terms of the redemption.

         Each class of Notes will be subject to mandatory redemption on its Expected Principal Payment Date which, in general, is [two years] before its Legal Maturity Date.

         In addition, if an Early Redemption Event occurs, we will be required to redeem each class of affected Notes before its Expected Principal Payment Date, to the extent that funds are available. We will give notice to holders of the affected Notes before an early redemption date. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events" for a description of the Early Redemption Events and their consequences to holders of Notes.

         Whenever the Issuer is required to redeem Notes, it will do so only if funds are available under the Collateral Interest, in the applicable principal funding account or under any applicable derivative agreement. A Noteholder will have no claim against the Issuer if the Issuer fails to make a required redemption of Notes because no funds are available for that purpose, and such failure to redeem will not be an Event of Default.


NEW ISSUANCES OF NOTES

         The Issuer may issue new series of Notes, so long as the conditions of issuance are met. These conditions include:

         o on or before the third business day before a new issuance of Notes, the Issuer gives the Indenture Trustee and the rating agencies written notice of the issuance;

         o the Issuer has delivered to the Indenture Trustee a certificate that the Issuer reasonably believes that the new issuance will not at the time of its occurrence or at a future date (1) cause an Early Redemption Event or (2) adversely affect the amount or timing of payments to holders of Notes of any series;

         o the Issuer has delivered to the Indenture Trustee and the rating agencies an opinion of counsel that for federal and Delaware income and franchise tax purposes (1) following the new issuance the Issuer will not be an association (or publicly traded partnership) taxable as a corporation, (2) the new Notes will be properly characterized as debt and (3) the new issuance will not adversely affect the characterization of the Notes of any other series or class as debt and will not cause a taxable event to holders of any such Notes;

         o in the case of an issuance of floating rate Notes, the spread over the interest rate determined by the interest rate index for those Notes will not be greater than ___% per annum;

         o at the time of the new issuance, the ratings condition described in the "Prospectus Summary" is satisfied;

         o no early amortization event with respect to the Collateral Interest has occurred and is continuing as of the date of the new issuance;

         o the invested amount of the Collateral Interest is increased by an amount equal to the principal amount of the Notes issued in the new issuance, or in the case of zero-coupon Notes, an amount generally equal to its issue price; and

         o any other conditions specified in any supplement to this prospectus are satisfied.

         The Issuer may also issue additional classes or subclasses of Notes of currently outstanding series, so long as the conditions of issuance are met. These conditions include:

         o on or before the third business day before a new issuance of Notes, the Issuer gives the Indenture Trustee and the rating agencies notice of the new issuance;

         o the Issuer delivers to the Indenture Trustee and the rating agencies a certificate that the new issuance is in compliance with the issuance parameters agreed to by the rating agencies and that the new issuance will not at the time of its occurrence or at a future date (1) cause an Early Redemption Event or (2) adversely affect the amount or timing of payments to holders of Notes of any series;

         o in the case of an issuance of a subclass of Class A Notes, after giving effect to this issuance the aggregate principal amount of the Class B Notes and Class C Notes available to support the newly-issued subclass of Class A Notes will not be less than ___% of the initial principal amount of the newly-issued subclass of Class A Notes (or such other percentage as may be permitted by the rating agencies);

         o in the case of an issuance of a subclass of Class B Notes, after giving effect to this issuance the aggregate principal amount of the Class C Notes available to support the newly-issued subclass of Class B Notes will not be less than ___% of the initial principal amount of the newly-issued subclass of Class B Notes (or such other percentage as may be permitted by the rating agencies);

         o in the case of an issuance of a subclass of floating rate Notes, the spread over the interest rate determined by the interest rate index for those Notes will not be greater than ___% per annum;

         o if the initial principal amount (or face amount, in the case of zero-coupon Notes) of the newly-issued Notes equals or exceeds $250 million, the Issuer delivers to the Indenture Trustee and the rating agencies an opinion of counsel that for federal and Delaware income and franchise tax purposes (1) following the new issuance the Issuer will not be an association (or publicly traded partnership) taxable as a corporation, (2) the new Notes will be properly characterized as debt and (3) the new issuance will not adversely affect the characterization of the Notes of any other series or class as debt and will not cause a taxable event to holders of any such Notes;

         o at the time of the new issuance, the ratings condition described in the "Prospectus Summary" is satisfied;

         o no early amortization event with respect to the Collateral Interest has occurred and is continuing as of the date of the new issuance;

         o the invested amount of Collateral Interest is increased by an amount equal to the principal amount of the Notes issued in the new issuance, or in the case of zero-coupon Notes, an amount generally equal to its issue price; and

         o any other conditions specified in any supplement to this prospectus are satisfied.

         The Issuer and the Indenture Trustee are not required to obtain the consent of any Noteholder of any outstanding series or class to issue any additional Notes.


PAYMENTS ON NOTES; PAYING AGENT

         The Notes will be issued in book-entry form and payments of principal and interest on the Notes will be made in U.S. dollars as described below under "--Book-Entry Notes" unless the Notes are denominated in a foreign currency.

         The Issuer and the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee, will treat the registered holder of any Note as the absolute owner of such Note (whether or not such Note is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

         The Issuer will make payments on a Note to the registered holder of the Note at the close of business on the record date established for the related payment date.

         The Issuer has designated the corporate trust office of Citibank, N.A., in New York City as its paying agent for the Notes of each series. The Issuer will identify any other agents appointed to serve as paying agents on Notes of a series or class in a supplement to this prospectus. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the Issuer will be required to maintain a paying agent in each place of payment for a series or class of Notes.

         After notice by publication, all funds paid by the Issuer to a paying agent for the payment of the principal of or interest on any Note of any series which remain unclaimed at the end of two years after such principal or interest becomes due and payable will be repaid to the Issuer. After funds are repaid to the Issuer, the holder of that Note may look only to the Issuer for payment of such principal or interest.


DENOMINATIONS

         We will issue the Notes in denominations of $1,000 and multiples of $1,000 in excess of that amount.


RECORD DATE

         The record date for payment of the Notes will be the last day of the month before the related payment date.


GOVERNING LAW

         The laws of the State of New York will govern the Notes, the Indenture and any supplemental indenture.


FORM, EXCHANGE, AND REGISTRATION AND TRANSFER OF NOTES

         We will issue Notes in registered form. The Notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depositary, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "Book-Entry Notes" below.

         A holder of Notes may exchange those Notes for other Notes of the same class of any authorized denominations and of the same aggregate principal amount and tenor.

         Any holder of a Note may present that Note for registration of transfer (with the form of transfer properly executed), at the office of the security registrar or at the office of any transfer agent that the Issuer designates. Holders of Notes will not be charged any service charge for the exchange or transfer of their Notes. Holders of Notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the Indenture before the transfer or exchange will be completed. The security registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

         The Issuer has appointed Citibank, N.A. as the security registrar. The Issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the Issuer will be required to maintain a transfer agent in each place of payment for a class of Notes. The Issuer may at any time designate additional transfer agents for any series or class of Notes.

REPLACEMENT OF NOTES

         The Issuer will replace at the expense of the holder any mutilated Note, upon surrender of that Note to the Indenture Trustee. The Issuer will replace at the expense of the holder any Notes that are destroyed, lost or stolen upon delivery to the Indenture Trustee of evidence of the destruction, loss or theft of those Notes satisfactory to the Issuer and the Indenture Trustee. In the case of a destroyed, lost or stolen Note, the Issuer and the Indenture Trustee may require the holder of the Note to provide an indemnity satisfactory to the Indenture Trustee and the Issuer before a replacement Note will be issued.


ACQUISITION AND CANCELLATION OF NOTES

         The Issuer, the Banks and their affiliates may acquire Notes in the open market or otherwise.

         The Issuer, the Banks and their affiliates may cause the Notes acquired by them to be cancelled and Notes so cancelled will no longer be outstanding. However, the cancellation of Notes is subject to the following limitations:

         o if a series of Notes allows for the issuance of additional classes or subclasses of Notes in the future, no Class B Notes or Class C Notes of that series may be cancelled if, after giving effect to such cancellation, the minimum required subordinated amount for the Class A Notes and/or Class B Notes of that series will not be satisfied.

         o for all other series of Notes, no Class B Notes or Class C Notes of that series may be cancelled so long as any senior class of Notes of that series is still outstanding.


BOOK-ENTRY NOTES

         The Notes will be in book-entry form. This means that, except under the limited circumstances described below, purchasers of the Notes will not be entitled to have the Notes registered in their names and will not be entitled to receive physical delivery of the Notes in definitive (paper) form. Instead, upon issuance, all the Notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

         Each global note will be deposited with a securities depositary named The Depository Trust Company ("DTC") and will be registered in the name of DTC's nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the Notes and will be considered the sole representative of the beneficial owners of Notes for purposes of the Indenture.

         The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system (which is also the system through which most publicly traded common stock is held) is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their Notes in definitive form. These laws may impair the ability to transfer book-entry notes.

         Purchasers of Notes in the United States can hold interests in the global notes only through DTC, if they are participants in such system. Purchasers may also hold interests indirectly through a securities intermediary
- such as banks, brokerage houses and other institutions that maintain securities accounts for customers -- that have an account with DTC or its nominee ("participants"). Purchasers of Notes in Europe can hold interests in the global notes only through Cedelbank, societe anonyme, or through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear system, if they are participants in such systems or indirectly through organizations that are participants in such systems.

         Because DTC will be the only registered owner of the global notes, Cedelbank and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Citibank, N.A. will act as U.S. depositary for Cedelbank, and The Chase Manhattan Bank will act as U.S. depositary for Euroclear.

         As long as the Notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing

         o the ownership interests of its participants (including the U.S. depositaries); and

         o     all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing

         o the ownership interests of their customers (including indirect participants) that hold the Notes through such participants; and

         o     all transfers between such persons.

Thus, each beneficial owner of a book-entry note will hold its Note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

         The Issuer, the Indenture Trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. The Issuer, the Indenture Trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

         Until definitive (paper) notes are issued to the beneficial owners as described below, all references to "holders" of Notes shall mean DTC. The Issuer, the Indenture Trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the Notes for all purposes.

         Beneficial owners of book-entry notes should realize that the Issuer will make all distributions of principal and interest on their Notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the Notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the Indenture Trustee to the beneficial owners through the chain of intermediaries.

         Similarly, the Indenture Trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of Notes under the Indenture, each person owning a beneficial interest in the Notes must rely on the procedures of DTC and, in some cases, Cedelbank or Euroclear. If the beneficial owner is not a participant in such system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the Issuer that it will take actions under the Indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

         Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

         Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their Notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.


The Depository Trust Company
----------------------------

         DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

         DTC's management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform its services is also dependent upon other parties, including issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers. DTC has informed the industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

         o impress upon them the importance of such services being Year 2000 compliant; and

         o determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services.

In addition, DTC is in the process of developing such contingency plans as it deems appropriate.


Cedelbank
---------

         Cedelbank is registered as a bank in Luxembourg and is subject to regulation by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Cedelbank and Euroclear. Cedelbank currently accepts over 110,000 securities issues on its books.

         Cedelbank's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedelbank's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Cedelbank is available to other institutions that clear through or maintain a custodial relationship with an account holder of Cedelbank.


Euroclear System
----------------

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear Operator is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the

Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The foregoing information about DTC, Cedelbank and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.


Distributions on Book-Entry Notes
---------------------------------

         The Issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the Issuer's paying agent, Citibank, N.A., at the office of the paying agent in New York City that the Issuer designates for that purpose.

         In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

         Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

         Distributions on book-entry notes held beneficially through Cedelbank will be credited to cash accounts of Cedelbank participants in accordance with its rules and procedures, to the extent received by its U.S. depositary.

         Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depositary.

         In the event definitive Notes are issued, distributions of principal and interest on definitive Notes will be made by the Issuer directly to the holders of the definitive Notes in whose names the definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures.
-------------------------------------------

         Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Cedelbank participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedelbank and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositaries. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to DTC.

         Because of time-zone differences, credits of Notes received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Cedelbank participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of Notes by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


Definitive Notes
----------------

         Beneficial owners of book-entry notes may exchange those notes for definitive (paper) notes registered in their name only if:

         o DTC it is unwilling or unable to continue as depository for such global note and the Issuer or the Indenture Trustee is unable to find a qualified replacement for DTC;

         o the Issuer, in its sole discretion, elects to terminate the book-entry system through DTC; or

         o any Event of Default has occurred with respect to those book-entry notes, and beneficial owners evidencing not less than 50% of the unpaid principal amount of the Notes of that class advise the Indenture Trustee and DTC that the continuation of a book entry system is no longer in the best interests of those beneficial owners.

         If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the Notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the Notes under the Indenture.




                        SOURCES OF FUNDS TO PAY THE NOTES
                        ---------------------------------


THE COLLATERAL INTEREST

         The primary source of funds for the payment of principal of and interest on the Notes is the Collateral Interest issued to the Issuer by the Master Trust. For a description of the Master Trust and its assets, see "The Master Trust."

         In connection with the formation of the Issuer, the Banks transferred their undivided interest in the Master Trust (referred to as the "Seller's Interest") in exchange for all of the beneficial interests in the Issuer. The Issuer, as owner of the Seller's Interest in the Master Trust, then caused the Master Trust to issue the Collateral Interest to the Issuer, which reduced the amount of the Seller's Interest. The Seller's Interest held by the Issuer represents the economic interest in the Master Trust remaining after subtracting from the aggregate economic interests in the Master Trust the interests represented by the Collateral Interest and all other investor certificates issued by the Master Trust. Distributions allocated to the Seller's Interest are not available to pay principal of or interest on the Notes.

         The Collateral Interest represents an undivided interest in the assets of the Master Trust. The assets of the Master Trust consist primarily of credit card receivables arising in selected MasterCard and VISA(1) revolving credit card accounts, which have been transferred by the Banks. The amount of credit card receivables in the Master Trust will fluctuate from day to day as new receivables are generated or added to or removed from the Master Trust and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

         The Collateral Interest has a fluctuating invested amount, representing the investment of that interest in credit card receivables, equal to

         o     the aggregate principal amount of the Notes outstanding, minus

         o unreimbursed losses on the credit card receivables allocated to the Collateral Interest, minus


--------
(1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

         o the amount of principal collections on the Collateral Interest that are applied to pay interest on the Notes, minus

         o the aggregate amount on deposit in the principal funding account for the outstanding Notes.

         Unlike most series of certificates issued by the Master Trust, the series represented by the Collateral Interest has not been structured as a security -- it has no specified interest rate or maturity. However, the Issuer, as holder of the Collateral Interest, is entitled to receive its allocable share of cash collections from two kinds of credit card receivables payable to the Master Trust: finance charge receivables and principal receivables.

         Finance charge receivables are all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, Interchange (which is described below) and some other fees designated by the Banks. Principal receivables are all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the credit card accounts. Recoveries of charged-off receivables are credited to the category from which they were charged off. "Interchange" consists of fees received by Citibank (South Dakota), as a credit card-issuing bank, from MasterCard International and VISA as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Interchange varies from approximately 1% to 2% of the transaction amount, but these amounts may be changed by MasterCard International or VISA.

         In general, the allocable share of collections of finance charge receivables and principal receivables available to the Collateral Interest, to other series of investor certificates issued by the Master Trust and to the Seller's Interest is determined as follows:

         o first, collections of finance charge receivables and collections of principal receivables are allocated among the different series of certificates issued by the Master Trust, including the Collateral Interest, pro rata, based on the invested amount of each series; and

         o second, following such allocation to each series, collections of finance charge receivables and principal receivables are further allocated between the investors in the series and the Sellers' Interest on a similar basis.

         In general, the invested amount of each other series of certificates issued by the Master Trust will equal the stated dollar amount of participation certificates issued to investors in that series less unreimbursed losses allocated to those investors, principal payments made to those investors and deposits made to any principal funding account for the series. The Seller's Interest represents the interest in the Master Trust not represented by any series of investor certificates.

         There is an exception to the pro rata allocations described above. In the Master Trust, when an investor's investment in principal receivables begins to amortize, a special allocation procedure is followed. In this case, collections of principal receivables continue to be allocated between investors in the series and the Seller's Interest as if the invested amount of the series had not been reduced by principal receivable collections deposited to a principal funding account or paid to investors. Allocations of principal receivables collections between the investors in a series and the Seller's Interest is based on the invested amount of the series "fixed" at the time immediately prior to the first deposit of principal receivable collections into a principal funding account or the time immediately prior to the first payment of principal receivable collections to investors. Distributions of ongoing collections of finance charge receivables, however, are not allocated on such a fixed basis.

         Servicing fees and losses on principal receivables in the Master Trust (arising from failure of cardholders to pay, charge-offs or otherwise) are allocated among series and between investors in each series and the Seller's Interest generally in the same manner as finance charge collections.

         Each month, the Master Trust will allocate the servicing fee and losses as well as collections of finance charge receivables and principal receivables to the investor certificates outstanding under the Master Trust, including the Collateral Interest. The Master Trust deducts the Collateral Interest's share of the servicing fee from its share of the collections of finance charge receivables, and deducts the Collateral Interest's share of losses from its share of collections of finance charge receivables and/or principal receivables. The servicing fee is described under "The Master Trust--The Servicer."

         Allocations of losses, servicing fees and collections of finance charge receivables and principal receivables are made pro rata based on the invested amount of each investor certificate under the Master Trust, including the Collateral Interest. For example, if the invested amount of the Collateral Interest is 100, the invested amounts of the other investor certificates are 200 and the Seller's Interest is 200, the Collateral Interest is entitled, in general, to 1/5 (100/500) of the cash received each month.

         If collections of principal receivables allocated to the Collateral Interest are needed to pay the Notes or to make a deposit into the trust accounts within a month, they will be deposited into the Issuer's collection account. Otherwise, collections of principal receivables allocated to the Collateral Interest will be reallocated to other series of investor certificates which have principal collection shortfalls, or reinvested in the Master Trust to maintain the invested amount of the Collateral Interest. If the Collateral Interest has a principal collection shortfall, but other series of investor certificates have excess principal collections, a portion of the other excess principal collections allocated to other series of investor certificates will be reallocated to the Collateral Interest and deposited into the collection account.

         All collections of finance charge receivables allocated to the Collateral Interest are deposited every month into the Issuer's collection account. Finance charge receivables allocated to the Collateral Interest are not shared with or reallocated to any other series of investor certificates issued by the Master Trust.


DERIVATIVE AGREEMENTS

         Some Notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, caps, collars, guaranteed investment contracts or other similar agreements with various counterparties (which may include Citibank (South Dakota) or Citibank (Nevada)) to manage interest rate or currency risk relating to the Notes. In general, the Issuer will receive payments from counterparties to the derivative agreements in exchange for the Issuer's payments to them, to the extent required under the derivative agreements. The specific terms of each derivative agreement and a description of each counterparty will be included in the applicable supplement to the prospectus for those Notes. We refer to the agreements described in this paragraph as the "Derivative Agreements."


THE TRUST ACCOUNTS

         The Issuer has established a collection account for the purpose of receiving payments of finance charge collections and principal collections from the Master Trust payable under the Collateral Interest and payments under any Derivative Agreements.

         The Issuer has also established a principal funding account and interest funding account, which will have subaccounts for each class and subclass of Notes of a series, and a Class C reserve account, which will have subaccounts for each class and subclass of Class C Notes of a series. If specified in a supplement to this prospectus, the Issuer may establish supplemental accounts for any series, class or subclass of Notes.

         Each month, all distributions on the Collateral Interest and payments under any Derivative Agreements will be deposited into the collection account, and then reallocated to the principal funding account, the interest funding account, the Class C reserve account, any supplemental account, and to the other purposes as specified in "Deposit of Funds into the Trust Accounts" or in a supplement to this prospectus. However, for so long as Citibank (South Dakota) is the manager of the Issuer and Citibank (South Dakota) maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by the rating agencies, Citibank (South Dakota) may comingle funds received from the Collateral Interest until the business day before the payment date of a class of Notes, instead of immediately depositing those funds into the accounts.

         Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Notes. Payments of principal of and interest on the Notes will be made from funds on deposit in the accounts when the payments are due, either in the month when the funds are deposited into the accounts, or in later months (for example, if principal must be accumulated for payment at a later date, or if interest is payable quarterly, semiannually or at another interval less frequently than monthly). Amounts remaining in the principal funding account and the interest funding account established for a particular Note after making a scheduled payment of principal of or interest on that Note will, in general, be paid to the Issuer for distribution to the Banks.

         If the Issuer anticipates that the amount of principal collections that will be deposited into the collection account in a particular month will not be enough to pay all of the principal of a Note that has an Expected Principal Payment Date in that month, the Issuer may begin to withdraw funds from the collection account in months before the Expected Principal Payment Date and deposit those funds into the principal funding subaccount established for that Note to be held until the Expected Principal Payment Date of that Note. To the extent reinvestment earnings on the amount deposited in the principal funding subaccount are not sufficient to pay Noteholders the amount of interest they are entitled to, additional cash will be deposited in the interest funding subaccount (or earlier in a separate account if required) from distributions on the Collateral Interest to the extent of the shortfall.

         If interest on a Note is not scheduled to be paid every month (for example, if interest on that Note is payable quarterly, semiannually or at another interval less frequently than monthly), the Issuer will withdraw a portion of funds from the collection account in months in which no interest payment is due and deposit those funds into the interest funding subaccount established for that Note to be held until the interest is due.

         Amounts in the Class C reserve account will be available to holders of Class C Notes to cover shortfalls of interest payable on interest payment dates and principal payable on the applicable Legal Maturity Date. Only the holders of Class C Notes will have the benefit of the Class C reserve account.

         The Issuer will be required to fund the Class C reserve account if the finance charge collections generated by the Master Trust after payment of expenses and interest payments fall below a specified level. The Class C reserve account would be funded from monthly finance charge collections from the Collateral Interest after payment of expenses of the Indenture Trustee, required interest deposits and other payments described under "Deposit of Funds into the Trust Accounts." A supplement to this prospectus relating to Class C Notes will include provisions for funding the Class C reserve account.

         The accounts described above are referred to as "trust accounts." Trust accounts may only be maintained in a segregated trust account with the corporate trust department of a United States bank (or any domestic branch of a foreign bank) or at a United States bank (or any domestic branch of a foreign bank) which has the highest long-term or short-term rating by the rating agencies that rate the Notes. Amounts maintained in trust accounts may only be invested in investments the obligor on which has the highest rating by those rating agencies. Investment earnings on funds in the principal funding subaccount for a Note will be applied to make interest payments on that Note. Investment earnings on funds in the other trust accounts will be allocated as described under "Deposit of Funds into the Trust Accounts--Allocation of finance charge collections to accounts." Any loss resulting from the investment of funds in the trust accounts will be charged to such trust accounts.


SECURITY FOR THE NOTES; LIMITED RECOURSE TO THE ISSUER

         The Notes will be secured by collateral consisting of the Collateral Interest and by the funds on deposit in the collection account. In addition, each Note will be secured by the funds on deposit in the applicable subaccounts of the principal funding account, the interest funding account, the Class C reserve account (for holders of Class C Notes only), and, if specified in a supplement to this prospectus, any applicable supplemental account and any Derivative Agreement. Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Notes.




                    DEPOSIT OF FUNDS INTO THE TRUST ACCOUNTS
                    ----------------------------------------


         The Indenture specifies how collections on the Collateral Interest and payments received from counterparties on Derivative Agreements which have been deposited into the collection account will be deposited into the other trust accounts established for each class or subclass of Notes to provide for the payment of principal and interest on those Notes as the payments become due. These provisions are summarized below.

ALLOCATION OF FINANCE CHARGE COLLECTIONS TO ACCOUNTS

         Each month the Indenture Trustee will allocate finance charge collections received that month from the Collateral Interest and investment earnings on funds in the trust accounts (other than the principal funding account) as follows:

         First,   to pay the fees and expenses of the Indenture Trustee.

         Second,  to make the required deposit to the interest funding account.

         Third, to make the required deposit to the Class C reserve account, if any.

         Fourth, to the Issuer, to make the required reinvestment in the Collateral Interest, if any.

         Fifth,   to the Issuer.


ALLOCATION OF PRINCIPAL COLLECTIONS TO ACCOUNTS

         Each month the Indenture Trustee will allocate principal collections received that month from the Collateral Interest as follows:

         First, if there is a shortfall in finance charge collections available to make the required deposit to the interest funding account, except that no principal collections will be used to make any portion of a deposit to the interest funding account needed (1) to pay interest on a Class C Note, (2) to make a derivative payment on a Derivative Agreement entered into to make payments on a Class C Note or (3) to fund a reinvestment in the Collateral Interest required by accretion on a zero-coupon Class C Note. The amount of principal collections to be deposited in the interest funding account is also subject to the limitations described below under "--Allocation to interest funding subaccounts." The invested amount of the Collateral Interest will be reduced by the amount of principal collections used to make deposits into the interest funding account.

         Second, to make a required deposit to the principal funding account. The invested amount of the Collateral Interest will be reduced by the amount of principal collections used to make deposits into the principal funding account.

         Third, to the Issuer, to maintain the invested amount of the Collateral Interest.

         If the invested amount of the Collateral Interest is reduced because principal collections have been used to make deposits into the interest funding account as described in clause First above, the amount of finance charge receivables allocated to the Collateral Interest will be reduced in later months unless the principal reduction is reimbursed from excess finance charge collections.

REQUIRED DEPOSITS TO THE INTEREST FUNDING ACCOUNT

         The aggregate deposit required to be made to the interest funding account in each month will be equal to the sum of interest funding account deposits required to be made for each class or subclass of Notes. These requirements are set forth below:

                  (1) Monthly Interest Payments. If a Note provides for monthly interest payments, the deposit required for that Note for any month will be the total amount of interest payable on that Note on the next interest payment date, including past due interest, if any.

                  (2) Periodic Interest Payments. If a Note provides for quarterly, semi-annual, annual or other periodic payments of interest (but less frequently than monthly), the deposit required for that Note for any month will be determined as follows:

         o If the Note is a fixed rate Note, the amount of the deposit for that month will be equal to the amount of interest accrued on the Note for that period calculated on the basis of a 360-day year of twelve 30-day months, plus any past due interest.

         o If the Note is a floating rate Note, the amount of the deposit for that month will be equal to the amount of interest accrued on the Note for that period calculated on the basis of the actual number of days in the year divided by a 360-day year, plus any past due interest.

         o If an initial deposit (or deposits) to its interest funding subaccount is specified at the time a Note is first issued, the deposit required for that Note in the first month following its date of issuance (and on each later date for which a deposit is specified) will be the amount of the specified deposit (or deposits) in lieu of the deposit described above.

                  (3) Zero-coupon Notes. If a Note is a zero-coupon Note, the deposit required for that Note in any month is computed by following the rules for current pay Notes, but assuming that the Note instead provides for monthly interest payments due on the same calendar day of the month that the Expected Principal Payment Date for that zero-coupon Note occurs. The principal amount used in the calculation each month is the accreted amount of that Note as of that same calendar day in the prior month. The interest rate used in the calculation is the accretion rate on that Note.

                  The result of this calculation is to derive a required deposit amount for each zero-coupon Note equivalent to the accretion on the Note in a specified monthly period. The required deposit, to the extent received, will be used each month to make a reinvestment in the Collateral Interest equivalent to the amount of the accretion in that specified monthly period.

                  (4) Derivative Agreements. If a Derivative Agreement is entered into in connection with the issuance of any Note and that Derivative Agreement is not in default, the deposit required for that Note is computed following the above rules for current pay Notes but using the interest rate payable by the Issuer to the counterparty, and the amount and frequency of the payments required to be made by the Issuer to the counterparty on the notional amount specified in the Derivative Agreement, instead of the actual interest rate, amount and frequency of payment for that Note.

                  If a Note is denominated in United States dollars and the Derivative Agreement is in default, then the calculation of the deposit required will be made with reference to the actual interest rate, amount of interest and frequency of interest payments required on that Note.

                  If a Note is denominated in a currency other than United States dollars and the Derivative Agreement is in default, then the calculation of the deposit required is made with reference to the amount of United States dollars that would have been payable to the counterparty under the Derivative Agreement during that period in the absence of a default. The deposit amount will then be converted into the applicable foreign currency at the then prevailing spot exchange rate in New York for that foreign currency. If the amount of the deposit is less than the amount of the United States dollar equivalent of interest payable on a Note in the foreign currency, then the Note will receive the lesser amount as a deposit to its interest funding subaccount. If the amount of the deposit is greater than the amount of the United States dollar equivalent of interest payable on a Note in the foreign currency, then the Note will receive the amount of interest payable on it, and any excess amount of the deposit will be held in its interest funding subaccount and be applied towards interest payments on that Note on future interest payment dates.

                  (5) Negative Spread Allowance. If the Issuer projects that a deposit or series of deposits will be required to be made to the principal funding subaccount for any Note, the Issuer will estimate the amount of earnings on such deposit(s) between the date(s) of deposit and the date of application of the deposit(s) to pay principal on the Note. The interest rate used for the projection of earnings will be consistent with rates then available for eligible investments permitted under the Indenture. To the extent the interest rate payable on a Note exceeds the amount projected to be earned on the deposit(s), an additional deposit will be required to be made to the interest funding subaccount for that Note. If a Note bears interest at a floating rate, the Issuer also will estimate that rate. The amount of the additional deposit will equal ___ % of the excess of the amount of interest that would have been earned on the deposit(s) at the interest rate payable (or estimated to be payable) on that Note over the actual amount of interest projected to be earned by the investment of the deposit(s) in eligible investments.


REQUIRED DEPOSITS TO THE PRINCIPAL FUNDING ACCOUNT

         The aggregate deposit required to be made to the principal funding account in any month will be the sum of principal funding account deposits required to be made for each class or subclass of Notes. These requirements are set forth below:

                  (1) Acceleration/Early Redemption Event. If the maturity of any Note has been accelerated or if any Note is required to be redeemed following an Early Redemption Event, the deposit required for that Note will be the aggregate outstanding principal amount of that Note (less amounts on deposit in that Note's principal funding subaccount).

                  (2) Expected Principal Payment Date. If the Expected Principal Payment Date for a Note occurs after the deposit date, but before next month's deposit date, the deposit required for that Note will be the aggregate outstanding principal amount of that Note (less amounts on deposit in that Note's principal funding subaccount).

                  (3) Budgeted Deposits. Each Class A Note will specify a controlled amortization amount. That amount is the amount of the deposit required to be made for that Note in each month, beginning in the twelfth month before the Expected Principal Payment Date for that Note.

The Issuer, however, may postpone the requirement to make these required deposits under the following circumstances:

                  Immediately before the twelfth month before the Expected Principal Payment Date set for a Class A Note, Citibank (South Dakota), on behalf of the Issuer, will calculate the minimum monthly principal expected to be paid to all investor certificates issued by the Master Trust. This calculation will be made by multiplying the lowest of the monthly principal payment rates for the Master Trust during the twelve months preceding the date of calculation by the initial invested amounts of all investor certificates (other than investor certificates representing certain excluded Master Trust series that are not amortizing).

                  Using the minimum monthly principal expected to be paid, Citibank (South Dakota), on behalf of the Issuer, next will compare that amount to the invested amounts of all Master Trust investor certificates (other than the Collateral Interest) with their expected final payment dates and the principal amount of all Notes with Expected Principal Payment Dates in the twelve-month period before the Expected Principal Payment Date of the Class A Note for which the calculation is being performed. If the comparison reveals that the date of the required deposits can be postponed for that Class A Note (with a corresponding increase in the amount of each deposit required) and the Issuer expects to receive principal collections adequate to repay that Note in full on its Expected Principal Payment Date, then Citibank (South Dakota), on behalf of the Issuer, may designate a later month (and correspondingly increased controlled amortization amount) on which deposits to the principal funding subaccount for that Note will be required. The comparison made will assume that the dates required for collection of principal collections is postponed to the maximum extent permitted by all Master Trust investor certificates and Notes.

                  (4) Prefunding of the Principal Funding Account. If any
Class C Notes of a series reach their Expected Principal Payment Date or an Early Redemption Event occurs with respect to that class at a time when repayment of those Notes would result in a deficiency in the available subordinated amount of the Class C Notes of that series for the benefit of the Class A Notes and Class B Notes, the principal funding account for the Class A Notes and the Class B Notes will be prefunded with an amount equal to the principal amount of the affected Class A Notes and Class B Notes. If any Class B Notes of a series reach their Expected Principal Payment Date or an Early Redemption Event occurs with respect to that class at a time when repayment of those Notes would result in a deficiency in the available subordinated amount of the Class B Notes of that series for the benefit of the Class A Notes, the principal funding account for the Class A Notes will be prefunded with an amount equal to the principal amount of the affected Class A Notes.

                  (5) Derivative Agreements. If a Derivative Agreement is entered into in connection with the issuance of a Note denominated in a currency other than United States dollars and that Derivative Agreement is not in default, the deposit required for that Note will not be the United States dollar equivalent of the principal amount of that Note. Instead, the deposit required for that Note will be a specified United States dollar amount equal to the United States dollar amount payable by the Issuer to the counterparty under the Derivative Agreement (in the absence of a default). This amount corresponds to the amount payable by the Issuer pursuant to the Derivative Agreement to purchase the foreign currency necessary to pay principal on the Note. If the required amount of the deposit when it is made is less than the amount of the United States dollar equivalent of the principal payable on that Note in the foreign currency, then that Note will receive the lesser amount as a deposit to its principal funding subaccount.

                  If a Note is denominated in a currency other than United States dollars and the Derivative Agreement is in default, then the calculation of the deposit required is made with reference to the amount of United States dollars that would have been payable at that time to the counterparty under the Derivative Agreement in the absence of a default. The deposit amount will then be converted into the applicable foreign currency at the then prevailing spot exchange rate in New York for that foreign currency. If the amount of the deposit is less than the amount of the United States dollar equivalent of principal payable on a Note in the foreign currency, then the Note will receive the lesser amount as a deposit to its principal funding subaccount.


REQUIRED DEPOSITS TO THE CLASS C RESERVE ACCOUNT

         The aggregate deposit required to be made to the Class C reserve account in each month will be the sum of Class C reserve account deposits required to be made for each class or subclass of Class C Notes.

         If the aggregate deposit to the Class C reserve account is less than the sum of the deposits required by each Class C Note, then the aggregate deposit will be allocated to each series that requires a deposit, pro rata, based on the outstanding principal amount of Class C Notes in each such series. Amounts allocated to each series will be deposited into the applicable subaccount of the Class C reserve account for each Class C Note of that series, pro rata based on the principal amount of the Class C Notes, and reallocated on the same basis, if necessary, until all required deposits have been made to the Class C reserve subaccounts in that series. Any excess allocations made to a series will be reallocated to Class C Notes of other series, pro rata, based on outstanding principal amounts of the Class C Notes in those series, and allocated in accordance with the above rule.


REQUIRED REINVESTMENT IN THE COLLATERAL INTEREST

         If the aggregate principal amount of Notes outstanding in any month exceeds the invested amount of the Collateral Interest (plus the aggregate amount on deposit in the principal funding account) on that date, the amount of finance charge collections required to be reinvested in the Collateral Interest under the Fourth item under "--Allocation of finance charge collections to accounts" is equal to the amount of that excess. In addition, an amount equal to accretions on a zero-coupon Note is required to be reinvested in the Collateral Interest. These reinvestments are made from withdrawals from interest funding subaccounts established for zero-coupon Notes and, if applicable, from withdrawals from Class C reserve subaccounts established for Class C zero-coupon Notes.


TREATMENT OF ZERO-COUPON/FOREIGN CURRENCY NOTES

         In the case of a zero-coupon Note, the principal amount of that Note will be a specified accreted amount. In the case of a Note denominated in a currency other than United States dollars, the principal amount of the Note will be a specified amount of United States dollars (and not its stated amount in a foreign currency). In each case, these specified amounts will be used to make calculations of the required deposits to the interest funding subaccounts and principal funding subaccounts.

ALLOCATION TO INTEREST FUNDING SUBACCOUNTS

         The aggregate deposit made to the interest funding account in each month will be divided, and a portion deposited in the interest funding subaccount established for each class or subclass of Notes, based on the following rules:

                  (1) Deposits Equal Requirements. If the aggregate amount available for deposit to the interest funding account is equal to the sum of the deposits required by each class or subclass of Notes, then that required amount is deposited in the interest funding subaccount established for each class or subclass.

                  (2) Deposits Are Less Than Requirements. If the aggregate amount available for deposit to the interest funding account is less than the sum of the deposits required by each class or subclass of Notes, then the finance charge collections deposited in the interest funding account are allocated to each series of Notes, pro rata, based on the principal amount of outstanding Notes in that series.

                  For all series of Notes identified as "Group 1" series, the allocation of finance charge collections is aggregated in a single pool, and reallocated to each class or subclass of Notes in Group 1, pro rata, based on the amount of the deposit required by that class or subclass (and not based on the principal amount of Notes outstanding in that class or subclass).

                  For all series of Notes identified as in another group, the allocation of finance charge collections will be based on a rule for that group set forth in a supplement to this prospectus.

                  The principal collections deposited in the interest funding account are allocated to each class or subclass of Class A Notes and Class B Notes based on the amount of the deposit required by that class or subclass, but subject to the limitations described below:

                  (3) Limit on principal collections used to pay interest. The aggregate amount of principal collections used to make deposits to interest funding subaccounts for Class A Notes of any series may not exceed the aggregate principal amount of Class B Notes and Class C Notes of that series minus unreimbursed losses on the portion of the Collateral Interest allocated to those subordinated classes.

                  The aggregate amount of principal collections used to make deposits to interest funding subaccounts for Class B Notes of any series may not exceed the aggregate principal amount of Class C Notes (not already used to reduce losses with respect to Class A Notes) of that series minus unreimbursed losses on the portion of the Collateral Interest allocated to those Class C Notes.

                  For purposes of the above limitations, the amount of principal collections deposited in the interest funding subaccount of a series will not be counted to the extent of the reinvestment made in the Collateral Interest pursuant to the Fourth item under "--Allocation of finance charge collections to accounts" relating to that series.

                  Principal collections may not be used to make a deposit to an interest funding subaccount established for any class or subclass of Class C Notes.

                  Any principal collections not allocated to an interest funding subaccount based on these limitations will be returned for allocation pursuant to the Third item under "--Allocation of principal collections to accounts" relating to that series.


ALLOCATION TO PRINCIPAL FUNDING SUBACCOUNTS

         The aggregate deposit made to the principal funding account in each month will be divided, and a portion deposited in the principal funding subaccount established for each class or subclass of Notes, based on the following rules:

                  (1) Deposits Equal Requirements. If the aggregate amount available for deposit to the principal funding account is equal to the sum of the deposits required by each class or subclass of Notes, then that required amount is deposited in the principal funding subaccount established for each class or subclass.

                  (2) Deposits Are Less Than Requirements. If the aggregate amount available for deposit to the principal funding account is less than the sum of the deposits required by each class or subclass of Notes, then the principal collections deposited in the principal funding account are allocated to each series of Notes, pro rata, based on the principal amount of outstanding Notes in that series.

         Within each series, principal collections are allocated as follows:

         First, to each class or subclass of Class A Notes in that series (pro rata based on the outstanding principal amount of each class or subclass) until the required amount is on deposit in the principal funding subaccount for each such class or subclass;

         Second, to each class or subclass of Class B Notes in that series (pro rata based on the outstanding principal amount of each class or subclass) until the required amount is on deposit in the principal funding subaccount for each such class or subclass; and

         Third, to each class or subclass of Class C Notes in that series (pro rata based on the outstanding principal amount of each class or subclass) until the required amount is on deposit in the principal funding subaccount for each such class or subclass.


DERIVATIVE AGREEMENT PAYMENTS AND RECEIPTS

         A Derivative Agreement may be entered into for the benefit of a particular class or subclass of Notes. Any such Derivative Agreement will be identified with that particular class or subclass. United States dollar payments received from the counterparty to a Derivative Agreement will be deposited in the interest funding subaccount for that particular class or subclass of Notes. Foreign currency payments received from the counterparty to a Derivative Agreement will be deposited in the interest funding subaccount if received to make payments of interest on a class or subclass of Notes and otherwise will be deposited in the principal funding subaccount for that class or subclass.

                   APPLICATION OF FUNDS IN THE TRUST ACCOUNTS
                   ------------------------------------------
                            TO PAYMENTS ON THE NOTES
                            ------------------------


         The Indenture specifies the sources available to make payments of principal of and interest on each class or subclass of Notes. It also sets forth the sources available to make payments to a counterparty on a Derivative Agreement.

                  (1) From interest funding subaccounts. Payments of interest on each Note will be made from the interest funding subaccount established for that Note. Payments to a counterparty on a Derivative Agreement related to interest payments on a Note will be made from the interest funding subaccount established for that Note. If a Derivative Agreement which requires the derivative counterparty to pay United States dollars is in default, then the interest payment on the applicable Note shall be the amount on deposit in the applicable interest funding subaccount, but not greater than the amount of interest stated in the applicable Note. If the Derivative Agreement requires the derivative counterparty to pay a currency other than United States dollars, and is in default, then the interest payment shall be the amount on deposit in the applicable interest funding subaccount converted at the spot currency exchange rate, but not greater than the foreign currency interest amount stated in the applicable Note. Any excess amount will be retained on deposit in the applicable interest funding subaccount to be applied to make interest payments on that Note on later interest payment dates, or paid to the Issuer when the principal amount of the applicable Note is paid in full.

                  In the case of a zero-coupon Note, the amount of accretion on that Note (during each monthly period or portion thereof specified in that Note) will be paid to the Issuer to be reinvested in the Collateral Interest from the interest funding subaccount established for that Note.

                  (2) From principal funding subaccounts. Payments of principal on each Note will be made from the principal funding subaccount established for that Note. Payments to a counterparty on a Derivative Agreement related to principal payments on a Note will be made from the principal funding subaccount established for that Note. If the Derivative Agreement which requires the derivative counterparty to pay a currency other than United States dollars is in default, then the principal payment shall be the amount in the applicable principal funding subaccount converted at the spot currency exchange rate, but not more than the foreign currency principal amount stated in the applicable Note.

         The following nine paragraphs apply solely to series of Notes that allow for the issuance of additional classes or subclasses of Notes of that series in the future.

         Each subclass of Class A Notes will specify a minimum required subordinated amount, and each subclass of Class B Notes will specify a minimum required subordinated amount.

         The minimum required subordinated amount for a subclass of Class A Notes on its issuance date will be expressed as a percentage of the initial principal amount of that subclass, and will be allocated between the Class B Notes and Class C Notes of that series as of the date of issuance of that subclass of Class A Notes. On the issuance date of a subclass of Class A Notes, the available subordinated amount of Class B Notes and Class C Notes must be at least equal to the minimum required subordinated amount. For this purpose, the available subordinated amount of Class B Notes and Class C Notes as of any date means

         o the aggregate principal amount of all outstanding Class B Notes and Class C Notes on that date, minus

         o the sum of the minimum required subordinated amounts for all other Class A Notes which are outstanding on that date (after deducting all amounts on deposit in the principal funding subaccounts for the Class A Notes), minus

         o a portion, determined by formula, of the amount of principal of Class B Notes and Class C Notes which have been applied to pay the principal of or interest on the Class A Notes or Class B Notes of the series.

         Similarly, the minimum required subordinated amount for a subclass of Class B Notes on its issuance date will be expressed as a percentage of the initial principal amount of that subclass, and will be allocated to the Class C Notes of that series as of the date of issuance of that subclass of Class B Notes. On the issuance date of a subclass of Class B Notes, the available subordinated amount of Class C Notes must be at least equal to the minimum required subordinated amount. For this purpose, the available subordinated amount of Class C Notes as of any date means

         o the aggregate principal amount of all outstanding Class C Notes on that date, minus

         o the sum of the minimum required subordinated amounts for all other Class B Notes which are outstanding on that date (after deducting all amounts on deposit in the principal funding subaccounts for the Class B Notes), minus

         o a portion, determined by formula, of the amount of principal of Class C Notes which have been applied to pay the principal of or interest on the Class A Notes or Class B Notes of the series.

         The minimum required subordinated amount for a subclass of Class A Notes on its issuance date will be an amount equal to __% of the initial principal amount of that subclass of Class A Notes, and the minimum required subordinated amount for a subclass of Class B Notes on its issuance date will bean amount equal to __% of the initial principal amount of that subclass of Class B Notes. The Issuer may change these subordination levels at any time without the consent of any Noteholders so long as the Issuer has received confirmation from the rating agencies that have rated any outstanding Notes of that series that the change in the subordination levels will not result in the rating assigned to any outstanding Notes in that series to be withdrawn or reduced.

         If a payment of principal of any subclass of Class A Notes (whether on its Expected Principal Payment Date, Legal Maturity Date, acceleration, redemption, the occurrence of an Early Redemption Event or otherwise) is due, and if that payment cannot be made in full with the amounts on deposit in the principal funding subaccount for that Note, then amounts on deposit in principal funding subaccounts established for Class B Notes and Class C Notes will be applied to make the payment. Amounts will be withdrawn for that purpose first from Class C principal funding subaccounts in that series and second from Class B principal funding subaccounts in that series. However, the maximum aggregate amount of principal of Class B Notes and Class C Notes that may be applied to the payment on a subclass of Class A Notes is equal to the required subordinated amount for that subclass of Class A Notes, and is subject to the initial allocation between Class B Notes and Class C Notes. If more than one subclass of Class A Notes needs to use amounts on deposit in the principal funding subaccounts of the Class B Notes and the Class C Notes, then withdrawals will be allocated pro rata based on the outstanding principal amounts of the subclasses of Class A Notes that require funding.

         Similarly, if a payment of principal of any subclass of Class B Notes (whether on its Expected Principal Payment Date, Legal Maturity Date, acceleration, redemption, the occurrence of an Early Redemption Event or otherwise) is due, and if that payment cannot be made in full with the amounts on deposit in the principal funding subaccount for that Note, then amounts on deposit in principal funding subaccounts established for Class C Notes will be applied to make the payment. The maximum aggregate amount of principal of Class C Notes that may be applied to the payment on a subclass of Class B Notes is equal to the required subordinated amount for that subclass of Class B Notes. If more than one subclass of Class B Notes needs to use amounts on deposit in the principal funding subaccounts of the Class C Notes, then withdrawals will be allocated pro rata based on the outstanding principal amounts of the subclasses of Class B Notes that require funding.

         No payment of principal will be made on any Class B Note unless, following such payment, the available subordinated amount of Class B Notes and Class C Notes is at least equal to the minimum required subordinated amount for the outstanding Class A Notes. For this purpose, the minimum required subordinated amount is equal to the product of the Class A minimum required subordinated amount percentage multiplied by the aggregate outstanding principal amount of all Class A Notes (after deducting all amounts on deposit in the principal funding account for Class A Notes), minus the amount of principal of Class B Notes and Class C Notes that have already been applied to pay principal of or interest on outstanding Class A Notes and Class B Notes of the series. For this purpose, the available subordinated amount of Class B Notes and Class C Notes means the aggregate outstanding principal amount of all Class B Notes and Class C Notes on that date, minus the amount of principal of outstanding Class B Notes and Class C Notes that have already been applied to pay principal of or interest on Class A Notes and Class B Notes of the series.

         No payment of principal will be made on any Class C Note unless, following such payment, the available subordinated amount of Class C Notes is at least equal to the minimum required subordinated amount for the outstanding Class B Notes. For this purpose, the minimum required subordinated amount is equal to the product of the Class B minimum required subordinated amount percentage multiplied by the aggregate outstanding principal amount of all Class B Notes (after deducting all amounts on deposit in the principal funding account for Class B Notes), minus the amount of principal of Class C Notes that have already been applied to pay principal of or interest on outstanding Class A Notes and Class B Notes of the series. For this purpose, the available subordinated amount of Class C Notes means the aggregate outstanding principal amount of all Class C Notes on that date, minus the amount of principal of outstanding Class C Notes that have already been applied to pay principal of or interest on Class A Notes and Class B Notes of the series.

         If a later issuance of a subclass of Class B Notes or Class C Notes restores the minimum required subordinated amount, prefunding deposits in the principal funding account of senior classes may be withdrawn from the principal funding account and reinvested in the Collateral Interest. See "Deposit of Funds into the Trust Accounts--Required deposits to the principal funding account."

         The following two paragraphs apply to all other series of Notes.

         If a principal payment is due on any Class A Note in a series (whether on an Expected Principal Payment Date, Legal Maturity Date, acceleration, redemption, the occurrence of an Early Redemption Event or otherwise) and if that payment cannot be made in full with amounts on deposit in the principal funding subaccount for that Note, then amounts on deposit in principal funding subaccounts established for Class B and Class C Notes in that series will be used to make the payment. Amounts will be withdrawn for that purpose first from the Class C principal funding subaccount in that series and second from the Class B principal funding subaccount in that series.

         If a principal payment is due on any Class B Note in a series (whether on an Expected Principal Payment Date, Legal Maturity Date, acceleration, redemption, the occurrence of an Early Redemption Event or otherwise) and if that payment cannot be made in full with amounts on deposit in the principal funding subaccount for that Note, then amounts on deposit in principal funding subaccount established for Class C Notes in that series will be used to make the payment.

                  (3) From Class C reserve subaccounts. Payments of interest on a Class C Note that cannot be paid from amounts on deposit in the interest funding subaccount for that Note will be paid from the Class C reserve subaccount established for that Note. If the amount of accretion on a zero-coupon Class C Note cannot be fully reinvested in the Collateral Interest from amounts on deposit in the interest funding subaccount for that Note, then the shortfall will be withdrawn from the Class C reserve subaccount for that Note and applied for that purpose. If an amount due to a counterparty on a Derivative Agreement for a Class C Note cannot be fully paid from amounts on deposit in the interest funding subaccount for that Note, then the shortfall will be withdrawn from the Class C reserve subaccount for that Note and applied for that purpose. At the Legal Maturity Date of a Class C Note, if that Note has not received payment in full of its principal amount, that remaining principal amount will be paid from the Class C reserve subaccount established for that Note.




                 COVENANTS, EVENTS OF DEFAULT, EARLY REDEMPTION
                 ----------------------------------------------
                         EVENTS AND INDENTURE AMENDMENTS
                         -------------------------------


ISSUER COVENANTS

         The Issuer may not consolidate with or merge into any other entity, unless

         o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia,

         o the entity is not an "investment company" as defined in the Investment Company Act of 1940,

         o the entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture,

         o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

         o each rating agency which has rated any outstanding Notes shall have confirmed in writing that the ratings on those Notes will not be withdrawn or reduced as a result of the consolidation or merger,

         o the Issuer has received an opinion of counsel that the consolidation or merger would have no material adverse tax consequence to any Noteholder,

         o any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken, and

         o the Issuer has delivered to the Indenture Trustee a certificate of the Issuer and an opinion of counsel, each stating that the consolidation or merger satisfies all requirements under the Indenture.

         The Issuer will not, among other things

         o except as expressly permitted by the Indenture or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer that constitutes collateral for the Notes, unless directed to do so by the Indenture Trustee,

         o claim any credit on or make any deduction from the principal and interest payable on the Notes (other than amounts withheld under the Internal Revenue Code or other applicable tax law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer or any part of it,

         o     voluntarily dissolve or liquidate, or

         o permit (A) the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer, except as may be created by the terms of the Indenture or (C) the lien of the Indenture not to constitute a valid first priority perfected security interest in the assets of the Issuer that secure the Notes.

         The Issuer may not engage in any activity other than the activities specified under "The Issuer." The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred on the Notes and under the Indenture.

EVENTS OF DEFAULt


         Each of the following events is an "Event of Default" for any series or class of Notes:

         o the Issuer's failure, uncured after five business days, to pay interest on any Note when due;

         o the Issuer's failure to pay the principal amount of any Note on its Legal Maturity Date;

         o the Issuer's default in the performance, or breach, uncured 90 days after written notice by the Indenture Trustee or by the holders of 25% of the outstanding Notes of such series or class, of any other of its covenants or warranties in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series or classes of Notes other than that particular series or class) and such default or breach is materially adverse to those Noteholders;

         o the Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940;

         o the occurrence of certain events of bankruptcy, insolvency or reorganization of the Issuer; or

         o any additional events of default specified in a supplement to this prospectus.

         Failure to pay the full principal amount of a Note on its Expected Principal Payment Date will not constitute an Event of Default.

         An Event of Default with respect to one series or class of Notes will not necessarily be an Event of Default with respect to any other series or class of Notes.

         The occurrence of some Events of Default involving the bankruptcy or insolvency of the Issuer results in an automatic acceleration of the affected Notes. If other Events of Default occur and are continuing, either the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series or class may declare the principal of all those outstanding Notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate principal amount of outstanding Notes of that series or class.

         Generally, if an Event of Default occurs and any Notes are accelerated, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture unless the holders of affected Notes offer the Indenture Trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding Notes of any affected series or class have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. This right may only be exercised if the direction provided by the holders does not conflict with applicable law or the Indenture or have a substantial likelihood of involving the Indenture Trustee in personal liability.

         After acceleration of a series or class of Notes, principal collections and finance charge collections allocated to those Notes will be applied to make monthly principal and interest payments on the Notes until the earlier of the date the Notes are paid in full or the Legal Maturity Date of the Notes. Funds in the principal funding account and principal funding account for an accelerated series or class of Notes are applied immediately as set forth in "Application of Funds in the Trust Accounts to Payment on the Notes."

         Upon acceleration of the maturity of a series or class of Notes following an Event of Default, the Indenture Trustee will have a lien on the collateral for those Notes ranking senior to the lien of those Notes for its unpaid fees and expenses.

         In general, the Indenture Trustee will enforce the rights and remedies of the holders of accelerated Notes. However, holders of Notes will have the right to institute any proceeding with respect to the Indenture if the following conditions are met:

         o The holder gives to the Indenture Trustee written notice of a continuing Event of Default;

         o The holders of at least 25% in aggregate principal amount of the outstanding Notes of the affected series or class make a written request of the Indenture Trustee to institute a proceeding as Indenture Trustee;

         o The holders offer reasonable indemnification to the Indenture Trustee against the costs, liabilities and expenses of instituting a proceeding;

         o The Indenture Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Notes of that series or class a direction inconsistent with such request; and

         o The Indenture Trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification.

         If any Note has been accelerated following an Event of Default, and the Indenture Trustee has not received any valid directions from the holders of the Note, the Indenture Trustee may elect to continue to hold the portion of the Collateral Interest which secures the Note and apply distributions on the Collateral Interest to make payments on the Note to the extent funds are available under the Collateral Interest.

         In addition, the following remedies are available if the Indenture Trustee has obtained an opinion of counsel that foreclosure on that portion of the undivided interest in the Master Trust and issuance of the Foreclosure Certificate will not cause the Master Trust or any part of it to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Indenture Trustee

         o may, at its own election, foreclose on the portion of the Collateral Interest which secures a class of accelerated Notes by causing the Master Trust to issue a Foreclosure Certificate to the holders of those Notes;

         o may, at its own election, foreclose on the portion of the Collateral Interest which secures a class of accelerated Notes by causing the Master Trust to issue a Foreclosure Certificate to a third party selected by the Indenture Trustee, but only if it determines that the proceeds of the issuance of the Foreclosure Certificate to such third party will be sufficient to pay principal of and interest on the accelerated class of Notes in full; and

         o shall, at the direction of the holders of a majority of the principal amount of a class of accelerated Notes, foreclose on the portion of the Collateral Interest which secures that class of Notes by causing the Master Trust to issue a Foreclosure Certificate to the holders of that class of Notes or to a third party selected by the holders of a majority of the principal amount of that class of Notes.

         A "Foreclosure Certificate" is an investor certificate issued by the Master Trust as a result of a foreclosure on a portion of the Collateral Interest that corresponds to the portion of the Collateral Interest that secured the accelerated Notes. Like the Collateral Interest, a Foreclosure Certificate represents an undivided interest in the assets of the Master Trust. The principal amount of the Foreclosure Certificate would be equal to the principal amount of the accelerated Notes, and the invested amount of the Foreclosure Certificate would be equal to the portion of the invested amount of the Collateral Interest that would be allocated to the accelerated Notes if all series of Notes were payable on the date of issuance of the Foreclosure Certificate, after giving effect to the priorities of the classes of Notes. Unlike the Collateral Interest, a Foreclosure Certificate would have interest rate provisions that would be the same as the interest rate provisions of the applicable accelerated Notes. If the accelerated Notes are of a subordinated class, the applicable Foreclosure Certificates would be similarly subordinated. If the invested amount of the Foreclosure Certificate is less than its principal amount, excess finance charge collections and principal collections allocated to the Foreclosure Certificate will be applied to reimburse the deficiency.

         When Foreclosure Certificates are issued with respect to accelerated Notes, those Notes will be deemed to have been paid in full by the Issuer and not outstanding, and the holders of the accelerated Notes will no longer have any claim against the Issuer. Accordingly, the invested amount of the Collateral Interest will be reduced by the principal amount of the Foreclosure Certificate.

         A Foreclosure Certificate held by a Noteholder or a third party will be subject to restrictions on transfer, including:

         o restrictions required to prevent the Master Trust from becoming a publicly traded partnership taxable as a corporation for federal income tax purposes, including a limitation on the number of holders of interests in Foreclosure Certificates and restrictions on transfers to holders that are partnerships, Subchapter S corporations or grantor trusts for United States federal income tax purposes;

         o restrictions on transfers of interest in Foreclosure Certificates to non-U.S. persons;

         o restrictions on transfers to employee benefit plans, or any entity whose underlying assets include "plan assets"; and

         o other restrictions that counsel to the Issuer may require to avoid adverse tax and other consequences to the Issuer, the holders of the Notes, the Master Trust, holders of interests in the Master Trust or others.

         The Indenture Trustee and the Noteholders will agree that they will not at any time institute against the Issuer, the Banks or the Master Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


EARLY REDEMPTION EVENTS

                  The Issuer is required to redeem any class of Notes of a series upon the occurrence of an Early Redemption Event with respect to that class. Early Redemption Events include the following:

         o     the occurrence of a Note's Expected Principal Payment Date;

         o all of the early amortization events applicable to the Collateral Interest as described under "The Master Trust--Early Amortization Events";

         o mandatory prepayment of the entire Collateral Interest resulting from a breach of a representation or warranty by the Banks under the Pooling Agreement;

         o the amount of surplus finance charge collections averaged over any three consecutive months is less than the required surplus finance charge amount for the most recent month ("surplus finance charge collections" means, for any monthly period, the amount of finance charge collections received by the Issuer in respect of the Collateral Interest minus the amount required to pay the fees and expenses of the Indenture Trustee and to make the required deposit to the interest funding account for the Notes for that period; "required surplus finance charge amount" means, for any monthly period, means an amount equal to one twelfth of (1) the invested amount of the Collateral Interest as of the last day of the preceding monthly period, times (2) a decimal number, which will initially equal zero, but may be changed by the Issuer so long as the Issuer reasonably believes that such change will not adversely affect the amount of funds available for distribution to Noteholders or the timing of such distributions or result in an Early Redemption Event);

         o the Banks fail to maintain the weighted average interest rate applicable to the credit card accounts in the Master Trust at a level at least 6% higher than the weighted average interest rate applicable to all of the investor certificates issued by the Master Trust (other than the Collateral Interest) and the Notes;

         o the aggregate outstanding principal amount of [a class of] the Notes is reduced to ___ % of _________ or $__________ or less;

         o if the Notes have the benefit of a Derivative Agreement, any derivative counterparty shall default on any of its payment obligations under that agreement and the default continues for the period established in that agreement; or

         o any additional early redemption event specified in a supplement to this prospectus.

         The redemption price of a Note so redeemed will equal 100% of the outstanding principal amount of that Note, plus accrued but unpaid interest on that Note to but excluding the date of redemption. If the amount of collections of credit card receivables is insufficient to pay the redemption price in full on the redemption date (after giving effect to subordination and allocations to any other Notes ranking equally with that Note), monthly payments on the Notes so redeemed will thereafter be made until the principal amount of the Notes (plus all accrued and unpaid interest) is paid in full or the Legal Maturity Date of the Notes occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for a redeemed Note will be applied immediately as set forth in "Application of Funds in the Trust Accounts to Payment on the Notes." Payments on redeemed Notes will be made in the same priority as described in "The Notes--Subordination of Principal." We will give notice to holders of the affected Notes before an early redemption date.


AMENDMENT OF INDENTURE

           The Issuer and the Indenture Trustee may modify and amend the Indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of each outstanding Note affected by the modification or amendment:

         o a change in the maturity of the principal of, or any installment of principal of or interest on, any Note or any change in a mandatory redemption or Expected Principal Payment Date;

         o a reduction of the principal amount of, or interest rate on, any Note;

         o the obligation of the Issuer to pay additional amounts is reduced;

         o an impairment of the right to institute suit for the enforcement of any payment on any Note;

         o a reduction of the percentage in principal amount of outstanding Notes of any series or class, the consent of whose holders is required for modification or amendment of the Indenture or any supplemental indenture or for waiver of compliance with provisions of the Indenture or supplemental indenture or for waiver of defaults;

         o permission to create any lien ranking prior to the lien of the Indenture or terminate the lien of the Indenture;

         o a change in any obligation of the Issuer to maintain an office or agency in the places and for the purposes required by the Indenture; or

         o a change in the method of computing the amount of principal of, or interest on, any Note on any date.

         The Issuer and the Indenture Trustee may also modify and amend the Indenture or enter into supplemental indentures without the consent of any holders of outstanding Notes to cure ambiguities or to make minor corrections, to provide for the issuance of Notes and to do any other things that would not adversely affect, in any material effect, the interests of the holders of outstanding Notes. In addition, without the consent of any holders of outstanding Notes, the Issuer may change the amount of subordination available for any class of Notes so long as the Issuer has received confirmation from the rating agencies that the change in subordination will not result in the rating assigned to any outstanding Notes to be withdrawn or reduced.

         The holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series may waive, on behalf of the holders of all the Notes of that series, compliance by the Issuer with specified restrictive provisions of the Indenture.

         The holders of not less than a majority in aggregate principal amount of the outstanding Notes of an affected series or class may, on behalf of all holders of Notes of that series or class, waive any past default under the Indenture with respect to Notes of that series or class. However, the consent of the holders of all outstanding Notes of a class is required to waive any past default in the payment of principal of, or interest on, any Note of that class or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holders of each outstanding Note of that class.

         The Indenture provides that the following principles will be used in determining whether the holders of the requisite principal amount of the outstanding Notes or any series or class have given any request, demand, authorization, direction, notice, consent or waiver or are present at a meeting of holders of Notes for quorum purposes:

         o the principal amount of a zero-coupon Note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of determination upon acceleration of its maturity; and

         o the principal amount of a Note denominated in a foreign currency will be a U.S. dollar amount specified at a time shortly before the issuance of the Note, or in the case of a zero-coupon Note denominated in a foreign currency, the amount of the principal that would be due and payable as of the date of determination upon acceleration of its maturity converted into U.S. dollars at an exchange rate specified at a time shortly before the issuance of the Note.




             NOTICES, REPORTS, NOTEHOLDERS' MEETINGS AND THE TRUSTEE
             -------------------------------------------------------


NOTICES

         Notices to holders of Notes will be given by mail sent to the addresses of such holders as they appear in the security register.


ISSUER'S ANNUAL COMPLIANCE STATEMENT

         The Issuer is required to furnish annually to the Indenture Trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the Indenture as well as the presence or absence of defaults under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The Indenture Trustee is required to mail each year to all registered Noteholders a report concerning

         o its eligibility and qualifications to continue as trustee under the Indenture,

         o     any amounts advanced by it under the Indenture,

         o the amount, interest rate and maturity date or indebtedness owing by the Issuer to it in the Indenture Trustee's individual capacity,

         o     the property and funds physically held by it as Indenture
               Trustee,

         o any release or release and substitution of collateral subject to the lien of the Indenture which has not previously been reported, and

         o any action taken by it that materially affects the Notes and that has not previously been reported.


LIST OF NOTEHOLDERS

         Three or more holders of Notes of any series (each of whom who has owned a Note for at least six months) may, upon written request to the Indenture Trustee, obtain access to the current list of Noteholders of the Issuer for purposes of communicating with other Noteholders concerning their rights under the Indenture or the Notes. The Indenture Trustee may elect not to give the requesting Noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable Noteholders.


REPORTS

         Each month, the Issuer will file with the Securities and Exchange Commission a report containing information on the Notes and the collateral securing the Notes. This report will not be sent to Noteholders. See "Where You Can Find Additional Information" for information as to how these reports may be accessed.

         On or before January 31 of each calendar year, the paying agent, on behalf of the Indenture Trustee, will furnish to each person who at any time during the prior calendar year was a Noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Tax Matters."


MEETINGS

         The Indenture Trustee may call a meeting of the holders of Notes of a series or class at any time. The Indenture Trustee will call a meeting upon request of the Issuer or the holders of at least 10% in aggregate principal amount of the outstanding Notes of such series or class. In any case, a meeting will be called after notice is given to the holders of the Notes in accordance with "--Notices" above.

         Except for any consent that must be given by the holders of each outstanding Note affected, as described under "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Amendment of Indenture" or any action to be taken by the Issuer as holder of the Collateral Interest, any resolution presented at any meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding Notes of that series or class, as the case may be. For any vote, request, demand, authorization, direction, notice, consent, waiver or other action provided for in the Collateral Interest to be given or taken by holder of the Collateral Interest, any resolution presented at any meeting at which a majority of the holders of a majority in aggregate principal amount of all outstanding Notes is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of all outstanding Notes. However, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of outstanding Notes of a series or class or of all of the Notes may be adopted at any meeting which a quorum is present only by the affirmative vote of the holders of not less than the specified percentage in aggregate principal amount of the outstanding Notes of that series or class or of all of the Notes, as the case may be. Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with the Indenture will be binding on all holders of Notes of the affected series or class.

         The quorum at any meeting will be persons holding or representing a majority in aggregate principal amount of the outstanding Notes of a series or class or all Notes, as the case may be. However, if any action is to be taken at that meeting concerning a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage in aggregate principal amount of the outstanding Notes of a series or class or all Notes, as applicable, the persons holding or representing such specified percentage in aggregate principal amount of the outstanding Notes of such series or class or all Notes will constitute a quorum.

         Notes held by the Issuer, either Bank or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of Noteholders.


THE INDENTURE TRUSTEE

         ___________________________ is the trustee under the Indenture. Its principal corporate trust office is located at _______________, New York, New York _______.

         The Indenture Trustee may resign at any time. The Issuer may also remove the Indenture Trustee if the Indenture Trustee is no longer eligible to act as trustee under the Indenture or if the Indenture Trustee becomes insolvent. In all circumstances, the Issuer must appoint a successor trustee for the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

         The Issuer or its affiliates may maintain accounts and other banking or trustee relationships with the Indenture Trustee and its affiliates.




                                THE MASTER TRUST
                                ----------------

         Citibank Credit Card Master Trust I is a New York common law trust formed by Citibank (South Dakota) and Citibank (Nevada) in May 1991 to securitize a portion of their portfolios of credit card receivables.

         Citibank Credit Card Master Trust I is operated pursuant to a pooling and servicing agreement (the "Pooling Agreement") among Citibank (South Dakota), as seller and servicer,

Citibank (Nevada), as seller, and Bankers Trust Company, as trustee. We refer to Citibank Credit Card Master Trust I as the "Master Trust" and Bankers Trust Company in its capacity as trustee of the Master Trust as the "Master Trust Trustee."

         The Master Trust does not engage in any activity other than acquiring and holding trust assets and the proceeds of those assets, issuing series of investor certificates, making distributions and related activities.

         The Master Trust has no employees and does not conduct unrelated business activities.


MASTER TRUST ASSETS

         The Master Trust assets consist primarily of credit card receivables arising in a portfolio of revolving credit card accounts that meet the eligibility requirements specified in the Pooling Agreement, and collections on the accounts. The Banks sell and assign the credit card receivables to the Master Trust. The receivables arise in accounts that are generated under MasterCard International or VISA programs. The accounts are originated by Citibank (South Dakota) or purchased by it from other credit card issuers.

         The credit card accounts are owned by Citibank (South Dakota) but a participation in the credit card receivables in some of the accounts have been sold to Citibank (Nevada) before their conveyance to the Master Trust. The accounts have been selected from substantially all of the eligible accounts in Citibank (South Dakota)'s credit card portfolio. Citibank (South Dakota) believes that the accounts are representative of the eligible accounts in its portfolio and that the inclusion of the accounts, as a whole, does not represent an adverse selection by it from among the eligible accounts. See "The Master Trust Receivables and Accounts" attached as Annex I to the supplement to this prospectus for financial information on the receivables and the accounts.

           The Banks are compensated for the transfer of the credit card receivables to the Master Trust from two sources: (1) the net cash proceeds received by the Banks (as owners of the Issuer) from the sale to third party investors of certificates representing beneficial ownership interests in receivables held through the Master Trust and (2) the increase in the amount of the Seller's Interest, which represents the beneficial interest in the pool of receivables retained by the Banks (as owners of the Issuer) and not sold to third party investors.

         The Banks may, at their option, designate additional credit card accounts to the Master Trust (a "lump addition"), the receivables in which will be sold and assigned to the Master Trust. Since the creation of the Master Trust, the Banks have made lump additions that, in the aggregate, included approximately $34.99 billion of principal receivables and may make lump additions in the future.

         In addition, the Banks are required to make a lump addition if as of the end of any calendar week the total amount of principal receivables in the Master Trust is less than the amount (the "required minimum principal balance") required by the rating agencies that rate the certificates purchased by the investors. After a required lump addition, the total amount of principal receivables in the Master Trust will be at least equal to the required minimum principal balance. A lump addition consists of

         o credit card receivables arising in eligible accounts in Citibank (South Dakota)'s credit card portfolio,

         o credit card receivables arising in portfolios of revolving credit card accounts acquired by the Banks from other credit card issuers,

         o credit card receivables arising from nonpremium and premium MasterCard and VISA credit card accounts previously transferred by the Banks to other trusts formed by the Banks which have reached their maturity dates,

         o credit card receivables arising in any other revolving credit card accounts of a type that has previously not been included in the accounts, and

         o participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts and collections on those accounts.

         The Banks may also designate newly originated credit card accounts to be included as accounts ("new accounts"), if they meet the conditions in the Pooling Agreement. The number of new accounts designated for any quarterly period may not exceed 15% of the number of accounts as of the first day of that period, and the number of new accounts designated during any calendar year may not exceed 20% of the number of accounts as of the first day of that calendar year, unless the rating agencies otherwise consent. Since the creation of the Master Trust, the Banks have designated new accounts and the Banks may continue to do so in the future.

         Credit card accounts designated to the Master Trust in the future may be subject to different eligibility criteria from those used in selecting the initial accounts and may not be accounts of the same type previously included in the Master Trust. Therefore, we can not provide any assurance that additional accounts will be of the same credit quality as the accounts currently designated to the Master Trust. These additional accounts may contain receivables that consist of fees, charges and amounts which are different from the fees, charges and amounts applicable to the accounts previously designated to the Master Trust. These additional accounts may also be subject to different credit limits, balances and ages. In addition, the inclusion in the Master Trust of additional accounts with lower periodic finance charges may reduce the portfolio yield of the Master Trust receivables. The Banks intend to file with the Securities and Exchange Commission, on behalf of the Master Trust, a Current Report on Form 8-K with respect to any addition of accounts that would have a material effect on the composition of the accounts.

         The Banks may remove the receivables in some of the credit card accounts, if they meet the conditions in the Pooling Agreement. These conditions include:

         o the rating agencies confirm that the removal will not cause the rating assigned to any outstanding series or class of investor certificates to be withdrawn or reduced, and

         o the Banks deliver an officers' certificate that the removal will not (1) cause an early amortization event or a reduction of the amount of surplus finance charge collections for any series of investor certificates below the level required by the rating agencies that have rated the certificates issued by the Master Trust or (2) adversely affect the amount or timing of payments to investor certificateholders of any series.

         Each cardholder is subject to an agreement governing the terms and conditions of the credit card accounts. Pursuant to this agreement, Citibank (South Dakota), as owner of the accounts, has the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges or minimum payments).

         Citibank (South Dakota) has agreed in the Pooling Agreement that, except as otherwise required by law or it deems necessary to maintain its credit card business on a competitive basis, it will not take actions that reduce the net portfolio yield on the receivables (after subtracting the amount of principal receivables that were written off as uncollectible) to be less than the sum of

         o the weighted average certificate rate of each class of investor certificates of each series, and

         o the weighted average of the net servicing fee rate allocable to each class of investor certificates of each series.

         In addition, Citibank (South Dakota) has agreed that, unless required by law, it will not reduce the net portfolio yield to less than the highest certificate rate for any outstanding series or class of investor certificates. Citibank (South Dakota) has also agreed that it will change the terms relating to the credit card accounts designated to the Master Trust only if that change is made applicable to a comparable segment of the portfolio of accounts with similar characteristics owned or serviced by Citibank (South Dakota), and not only to the accounts designated to the Master Trust.

         On the issuance date for a series of investor certificates the Banks make representations and warranties to the Master Trust relating to the credit card receivables and accounts, including the following:

         o each account was an eligible account generally as of the date the receivables arising in that account were initially conveyed to the Master Trust,

         o each of the receivables then existing in the accounts is an eligible receivable, and

         o as of the date of creation of any new receivable, such receivable is an eligible receivable.

If the Banks breach any of these representations or warranties and the breach has a material adverse effect on the investor certificateholders' interest, the receivables in the affected account will be reassigned to the Banks if the breach remains uncured after a specified cure period. In general, the Seller's Interest will be reduced by the amount of the reassigned receivables.

         Each Bank also represents and warrants to the Master Trust that as of the issuance date for a series of investor certificates the Pooling Agreement and related series supplement create a valid sale, transfer and assignment to the Master Trust of all right, title and interest of that Bank in the receivables or the grant of a first priority perfected security interest in those receivables under the Uniform Commercial Code. If the Banks breach this representation and warranty and the breach has a material adverse effect on the investor certificateholders' interest, the Master Trust Trustee or the holders of the investor certificates may direct the Banks to accept the reassignment of the receivables in the Master Trust. The reassignment price will generally be equal to the aggregate invested amount of all series of investor certificates, including the Collateral Interest, issued by the Master Trust, plus accrued and unpaid interest on those certificates.

         An "eligible account" is a credit card account owned by Citibank (South Dakota) that

         o     is in existence and maintained by Citibank (South Dakota),

         o     is payable in U.S. dollars,

         o in the case of initial accounts, has a cardholder with a billing address located in the United States or its territories or possessions or a military address,

         o has a cardholder who has not been identified as being involved in a voluntary or involuntary bankruptcy proceeding,

         o has not been identified as an account with respect to which the related card has been lost or stolen,

         o     has not been sold or pledged to any other party,

         o does not have receivables that have been sold or pledged to any other party, and

         o in the case of the initial accounts, is a MasterCard or VISA revolving credit card account.

         An "eligible receivable" is a credit card receivable

         o     that has arisen under an eligible account,

         o that was created in compliance in all material respects with all requirements of law and pursuant to a credit card agreement that complies in all material respects with all requirements of law,

         o with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of that receivable or the execution, delivery, creation and performance by Citibank (South Dakota) or by the original credit card issuer, if not Citibank (South Dakota), of the related credit card agreement have been duly obtained or given and are in full force and effect,

         o as to which at the time of its transfer to the Master Trust, the Banks or the Master Trust have good and marketable title, free and clear of all liens, encumbrances, charges and security interests,

         o that has been the subject of a valid sale and assignment from the Banks to the Master Trust of all the Banks' right, title and interest in the receivable or the grant of a first priority perfected security interest (and in the proceeds of the receivable),

         o that will at all times be a legal, valid and binding payment obligation of the cardholder enforceable against the cardholder in accordance with its terms, subject to certain bankruptcy-related exceptions,

         o that at the time of its transfer to the Master Trust, has not been waived or modified except as permitted under the Pooling Agreement,

         o that is not at the time of its transfer to the Master Trust subject to any right of rescission, set off, counterclaim or defense (including the defense of usury), other than certain bankruptcy-related defenses,

         o as to which the Banks have satisfied all obligations to be fulfilled at the time it is transferred to the Master Trust,

         o as to which the Banks have done nothing, at the time of its transfer to the Master Trust, to impair the rights of the Master Trust or investor certificateholders, and

         o that constitutes either an "account" or a "general intangible" under the Uniform Commercial Code in effect in the states of Nevada and South Dakota.

         We can not assure that all of the credit card accounts designated to the Master Trust will continue to meet the eligibility requirements throughout the life of the Master Trust.


THE SERVICER

         The Pooling Agreement designates Citibank (South Dakota) to service the credit card accounts on behalf of the Master Trust. The servicer is required to service the accounts in accordance with customary and usual procedures for servicing credit card receivables. Its duties include billing, collecting and recording payments on the receivables, communicating with cardholders, investigating payment delinquencies on accounts, maintaining records for each cardholder account and other managerial and custodial functions.

         The servicer also deposits collections on the receivables into a collection account maintained for the Master Trust, calculates amounts from such collections to be allocated to each series of investor certificates issued by the Master Trust and prepares monthly reports.

         If the servicer defaults in the performance of its duties then the servicer may be terminated and the Master Trust Trustee or a third party meeting the eligibility requirements specified in the Pooling Agreement will replace the servicer.

         The servicer receives a monthly fee as compensation for its servicing activities. For each series of investor certificates, including the Collateral Interest, the servicer receives monthly compensation generally equal to

         o 0.37% per annum of the invested amount of the investor certificates of that series so long as Citibank (South Dakota) or an affiliate is the servicer, or 0.77% per annum if there is a different servicer, plus

         o the investor certificateholders portion of finance charge collections that is attributable to Interchange up to a maximum amount equal to 1.50% per annum of the invested amount of the investor certificates of that series.

         The servicer's fee is paid from the finance charge collections allocated to each series. The servicer is responsible to pay from its servicing compensation expenses of the Master Trust, including the fees and expenses of the Master Trust Trustee and independent accountants.

         For a description of the credit card business conducted by the servicer, see "The Credit Card Business of Citibank (South Dakota)" attached as Annex I to this prospectus.


MASTER TRUST ISSUANCES

         The Pooling Agreement permits the Master Trust to issue multiple series of investor certificates. Each series represents an undivided ownership interest in the assets of the Master Trust. The terms of each series are determined at the time of issuance and are contained in a supplement to the Pooling Agreement.

         The Collateral Interest, which secures the Issuer's payments on the Notes, is a series of investor certificates.

         The ability of the Banks to issue a new series is subject to some conditions, including the condition that the issuance not cause the rating assigned to any outstanding series or class of investor certificates by the rating agencies to be withdrawn or reduced.

         The residual economic interest in the Master Trust not represented by the investor certificates is called the Seller's Interest. The Issuer has acquired the Seller's Interest from the Banks.


ALLOCATION OF COLLECTIONS, LOSSES AND FEES

         Cardholder payments received each month are separated into principal collections and finance charge collections.

         In general, finance charge collections, principal collections, losses and expenses are allocated to the investor certificates (including the Collateral Interest) and to the Seller's Interest as follows:

         o first, collections of finance charge receivables and collections of principal receivables are allocated among the different series of certificates issued by the Master Trust, including the Collateral Interest, pro rata, based on the invested amount of each series; and

         o second, following such allocation to each series, collections of finance charge receivables and principal receivables are further allocated between the investors in the series and the Sellers' Interest on a similar basis.

         There is an exception to the pro rata allocations described above. In the Master Trust, when an investor's investment in principal receivables begins to amortize, a special allocation procedure is followed. In this case, collections of principal receivables continue to be allocated between investors in the series and the Seller's Interest as if the invested amount of the series had not been reduced by principal receivable collections deposited to a principal funding account or paid to investors. Allocations of principal receivables collections between the investors in a series and the Seller's Interest is based on the invested amount of the series "fixed" at the time immediately prior to the first deposit of principal receivable collections into a principal funding account or the time immediately before the first payment of principal receivable collections to investors. Distributions of ongoing collections of finance charge receivables, as well as losses and expenses, however, are not allocated on such a fixed basis.

         Principal collections that are allocated to any series of investor certificates other than the Collateral Interest are first used to pay any principal of those investor certificates, if due, and any excess is then reallocated to pay principal of any other series of investor certificates that has a shortfall of principal collections, including the Collateral Interest. Principal collections that are not needed to pay investor certificates are generally reinvested in newly generated credit card receivables.

         For the application of finance charge collections and principal collections which are allocated to the Collateral Interest, see "Deposit of Funds into the Trust Accounts" and "Application of Funds in the Trust Accounts to Payments on the Notes."


EARLY AMORTIZATION EVENTS

         An early payout of principal to investor certificateholders of a series, including the Collateral Interest, will occur under the circumstances specified in the Pooling Agreement (each condition is described as an "early amortization event"). Early amortization events include:

         o the failure of either Bank to (1) make any payment or deposit required under the Pooling Agreement or the related series supplement within five business days after the payment or deposit was required to be made or (2) observe or perform any of its other covenants or agreements in the Pooling Agreement or series supplement, which failure has a material adverse affect on investors and continues unremedied for 60 days;

         o a breach of any representation or warranty made by the Banks in the Pooling Agreement or related series supplement which continues to be incorrect in any material respect for 60 days;

         o the occurrence of certain bankruptcy events relating to either Bank (an "Insolvency Event");

         o the failure by the Banks to make a lump addition within five business days after the date it was required to be made;

         o the Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940;

         o     the occurrence of a servicer default by Citibank (South Dakota);
               and

         o either of the Banks is unable to transfer credit card receivables to the Master Trust.

         A series of investor certificates may have additional early amortization events applicable to that series.

         After an early amortization event occurs, principal collections will be used to make monthly payments of principal to the investor certificateholders of that series until the earlier of payment of the outstanding principal amount of the certificates of that series and its legal maturity date. See "--Optional Termination; Final Payment of Principal " below. An early amortization event for the Collateral Interest is also an Early Redemption Event for the Notes. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events."

         In addition to the consequences of an early amortization event described in the preceding paragraph, if an Insolvency Event occurs the Banks will immediately cease to transfer credit card receivables to the Master Trust. After that time, unless the requisite number of investor certificateholders instruct otherwise, the Master Trust Trustee will sell or otherwise liquidate the credit card receivables in the Master Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of that sale or liquidation will be applied to payments on the investor certificates.


OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

         The Banks may repurchase the investor certificates of a series if the invested amount of the certificates of that series is five percent or less of the initial aggregate principal amount of the investor certificates. The purchase price will be equal to the invested amount, plus accrued interest.

         If the invested amount of the investor certificates of a series is greater than zero on the legal maturity date, the Master Trust Trustee will sell credit cards receivables in an amount, subject to certain limitations, of up to 110% of the invested amount. The net proceeds of the sale will be paid to the holders of the investor certificates.


AMENDMENTS TO POOLING AGREEMENT

         The Banks and the Master Trust Trustee may amend the Pooling Agreement and any supplement thereto without the consent of the investor certificateholders so long as the Master Trust Trustee receives an opinion of counsel that the amendment will not materially adversely affect the interests of the investor certificateholders and the rating agencies confirm that the amendment will not cause the rating assigned to any outstanding series or class to be withdrawn or reduced.

         The Pooling Agreement and any supplement thereto may also be amended with the consent of investor certificateholders holding not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected series for the purpose of adding, changing or eliminating any provisions of the Pooling Agreement or any supplement or of modifying the rights of such investor certificateholders. However, no amendment may

         o reduce the amount of, or delay the timing of, any distribution to be made to investor certificateholders or the amount available under any series enhancement without the consent of each affected investor certificateholder,

         o change the definition or the manner of calculating the interest of any investor certificate without the consent of each affected investor certificateholder,

         o reduce the percentage of investor certificateholders required to consent to any amendment without the consent of each investor certificateholder, or

         o adversely affect the rating of any series or class of investor certificates without the consent of investor certificateholders holding not less than 66 2/3% of the aggregate unpaid principal amount of that series or class.




                                   TAX MATTERS
                                   -----------

         This section summarizes the material U.S. federal income tax consequences to Noteholders. However, the discussion is limited in the following ways:

         o The discussion only covers you if you buy your Notes in the initial offering.

         o The discussion only covers you if you hold your Notes as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

         o The discussion does not cover tax consequences that depend upon your particular tax circumstances. You should consult your tax advisor about the consequences of holding Notes in your particular situation.

         o The discussion is based on current law. Changes in the law may change the tax treatment of the Notes.

         o     The discussion does not cover state, local or foreign law.

         o The discussion does not cover every type of Note that we might issue. For example, it does not cover Notes with an Expected Principal Payment Date within one year of issuance, Notes denominated in a foreign currency, or Notes whose tax characterization is different than that described below. If your Notes are of a type not described in this summary, additional tax information will be provided in the applicable supplement to this prospectus.

         o The discussion does not apply to Notes issued at more than a small discount from their principal amount. More precisely, the discussion applies only if any such discount is less than 1/4% times the number of full years from the issue date to the Expected Principal Payment Date of the Notes. This discount is referred to as "de minimis OID." If the discount on your Notes exceeds this de minimis amount, the original issue discount ("OID") rules of the Internal Revenue Code will apply and additional information will be provided in a supplement to this prospectus.

         o The discussion does not apply to you if you are a Non-U.S. Noteholder and if you (a) own 10% or more of the voting stock of Citigroup Inc. (b) are a "controlled foreign corporation" with respect to Citigroup, (c) are related to holders of any equity interest in the Issuer other than the Banks, (d) are related to any holder of any equity interest in the Master Trust other than the Issuer or (e) are a bank making a loan in the ordinary course of its business.

         o There is no authority concerning many of the tax issues concerning the Issuer and the Notes. We have not requested a ruling from the Internal Revenue Service on the tax consequences of owning the Notes. As a result, the IRS could disagree with portions of this discussion.

         Because of these limitations, and because of the uncertainties described below, we strongly encourage you to consult your tax advisor before purchasing Notes.


TAX CHARACTERIZATION OF THE NOTES

         Cravath, Swaine & Moore, special federal tax counsel to the Banks and the Issuer ("Tax Counsel"), will provide an opinion to the Issuer that the Notes are properly characterized as indebtedness for federal income tax purposes. In addition, Noteholders will agree, by acquiring Notes, to treat the Notes as debt of the Banks for federal, state and local income and franchise tax purposes. The Banks agree to treat the Notes in the same manner for these purposes, although they will treat the Notes as equity for certain nontax purposes.


TAX CHARACTERIZATION OF THE ISSUER

         Tax Counsel will provide an opinion that the Issuer will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the Issuer will not be subject to federal income tax.

         The precise tax characterization of the Issuer for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the Banks as collateral for notes issued by the Banks. On the other hand, the Issuer could be viewed as a separate entity for tax purposes, probably a partnership, issuing its own notes. This distinction, however, should not have a significant tax effect on Noteholders except as stated below.


U.S. AND NON-U.S. NOTEHOLDERS

         Many of the tax consequences of your owning Notes depend upon whether you are a "U.S. Noteholder" or a "Non-U.S. Noteholder."

         A "U.S. Noteholder" is (a) an individual U.S. citizen or resident alien; (b) a corporation, or entity taxable as a corporation, that was created under U.S. law (federal or state); or (c) an estate or trust whose worldwide income is subject to U.S. federal income tax.

         A "Non-U.S. Noteholder" is (a) an individual that is a nonresident alien; (b) a corporation organized or created under non-U.S. law; or (c) an estate or trust that is not taxable in the U.S. on its worldwide income.

         If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Notes should consult their tax advisors.


TAX CONSEQUENCES TO U.S. NOTEHOLDERS


Interest
--------

         Unless the OID rules apply as described below:

         o If you are a cash method taxpayer (which includes most individual Noteholders), you must report interest on the Notes in your income when you receive it.

         o If you are an accrual method taxpayer, you must report interest on the Notes in your income as it accrues.


Possible OID on the Notes
-------------------------

         Your Notes might be treated as having OID, even though they satisfy the requirement for de minimis OID described above. This result could arise in two ways:

         o Interest on your Notes is not paid in full on a scheduled payment date. Your Notes (or a Foreclosure Certificate, if one is issued) might be then treated as having OID from that date until their principal is fully paid.

         o When your Notes are issued, there is more than a "remote" risk of a late payment or nonpayment of interest. Your Notes would then have OID from their date of issuance. However, the Banks intend to take the position that OID does not arise under this rule, because the risks in question are "remote."

         If your Note has OID, all interest on the Note would be subject to the tax rules for accruing OID. In general, there would not be a significant adverse effect on you. However:

         o You would have to report interest income on the Note as it accrues rather than when it is paid, even if you are on the cash method of accounting.

         o If the Note was issued at a small discount from its face amount (that is, with de minimis OID) you would have to accrue that discount into income over the life of the Note.


Premium and Discount
--------------------

         Additional special rules apply in the following situations:

         o If you buy a Note in the initial offering for more than its principal amount, the excess amount you pay will be "bond premium." You can use bond premium to reduce your taxable interest income over the life of your Note.

         o If you buy a Note in the initial offering for less than its initial offering price to the public, special rules concerning "market discount" may apply.

         Appropriate adjustments to tax basis are made in these situations. Noteholders in these situations should consult their tax advisors.


Sale or Retirement of Notes
---------------------------

         On your sale or retirement of your Note:

         o You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Note.

         o Your tax basis in your Note is your cost, subject to certain adjustments for OID, premium and discount.

         o Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held your Note for more than one year.

         o If your Note was issued at a de minimis OID, you must report that discount in your income as taxable gain on a proportionate basis as you receive principal on the Note.

         o If you sell a Note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.


Information Reporting and Backup Withholding
--------------------------------------------

         Under the tax rules concerning information reporting to the IRS:

         o Assuming you hold your Notes through a broker or other securities intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement proceeds on your Notes, unless an exemption applies.

         o Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If your are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

         o If you are subject to these requirements but do not comply, the intermediary must withhold 31% of all amounts payable to you on the Notes (including principal payments). This is called "backup withholding." If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

         o All individual U.S. Noteholders are subject to these requirements. Some U.S. Noteholders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Other Possible Tax Characterizations
------------------------------------

         Since we are not obtaining a ruling from the IRS on the tax consequences of the Notes, the IRS could disagree with the intended tax consequences or with the opinions of Tax Counsel described above. As a result:

         o The Notes might be treated as equity interests in a partnership rather than debt for tax purposes. Noteholders would then be treated as partners in a partnership, with possible adverse tax results. In particular, individual Noteholders would be required to include income of the Issuer or the Master Trust in their own income as it accrues rather than when it is paid, and might not be allowed as a deduction for certain expenses of the Issuer or the Master Trust (resulting in a greater amount of taxable income than cash received).

         o The Issuer (and possibly the Master Trust) might initially or in the future be treated as a taxable corporation, with the Notes treated as debt or equity in the corporation. Tax imposed on the Issuer (or the Master Trust) could significantly reduce the amount of cash otherwise available for payment to Noteholders.


TAX CONSEQUENCES TO NON-U.S. NOTEHOLDERS


Withholding Taxes
-----------------

         Generally, assuming the Notes are debt for federal income tax purposes (as provided in the opinion of Tax Counsel), payments of principal and interest on the Notes will not be subject to U.S. withholding taxes.

         However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

         o You provide your name, address and a signed statement that you are the beneficial owner of the Notes and that you are not as a U.S. Noteholder. This statement is generally made on IRS Form W-8 or Form W-8BEN.

         o You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form 1001 or Form W-8BEN.

         o You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. This claim is generally made on Form 4224 or Form W-8ECI.

         You should consult your tax advisor about the specific procedures for satisfying these requirements. These procedures will change on January 1, 2001. In addition, a claim for exemption will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.


Sale or Retirement of Notes
---------------------------

         If you sell a Note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

         o The gain is connected with a trade or business that you conduct in the U.S.

         o You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the Note, and certain other conditions are satisfied.

         o The gain represents accrued interest or OID, in which case the rules for interest would apply.


U.S. Trade or Business
----------------------

         If you hold your Note in connection with a trade or business that you are conducting in the U.S.:

         o Any interest on the Note, and any gain from disposing of the Note, generally will be subject to income tax as if you were a U.S. Noteholder.

         o If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the Note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.


Estate Taxes
------------

         If you are an individual, your Note will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the Note were not connected to a trade or business that you were conducting in the U.S.


Information Reporting and Backup Withholding
--------------------------------------------

         U.S. rules concerning information reporting and backup withholding are described above. Under these rules:

         o Principal and interest payments you receive will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above (unless the recipient of the applicable form knows that the form is false). However, interest payments made to you will be reported to the IRS on Form 1042-S.

         o Sale proceeds you receive on a sale of your Notes through a broker may be subject to these rules if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. You should consult your tax advisor concerning information reporting and backup withholding on a sale.

Other Possible Tax Characterizations
------------------------------------

         If the Issuer or the Master Trust is treated as a taxable corporation, as discussed above, the tax liability of the Issuer or the Master Trust could reduce the amount of cash available to Noteholders. In addition, if your Notes are characterized as equity rather than debt for federal income tax purposes, there could be material adverse tax consequences to you. For example:

         o If your Notes were equity interests in a partnership, (a) 30% U.S. withholding tax might apply to the gross amount of income of the Issuer allocable to you, or (b) you might have to file a tax return in the U.S. and pay tax on your share of net income of the Issuer as if such income were your U.S. business income. A corporate Noteholder might also be subject to the "branch profits tax."

         o If your Notes are equity interests in a corporation, all interest payable to you might be treated as a dividend subject to 30% withholding tax (or a lower rate provided for dividends by a tax treaty).

Non-U.S. Noteholders should consult their tax advisors concerning these risks.




                             BENEFIT PLAN INVESTORS
                             ----------------------

         Benefit plans are subject to restrictions under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 ("ERISA"). These restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan ("Plan Assets"). A benefit plan fiduciary should consider whether an investment by the benefit plan in Notes complies with these requirements.

         In general, a benefit plan for these purposes includes:

         o an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees (such as a pension, profit-sharing, section 401(k) or Keogh plan);

         o     an individual retirement account; and

         o a collective investment fund or other entity, if (a) the fund or entity has one or more benefit plan investors and (b) certain "look-through" rules apply and treat the assets of the fund or entity as constituting plan assets of such benefit plan investor.

         However, a plan maintained by a government is not a benefit plan unless it is tax-qualified under the Internal Revenue Code. A fund or other entity (including an insurance company general account) considering an investment in Notes should consult its tax advisors concerning whether its assets might be considered plan assets under these rules.


PROHIBITED TRANSACTIONS

         ERISA and the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions of specified transactions.


POTENTIAL PROHIBITED TRANSACTIONS FROM INVESTMENT IN NOTES

         There are two categories of prohibited transactions that might arise from a benefit plan's investment in Notes. Fiduciaries of benefit plans contemplating an investment in Notes should carefully consider whether the investment would violate these rules.

1: Prohibited transactions between the benefit plan and a party in interest
---------------------------------------------------------------------------

         The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing Notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the Notes were viewed as debt of the Banks and a Bank was a party in interest as to the benefit plan. A prohibited transaction could also arise if a Bank, the Master Trust Trustee, the Indenture Trustee, the servicer or another party with an economic relationship to the Issuer or the Master Trust either

         o is involved in the investment decision for the benefit plan to purchase Notes or

         o     is otherwise a party in interest as to the benefit plan.

         If a prohibited transactions might result from the benefit plan's purchase of Notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in Notes. The exemptions that are potentially available include the following Prohibited Transaction Class Exemptions ("PTCE"):

         o     96-23 (available to "in-house asset managers");

         o     95-60 (available to insurance company general accounts);

         o     91-38 (available to bank collective investment funds);

         o     90-1 (available to insurance company pooled separate accounts);
               and

         o     84-14 (available to "qualified professional asset managers").

         However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.


2:  Prohibited transactions between the Issuer or Master Trust and a party in
-----------------------------------------------------------------------------
interest
--------

         The second category of prohibited transactions could arise if

         o     a benefit plan acquires Notes, and

         o under a Department of Labor plan asset regulation, assets of the Issuer or the Master Trust are treated as if they were plan assets of the benefit plan.

         In this case, every transaction by the Issuer or the Master Trust would be treated as a transaction by the benefit plan using plan assets.

         If assets of the Issuer or the Master Trust are treated plan assets, a prohibited transaction could result if the Issuer or the Master Trust itself engages in a transaction with a party in interest as to the benefit plan. For example, if the Master Trust assets are treated as plan assets and the Master Trust holds a credit card receivable that is an obligation of a benefit plan participant, then there would be a prohibited extension of credit between the benefit plan and a party in interest (the participant).

         As a result, if assets of the Issuer or the Master Trust are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the PTCEs referred to above could not be relied on to exempt all the transactions of the Issuer or the Master Trust from the prohibited transaction rules. In addition, because all the assets of the Issuer or the Master Trust would be treated as plan assets, managers of those assets might become subject to the fiduciary responsibility rules of ERISA.

         Under an exemption in the plan asset regulations, assets of the Issuer or Master Trust would not be considered Plan Assets, and so this risk of prohibited transactions would not arise, if a benefit plan purchased a Note that

         o     was treated as indebtedness under local law, and

         o     had no "substantial equity features."

         We expect that all Notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, we believe that the Notes should not be considered to have substantial equity features. As a result, the plan asset regulations should not apply to cause assets of the Issuer or the Master Trust to be treated as Plan Assets.


INVESTMENT BY BENEFIT PLAN INVESTORS

         For the reasons described in the preceding sections, benefit plans can purchase Notes. However, the fiduciary of the benefit plan must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan's investment in Notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.


TAX CONSEQUENCES TO BENEFIT PLANS

         In general, assuming the Notes are debt for federal income tax purposes, interest income on Notes would not be taxable to benefit plans that were tax-exempt under the Internal Revenue Code, unless the Notes were "debt-financed property." However, if (contrary to the opinion of Tax Counsel), for federal income tax purposes, the Notes were equity interests in a partnership and the partnership or the Master Trust were viewed as having other outstanding debt, then all or part of the interest income on the Notes would be taxable to the benefit plan as "debt-financed income." Benefit plans should consult their tax advisors concerning the tax consequences of purchasing Notes.




                              PLAN OF DISTRIBUTION
                              --------------------

         The Issuer may offer and sell the Notes in any of three ways:

         (1)   directly to one or more purchasers,

         (2)   through agents, or

         (3)   through underwriters.

         Any underwriter or agent that offers the Notes may be an affiliate of the Issuer, and offers and sales of Notes may include secondary market transactions by affiliates of the Issuer. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

         The Issuer will specify in a supplement to this prospectus the terms of each offering, including

         o     the name or names of any underwriters or agents,

         o     the managing underwriters of any underwriting syndicate,

         o     the public offering or purchase price,

         o     the net proceeds to the Issuer from the sale,


         o any underwriting discounts and other items constituting underwriters' compensation,

         o     any discounts and commissions allowed or paid to dealers,

         o     any commissions allowed or paid to agents, and

         o the securities exchanges, if any, on which the Notes will be listed.

         Dealer trading may take place in certain of the Notes, including Notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the Issuer, directly or through agents, solicits offers to purchase Notes, the Issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Notes.

         The Issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a supplement to this prospectus, the Issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the Issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

         Any underwriter or agent participating in the distribution of securities, including Notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by them and any profit realized by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

         The Issuer may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of Issuer's Notes.

         Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for the Issuer or its affiliates in the ordinary course of business.




                                  LEGAL MATTERS
                                  -------------


         Stephanie B. Mudick, Esq., as General Counsel--Corporate Law of Citigroup Inc., will pass upon the validity of the Notes for the Issuer. Cravath, Swaine & Moore, New York, New York will pass upon the validity of the Notes for any agents or underwriters. Cravath, Swaine & Moore, New York, New York will also pass upon certain federal income tax matters for the Issuer. Ms. Mudick beneficially owns, or has the right to acquire under Citigroup's employee benefit plans, a aggregate of less than 0.01% of Citigroup's outstanding common stock.

                                    GLOSSARY
                                    --------


Available subordinated amount------------------------------------------------46

Banks------------------------------------------------------------------------18

Book-entry note--------------------------------------------------------------25

Cedelbank--------------------------------------------------------------------29

Class------------------------------------------------------------------------19

Class A Notes----------------------------------------------------------------19

Class B Notes----------------------------------------------------------------19

Class C Notes----------------------------------------------------------------19

Collateral Interest----------------------------------------------------------32

Derivative Agreements--------------------------------------------------------25

DTC--------------------------------------------------------------------------26

Early amortization event-----------------------------------------------------63

Events of Default------------------------------------------------------------49

Early Redemption Events------------------------------------------------------52

Eligible account-------------------------------------------------------------60

Eligible receivable----------------------------------------------------------60

ERISA------------------------------------------------------------------------71

Euroclear--------------------------------------------------------------------29

Expected Principal Payment Date-----------------------------------------------4

Finance charge receivables---------------------------------------------------33

Fixed rate Note--------------------------------------------------------------20

Floating rate Note-----------------------------------------------------------20

Foreclosure Certificate------------------------------------------------------51

Global notes-----------------------------------------------------------------26

Indenture--------------------------------------------------------------------19

Indenture Trustee------------------------------------------------------------19

Insolvency Event-------------------------------------------------------------63

Interchange------------------------------------------------------------------33

Interest Period--------------------------------------------------------------20

Issuer-----------------------------------------------------------------------18

Issuer Trustee---------------------------------------------------------------18

Legal Maturity Date-----------------------------------------------------------4

Lump addition----------------------------------------------------------------57

Master Trust-----------------------------------------------------------------57

Master Trust Trustee---------------------------------------------------------57

Minimum required subordinated amount---------------------------------------- 46

New accounts-----------------------------------------------------------------58

Notes------------------------------------------------------------------------19

OID--------------------------------------------------------------------------65

Participants-----------------------------------------------------------------27

Plan Assets------------------------------------------------------------------71

Pooling Agreement------------------------------------------------------------56

Principal receivables--------------------------------------------------------33

PTCE-------------------------------------------------------------------------72

Record Date------------------------------------------------------------------25

Required minimum principal balance-------------------------------------------57

Required surplus finance charge amount---------------------------------------52

Seller's Interest------------------------------------------------------------32

Surplus finance charge collections-------------------------------------------52

Trust accounts---------------------------------------------------------------36

                                                                         ANNEX I


               THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA)
               ---------------------------------------------------

GENERAL


         Citibank (South Dakota) services the credit card accounts at its facilities in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to service contracts.

         Citibank (South Dakota) is a member of MasterCard International and VISA. MasterCard and VISA credit cards are issued as part of the worldwide MasterCard International and VISA systems, and transactions creating the receivables through the use of those credit cards are processed through the MasterCard International and VISA authorization and settlement systems. If either system were to materially curtail its activities, or if Citibank (South Dakota) were to cease being a member of MasterCard International or VISA, for any reason, an early amortization event with respect to the Collateral Interest could occur, and delays in payments on the receivables and possible reductions in the amounts of receivables could also occur.

         The MasterCard and VISA credit card accounts owned by Citibank (South Dakota) were principally generated through:

         o     applications mailed directly to prospective cardholders;

         o applications made available to prospective cardholders at the banking facilities of Citibank (South Dakota), at other financial institutions and at retail outlets;

         o applications generated by advertising on television, on radio and in magazines;

         o direct mail and telemarketing solicitation for accounts on a pre-approved credit basis;

         o solicitation of cardholders of existing nonpremium accounts for premium accounts;

         o     applications through affinity and co-brand marketing programs;
               and

         o     purchases of accounts from other credit card issuers.

         On February 26, 1999 the Banks and some of their affiliates entered into an agreement with MasterCard International. As a result of this agreement, the portfolio of credit card accounts owned by Citibank (South Dakota) is expected to have a larger proportion of MasterCard accounts in the future. This shift could be accompanied by some attrition of accounts. Based on current analyses, the Banks do not expect their performance of this agreement or any such attrition of accounts to have a material adverse effect on investors in the Master Trust or the Notes.


ACQUISITION AND USE OF CREDIT CARDS


         Citibank (South Dakota) reviews each application for a new credit card account for completeness and creditworthiness. Citibank (South Dakota) generally obtains a credit report on the applicant issued by an independent credit reporting agency. In the event there are discrepancies between the application and the credit report Citibank (South Dakota) may verify the information on the applicant.

         Citibank (South Dakota) generally evaluates the ability of an applicant for a credit card account to repay credit card balances by applying a credit scoring system using models developed in-house and models developed with the assistance of an independent firm with extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the type of residence of the applicant. From time to time Citibank (South Dakota) reviews its credit scoring models and, if necessary, updates them to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and the source from which the account was acquired.

         Citibank (South Dakota) also generates new credit card accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-approved by Citibank (South Dakota). Citibank (South Dakota) identifies potential cardholders for pre-approved direct mail or telemarketing solicitation campaigns by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet those criteria and forwards the list to a processing vendor. The processing vendor screens the list in accordance with the credit criteria of Citibank (South Dakota) to determine the eligibility of the individuals on the list for a pre-approved solicitation. Individuals qualifying for pre-approved direct mail or telemarketing solicitation are offered a credit card without having to complete a detailed application. In the case of pre-approved solicitations, a predetermined credit limit is reserved for each member of the group being solicited, which credit limit may be based upon, among other things, each member's individual credit profile, level of existing and potential indebtedness relative to assumed income and estimated income and the availability of additional demographic data for such member.

         In recent years, Citibank (South Dakota) has added affinity and co-brand marketing to its other means of business development. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the solicitation of organized membership groups with the written endorsement of the group's leadership, and direct mail solicitation of prospective cardholders through the use of a list purchased from a group.

         Co-brand marketing is an outgrowth of affinity marketing. It involves the solicitation of customers of a retailer, service provider or manufacturer which has a recognizable brand name or logo. Consumers are likely to acquire and use a co-branded card because of the benefits provided by the co-brander. The co-brander may play a major role in the marketing and solicitation of co-branded cards. Solicitation activities used in connection with affinity and co-brand marketing also include solicitations in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In some cases, pre-approved solicitations will be used in the same manner as described in the second preceding paragraph.

         Citibank (South Dakota) purchases credit card accounts that were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Citibank (South

Dakota) screens purchased accounts against criteria established at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other purchased accounts remain open. The credit limits on these accounts are based initially on the limits established or maintained by the selling institution.

         Each cardholder is subject to an agreement governing the terms and conditions of the account. Each agreement provides that Citibank (South Dakota) may change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance.


COLLECTION OF DELINQUENT ACCOUNTS

         Generally, Citibank (South Dakota) considers a MasterCard or VISA credit card account delinquent if it does not receive the minimum payment due by the due date indicated on the cardholder's statement. Personnel of Citibank (South Dakota) and affiliated credit card processors pursuant to service contracts, supplemented by collection agencies and attorneys retained by Citibank (South Dakota), attempt to collect delinquent credit card receivables. Under current practice, Citibank (South Dakota) includes a request for payment of overdue amounts on all billing statements issued after the account becomes delinquent.

         While collection personnel initiate telephone contact with cardholders whose credit card accounts are as few as five days delinquent, based on credit scoring criteria, generally contact is initiated when an account is 35 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, Citibank (South Dakota) continues to contact the cardholder by telephone and by mail. Generally, if an account is 15 days delinquent or if a cardholder exceeds that cardholder's credit limit by more than 5%, no additional extensions of credit through such account are authorized and, no more than 95 days after an account becomes delinquent, the account is closed. The servicer may also, at its discretion, enter into arrangements with delinquent cardholders to extend or otherwise change payment schedules. The current policy of the servicer is to charge-off the receivables in an account when that account becomes 185 days delinquent or, if the servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the servicer will charge-off the receivables in that account not later than 60 days after the servicer receives notice.

         The credit evaluation, servicing and charge-off policies and collection practices of Citibank (South Dakota) may change over time in accordance with the business judgment of Citibank (South Dakota), applicable law and guidelines established by applicable regulatory authorities.


YEAR 2000

         Many computer applications have been written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of the application to properly process transactions with dates in the Year 2000 or thereafter. Citibank (South Dakota) and Citibank (Nevada) have assessed and, where necessary, are updating their computer applications and business processes to provide for their continued functionality and expect to complete implementation of the necessary changes in a timely manner. Neither Citibank (South Dakota) nor Citibank (Nevada) anticipates that the costs related to implementation will be material to any single year or quarter. In addition, an assessment of the readiness of third parties with which Citibank (South Dakota) and Citibank (Nevada) interface in achieving Year 2000 compliance is ongoing. Lack of readiness by these third parties could expose Citibank (South Dakota) and/or Citibank (Nevada) to impairment of business processes and activities. Citibank (South Dakota) and Citibank (Nevada) are assessing these risks and are creating contingency plans intended to address perceived risks. Neither Citibank (South Dakota) nor Citibank (Nevada) can predict what effect the failure of such a third party to address, in a timely manner, the Year 2000 problem would have on the Banks.

[FLAG]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to Completion, dated June 15, 1999

              FORM OF PROSPECTUS SUPPLEMENT FOR A SUBCLASS OF NOTES

PROSPECTUS SUPPLEMENT DATED __________ __,  1999
(to Prospectus dated __________ __,  1999)


                       CITIBANK CREDIT CARD ISSUANCE TRUST
                                   CITISERIES

                              Class __ 1999/_ Notes


The Issuer will issue and sell
                                 Class [ ] Notes

Principal amount...................    $ ____________

Interest rate......................    ____% per annum

Interest payment dates.............    __ day of each _________,
                                       beginning ________ __, 1999

Expected principal payment date....    _________ __, 20__

Legal maturity date................    _________ __, 20__

Price to public....................    $[...] (or [...]%)

Underwriting  discount.............    $[...] (or [...]%)

Proceeds to the Issuer.............    $[...] (or [...]%)

         The Class __ 1999/_ Notes are a part of a series of Notes called the Citiseries. The Citiseries consists of Class A Notes, Class B Notes and Class C Notes. The Class __ 1999/ _ Notes are a subclass of Class __ Notes.

         Principal payments on Class B Notes are subordinated to payments on the Class A Notes. Principal payments on Class C Notes are subordinated to payments on the Class A and Class B Notes.

         The Class __ 1999/_ Notes are expected to be issued on or about ___________ __, 1999. These Notes will be delivered in book-entry form and you will not receive a physical certificate.


You should review and consider the discussion under "Risk Factors" beginning on page 10 of the accompanying prospectus before you purchase any Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of any other person. Each class of Notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of the Issuer for the payment of the Notes. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the Class __ 1999/_ Notes only if accompanied by the prospectus.

                    Underwriters of the Class __ 1999/_ Notes
                                 [         ]

                                TABLE OF CONTENTS
                                -----------------


                              PROSPECTUS SUPPLEMENT

Summary of Terms........................................................     S-3

Underwriting............................................................     S-8

Annex I: The Master Trust Receivables and Accounts......................     I-1


         The table of contents for the prospectus appears on page 2 of that document.

         There is a glossary of defined terms on page 76 of the prospectus.

                                ----------------

         We provide information to you about the Class __ 1999/_ Notes in two separate documents: a prospectus and a prospectus supplement. The prospectus provides general information about the each series of Notes issued by Citibank Credit Card Issuance Trust, some of which may not apply to the Citiseries. The prospectus supplement provides the specific terms of the Class __ 1999/_ Notes. You should carefully read both the prospectus and the prospectus supplement before you purchase any Class __ 1999/_ Notes.

         This prospectus supplement may update or modify information in the accompanying prospectus. Whenever information in this prospectus supplement differs from the information in the prospectus, you should rely on the information in this prospectus supplement.

         In deciding whether to purchase the Class __ 1999/_ Notes, you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about the Class __ 1999/_ Notes.

                                ----------------

         The Class __ 1999/_ Notes are offered subject to receipt and acceptance by the underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

                                SUMMARY OF TERMS
                                ----------------


        Because this is a summary it does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and prospectus before you purchase any Class __ 1999/_ Notes.


SECURITIES OFFERED                  $___________  ____% Class __ 1999/_ Notes

                                    The Class __ 1999/_ Notes are issued by, and are obligations of, Citibank Credit Card Issuance Trust. The Issuer has issued and expects to issue other classes and subclasses of Notes of the Citiseries with different interest rates, payment dates, legal maturity dates and other characteristics. See "The Notes--New Issuances of Notes" in the prospectus.

INTEREST The Class __ 1999/_ Notes will accrue interest at the rate of ____% per annum.

                                    Interest on the Class __ 1999/_ Notes will begin to accrue on __________ __, 1999 and will be calculated on the basis of a 360-day year of twelve 30-day months.

                                    The Issuer will make interest payments on the Class __ 1999/_ Notes on the ____ day of each __________ (or if the __ day is not a business day in New York, Delaware or South Dakota, the following business day), beginning _________ __, 1999.

                                    The payment of accrued interest on a class of Notes of the Citiseries is not senior to or subordinated to payment of interest on any other class of Notes of this series.

PRINCIPAL                           The Issuer expects to pay the principal of
                                    the Class __ 1999/_ Notes in one payment on ____________ __, 20__, which is the Expected
                                    Principal Payment Date, and is obligated to do so if funds are available for that purpose. However, if principal of the Class
                                    __ 1999/_ Notes is not paid in full on its Expected Principal Payment Date, the
                                    Noteholders will not have any remedies
                                    against the Issuer until ____________ __, 20__, the Legal Maturity Date of the Class
                                    __ 1999/_ Notes.

                                    If principal of the Class __ 1999/_ Notes is not paid in full on the Expected Principal Payment Date, then [, subject to the principal payment rules described below under "Subordination; Credit Enhancement",] principal payments on those Notes will be made on a monthly basis until they are paid in full or the Legal Maturity Date occurs, whichever is earlier.

                                    Principal of the Class __ 1999/_ Notes may be paid earlier than its Expected Principal Payment Date if an Early Redemption Event occurs with respect to those Notes. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events" in the prospectus.

SUBORDINATION[; CREDIT
   ENHANCEMENT]                     No payment of principal will be made on any
                                    Class B Note in the Citiseries unless,
                                    following such payment, the available
                                    subordinated amount of Class B Notes and Class C Notes in this series is at least equal to the minimum required subordinated amount for the outstanding Class A Notes in this series. Similarly, no payment of principal will be made on any Class C Note in the Citiseries unless, following such payment, the available subordinated amount of Class C Notes in this series is at least equal to the minimum required subordinated amount for the outstanding Class B Notes in this series.

                                    [The maximum aggregate amount of principal of Class B Notes and Class C Notes in the Citiseries that may be applied to payments on the Class A 1999/_ Notes is $_____________.] [This language is only for issuances of Class A subclasses]

                                    [The maximum aggregate amount of principal of Class C Notes in the Citiseries that may be applied to payments on the Class B 1999/_ Notes is $_____________.] [This language is only for issuances of Class B subclasses]

                                    [However, the Issuer may at any time change the amount of credit enhancement available to the Class _ 1999/__ Notes without the consent of any Noteholders so long as the Issuer has received confirmation from the rating agencies that have rated any outstanding Notes of the Citiseries that the change in the amount of available credit enhancement will not result in the rating assigned to any outstanding Notes in the Citiseries to be withdrawn or reduced.]

                                    See "Application of Funds in the Trust
                                    Accounts to Payments on the Notes--From
                                    principal funding subaccounts" in the
                                    prospectus.


                           [THE FOLLOWING HEADING WILL BE INCLUDED ONLY IN PROSPECTUS SUPPLEMENTS FOR CLASS C SUBCLASSES]


[CLASS C RESERVE ACCOUNT            The Issuer will establish a Class C reserve
                                    account to provide credit enhancement solely for the holders of the Class C 1999/ _
                                    Notes. Amounts in the Class C reserve
                                    account will be available to holders of
                                    Class C 1999/ _ Notes to cover shortfalls of interest payable on interest payment dates and principal payable on the Legal Maturity
                                    Date.

                                    The Issuer will be required to fund the
                                    Class C reserve account to the level
                                    specified below if the finance charge
                                    collections generated by the

                                    Master Trust after payment of expenses and interest payments fall below the level specified below.

                                    The Class C reserve account will be funded from monthly finance charge collections from the Collateral Interest after payment of expenses of the Indenture Trustee, required interest deposits and other payments described under "Deposit of Funds into the Trust Accounts" in the prospectus.

                                    The Class C reserve account will be funded as follows:

                           Percentage of excess       Percentage of principal
                       finance charge collections     amount of Class C 1999/_
                        (averaged over three most     Notes required to be in
                             recent months)               reserve account
                             -------------                ---------------


                                    The amount required to be in the Class C reserve account will be adjusted to the percentages specified above as the excess finance charge collections rise or fall. If an Early Redemption Event occurs with respect to the Class C 1999/ _ Notes, the required Class C reserve account amount will be ___% of the principal amount of the Class C 1999/_ Notes.]

OPTIONAL REDEMPTION
   BY THE ISSUER                    The Issuer has the right, but not the
                                    obligation, to redeem the Class __ 1999/_
                                    Notes in whole but not in part on any day on or after the day on which the outstanding principal amount of the Class __ 1999/_
                                    Notes is reduced to less than 5% of its
                                    initial principal amount. This repurchase option is usually referred to as a clean-up call.

                                    If the Issuer elects to redeem the Class __
                                    1999/_ Notes, it will notify the registered holders of such redemption at least 30 days prior to the redemption date. The redemption price of a Note so redeemed will equal 100% of the outstanding principal amount of that Note, plus accrued but unpaid interest on the Note to but excluding the date of redemption.

                                    If the Issuer is unable to pay the
                                    redemption price in full on the redemption date, monthly payments on the Class __ 1999/_ Notes will thereafter be made [, subject to the principal payment rules described above under "Subordination; Credit Enhancement",] until the principal amount of those Notes (plus all accrued and unpaid interest) is paid in full or the Legal Maturity Date occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for the Class __ 1999/_ Notes will be applied to make the principal and interest payments on those Notes on the redemption date.

SECURITY FOR THE NOTES              The Class __ 1999/_ Notes will be secured by
                                    collateral consisting of the Collateral
                                    Interest and by the funds on deposit in the collection account and the applicable subaccount of the principal funding account, the interest funding account [and the Class
                                    C reserve account]. See "Sources of Funds to Pay the Notes--The Collateral Interest" and
                                    "--The Trust Accounts" in the prospectus.

LIMITED RECOURSE
   TO THE ISSUER                    Only the Collateral Interest and the
                                    applicable trust accounts secure the Class
                                    __ 1999/ _ Notes, and Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Class __ 1999/_ Notes.

MASTER TRUST ASSETS
   AND RECEIVABLES                  The Collateral Interest, which is the
                                    primary source of funds for the payment of principal of and interest on the Class __
                                    1999/_ Notes, is an investor certificate issued by the Master Trust. The Collateral
                                    Interest represents an undivided interest in the assets of the Master Trust. The Master
                                    Trust assets include credit card receivables from selected MasterCard and VISA revolving credit card accounts that meet the eligibility criteria for inclusion in the Master Trust. These eligibility criteria are discussed in the prospectus under "The
                                    Master Trust--Master Trust Assets."

                                    The credit card receivables in the Master
                                    Trust consist of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and certain other fees billed to cardholders.

                                    The aggregate amount of credit card
                                    receivables in the Master Trust as of
                                    __________ __, 1999 was $______________, of
                                    which $__________ were principal receivables and $_____________ were finance charge receivables. See "The Master Trust Receivables and Accounts" in Annex I of this prospectus supplement for more detailed financial information on the receivables and the accounts.

THE CITISERIES                      The Class __ 1999/_ Notes will be the __
                                    subclass of Notes issued by the Issuer and still outstanding in the Citiseries.

                                    As of ____________ __, 1999 the aggregate
                                    outstanding principal amount of Notes in the Citiseries was approximately $_____________, consisting of:

                                         Class A Notes       $________________
                                         Class B Notes       $________________

                                         Class C Notes       $________________

                                    As of ____________ __, 1999, the weighted
                                    average interest rate payable by the Issuer on the __ outstanding subclasses of Notes in the Citiseries was approximately ______% per annum, consisting of:

                                         Class A Notes       ______% per annum
                                         Class B Notes       ______% per annum
                                         Class C Notes       ______% per annum

PARTICIPATION WITH
   OTHER SERIES                     In addition to the Citiseries the Issuer has
                                    issued __ other series of Notes that are still outstanding. The Citiseries and the other __ outstanding series of Notes together comprise "Group 1."

                                    Collections of finance charge receivables allocable to each series in Group 1 will be aggregated and made available for required interest payments for all series in Group 1. Consequently, the future issuance of a new series in Group 1 may have the effect of reducing or increasing the amount of finance charge receivables represented by the Collateral Interest allocable to your Notes.

                                    As of ____________ __, 1999, the weighted
                                    average interest rate payable by the Issuer on the __ outstanding series of Notes in Group 1 was approximately ______% per annum. As of that date, the aggregate outstanding principal amount of those Notes was approximately $__________________.

                                    See "Deposit of Funds into the Trust
                                    Accounts--Allocation to interest funding subaccounts" in the prospectus.

[STOCK EXCHANGE
  LISTING The Issuer will apply to list the Class __ 1999/_ Notes on the Luxembourg Stock Exchange. The Issuer cannot guarantee that the application for the listing will be accepted. You should consult with Banque Internationale a Luxembourg, the Luxembourg listing agent for the Class __ 1999/_ Notes, 69, route d'Esch, L- 2953 Luxembourg, phone number (352) 4590-1, to determine whether the Class __ 1999/_ Notes have been listed on the Luxembourg Stock Exchange.]

[NO LISTING                         The Class __ 1999/_ Notes will not be listed
                                    on any stock exchange.]

RATINGS The Issuer will issue the Class __ 1999/_ Notes only if they are rated [in the highest rating category] [at least "A" or its equivalent] [at least "BBB" or its equivalent] by at least one nationally recognized rating agency. See "Risk Factors--Ratings of Notes do not guarantee timely payment of principal" in the prospectus.

                                  UNDERWRITING
                                  ------------


         Subject to the terms and conditions of the underwriting agreement for the Class __ 1999/_ Notes, the Issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class __ 1999/_ Notes set forth opposite its name:

                                                                   Principal
         Underwriters                                                Amount
         ------------                                                ------


           Total........................................           $

         The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $__________________ aggregate principal amount of Class __ 1999/_ Notes if any Class __ 1999/_ Notes are purchased.

         The underwriters have advised the Issuer that the several underwriters propose initially to offer the Class __ 1999/_ Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of _____% of the principal amount of those Notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of _____% of such principal amount.

         After the public offering, the public offering price and other selling terms may be changed by the underwriters.

         Each underwriter of the Class __ 1999/_ Notes has agreed that:

                    o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class __ 1999/_ Notes in, from or otherwise involving the United Kingdom;

                    o it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Class __ 1999/_ Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

                    o if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

                    o it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

          In connection with the sale of the Class __ 1999/_ Notes, the underwriters may engage in:

                    o over-allotments, in which members of the syndicate selling the Class __ 1999/_ Notes sell more Notes than the Issuer actually sold to the syndicate, creating a syndicate short position;

                    o stabilizing transactions, in which purchases and sales of the Class __ 1999/_ Notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

                    o syndicate covering transactions, in which members of the selling syndicate purchase Class __ 1999/_ Notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

                    o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when the Class __ 1999/_ Notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

          These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class __ 1999/_ Notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

         The Issuer will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         Salomon Smith Barney Inc. is an affiliate of the Issuer.

         This prospectus supplement and the accompanying prospectus may be used by Salomon Smith Barney Inc. and/or other affiliates of the Issuer in connection with offers and sales related to market-making transactions in the Class __ 1999/_ Notes. The Issuer affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

         The Issuer will receive proceeds of approximately $_____________from the sale of the Class __ 1999/__ Notes (which represents ____% of the principal amount of those Notes) after paying the underwriting discount of $__________ (which represents _____% of the principal amount of those Notes). Additional offering expenses are estimated to be $_______________.

                                                                         ANNEX I

                    THE MASTER TRUST RECEIVABLES AND ACCOUNTS
                    -----------------------------------------


         The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.


LOSS AND DELINQUENCY EXPERIENCE

         The following tables set forth the loss and delinquency experience for cardholder payments on the credit card accounts for each of the periods shown. For the Loss Experience table below, loss experience is shown on a cash basis for principal receivables. If accrued finance charge receivables that have been written off were included in losses in that table, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. We can not provide any assurance that the loss and delinquency experience for the receivables in the future will be similar to the historical experience set forth below.


                       Loss Experience for the Accounts(1)
                             (Dollars in Thousands)

                                   _____ Months
                                      Ended           Year Ended December 31,
                                                      199      199      199
                                  -------------       ----     ----     ----

Average Principal Receivables
   Outstanding(2).................

Net Losses(3).....................

Net Losses as a Percentage of
   Average Principal
   Receivables Outstanding(4).....


(1)  Losses consist of write-offs of principal receivables.

(2) Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated.

(3) Net losses as a percentage of gross charge-offs for the first ____ months of 199_ were ____% and for each of the years ended December 31, 199_, 199_ and 199_ were ____%, ____% and ____%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.

(4) The percentage for the ____ months ended _______ __, 199_ is an annualized number.


               Delinquencies as a Percentage of the Accounts(1)(2)
                             (Dollars in Thousands)

                                                                        As of December 31,
                        As of               -----------------------------------------------------------------------------
                           , 199                       199                      199                       199
                 ------------------------   ------------------------  ------------------------   ------------------------
Number of Days   Delinquent                 Delinquent                Delinquent                 Delinquent
Delinquent       Amount(1)  Percentage(2)   Amount(1)  Percentage(2)  Amount(1)  Percentage(2)   Amount(1)  Percentage(2)
--------------   ---------- -------------   ---------- -------------  ---------- -------------   ---------- -------------

35-64 days......

65-94 days......

95 days or more.

  Total.........

(1) The Delinquent Amount includes both principal receivables and finance charge receivables.

(2) The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated.

REVENUE EXPERIENCE

         The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the ____ months ended _________ __, 199_ and for each year of the three-year period ended December 31, 199_ are set forth in the following table.

         The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.


                       Revenue Experience for the Accounts
                             (Dollars in Thousands)

                                   _____ Months
                                      Ended           Year Ended December 31,
                                      , 199           199      199      199
                                  -------------       ----     ----     ----

Finance Charges and Fees Paid...

Average Revenue Yield(1)(2).....


(1) Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated.

(2) The percentage for the ____ months ended _____________ __, 199_ is an annualized number.


         The revenues from periodic finance charges and fees (other than annual fees) depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months--as opposed to convenience use (where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases)--and upon other card-related services for which the cardholder pays a fee. Fees for these other services will be treated for purposes of the Pooling Agreement as principal receivables rather than finance charge receivables; however, the Banks may specify that they will treat these fees as finance charge receivables. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors.


CARDHOLDER MONTHLY PAYMENT RATES

         Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates include amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts (which Citibank (South Dakota) may change).


                Cardholder Monthly Payment Rates for the Accounts

                                   _____ Months
                                      Ended          Year Ended December 31,
                                                      199      199      199
                                  -------------       ----     ----     ----

Lowest Month..............

Highest Month.............

Average of the Months in
  the Period..............


INTERCHANGE

         Creditors participating in the MasterCard International and VISA associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International and VISA systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the Master Trust Interchange attributed to cardholder charges for merchandise and services in the accounts. Interchange is allocated to the Master Trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts owned by Citibank (South Dakota). MasterCard International and VISA may change the amount of Interchange reimbursed to banks issuing their credit cards.


THE CREDIT CARD RECEIVABLES

         The receivables in the credit card accounts as of ___________ __, 199_ included $______________ of finance charge receivables and $____________ of principal receivables (which amounts include overdue finance charge receivables and overdue principal receivables). As of _____________ __, 1999 there were ______________ accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $_____ and an average credit limit of $_____. The average total receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was __%. Approximately __% of the accounts were opened before ___________ 199_. Of the accounts, approximately ______% related to cardholders with billing addresses in California, _____% in New York, _____% in Texas and _____% in Florida. Not more than 5% of the accounts related to cardholders having billing addresses in any other single state.

         The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible before they were added to the Master Trust. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the Master Trust for any date, the balance of the charged-off receivables is zero and the Master Trust owns only the right to receive recoveries on these receivables.

         The following tables summarize the credit card accounts by various criteria as of __________ __, 199_. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.


                   Composition of Accounts by Account Balance

                                             Percentage              Percentage
                                             of Total                Of Total
                                  Number of  Number of  Receivables  Receivables
Account Balance                   Accounts   Accounts   Outstanding  Outstanding
---------------                   ---------  ---------  -----------  -----------

Credit Balance(1)..............

No Balance(2)..................

Less than or equal to $500.00..

$500.01 to $1,000.00...........

$1,000.01 to $2,000.00.........

$2,000.01 to $3,000.00.........

$3,000.01 to $4,000.00.........

$4,000.01 to $5,000.00.........

$5,000.01 to $6,000.00.........

$6,000.01 to $7,000.00.........

$7,000.01 to $8,000.00.........

$8,000.01 to $9,000.00.........

$9,000.01 to $10,000.00........

Over $10,000.00................

     Total.....................


(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Credit card accounts which have a credit balance are included because receivables may be generated in these accounts in the future.
(2) Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.


                     Composition of Accounts by Credit Limit

                                             Percentage              Percentage
                                             of Total                of Total
                                  Number of  Number of  Receivables  Receivables
Credit Limit                      Accounts   Accounts   Outstanding  Outstanding
------------                      ---------  ---------  -----------  -----------

Less than or equal to $500.00..

$500.01 to $1,000.00...........

$1,000.01 to $2,000.00.........

$2,000.01 to $3,000.00.........

$3,000.01 to $4,000.00.........

$4,000.01 to $5,000.00.........

Over $5,000.00.................

     Total.....................

                    Composition of Accounts by Payment Status

                                         Percentage                  Percentage
                                         of Total                    of Total
                             Number of   Number of    Receivables    Receivables
Payment Status               Accounts    Accounts     Outstanding    Outstanding
--------------               ---------   ---------    -----------    -----------

Current(1).................

Up to 34 days delinquent...

35 to 64 days delinquent...

65 to 94 days delinquent...

95 to 124 days delinquent..

125 to 154 days delinquent.

155 to 184 days delinquent.

     Total.................


(1) Includes accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.


                         Composition of Accounts by Age

                                            Percentage               Percentage
                                            of Total                 of Total
                                 Number of  Number of   Receivables  Receivables
Age                              Accounts   Accounts    Outstanding  Outstanding
---                              ---------  ---------   -----------  -----------

Less than or equal to 6 months..

Over 6 months to 12 months......

Over 12 months to 24 months.....

Over 24 months to 36 months.....

Over 36 months to 48 months.....

Over 48 months..................

     Total......................


BILLING AND PAYMENTS

         The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

         Citibank (South Dakota) sends monthly billing statements to cardholders with balances at the end of each billing period. Each month a MasterCard or VISA cardholder must make a minimum payment equal to the sum of

         (1) the greater of $20 (or, if the then current balance is less than $20, that balance) and 1/48 of the then current balance,

         (2)  any amount which is past due and

         (3)  any amount which is in excess of the credit limit.

         The required minimum payment, however, cannot be less than the finance charges billed.

         A periodic finance charge is assessed on the credit card accounts. The periodic finance charge assessed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date such advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on such statement.

         The periodic finance charge assessed on balances in most credit card accounts for cash advances and purchases is currently the Prime Rate (as published in The Wall Street Journal) plus a percentage ranging from 5.4% to 12.9%. As of the most recent quarterly reset date, the periodic finance charge on balances in most accounts ranged from 13.15% to 20.65%. Citibank (South Dakota) may change the periodic finance charge on accounts at any time by written notice to the cardholders. Any increase in such finance charge will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date such change was made effective (assuming failure on the part of the cardholder to object to the new rate). Citibank (South Dakota) also offers promotional rates of limited duration to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those assessed by Citibank (South Dakota) generally.

         Before December 1993, Citibank (South Dakota) generally assessed an annual membership fee of between $20 and $100 per account. Effective December 1, 1993, Citibank (South Dakota) eliminated the annual membership fee for some premium and nonpremium cardholders who met specified non-delinquency criteria. This change did not apply to affinity or co-branded card products. In addition, effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to some other accounts, including some of its affinity and co-branded card products.

         Some of the accounts may be subject to additional fees, including:

         o a late fee of $29 if Citibank (South Dakota) does not receive a required minimum payment by the payment due date shown on the monthly billing statement, which fee is assessed monthly until the account is less than 30 days past due;

         o a cash advance fee which is generally equal to 3.0% of the amount of the cash advance (subject to a minimum fee of $5);

         o    a returned payment fee of $29;

         o    a returned check fee of $29;

         o    a stop payment fee of $29; and

         o a fee of $29 for each billing period with respect to each account with an outstanding balance over the credit limit established for such account.

         Payments by cardholders on the accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order:

         (1) periodic finance charges on cash advances,

         (2) periodic finance charges on purchases,

         (3) cash advance amounts and

         (4) purchase amounts.

         When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. We cannot provide any assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

                       CITIBANK CREDIT CARD ISSUANCE TRUST
                                   Citiseries


                    $_____________ ___% Class __ 1999/_ Notes


                             ----------------------

                              Prospectus Supplement
                           Dated ____________ __, 1999




                        Underwriters of the Class __ 1999/_ Notes
                                   [                 ]


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

         The Notes are not being offered in any state where the offer is not permitted.

         The Issuer does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

         Until the date which is 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.

[FLAG]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to Completion, dated June 15, 1999

               FORM OF PROSPECTUS SUPPLEMENT FOR A SERIES OF NOTES


PROSPECTUS SUPPLEMENT DATED __________ __, 1999
(to Prospectus dated __________ __, 1999)



                       CITIBANK CREDIT CARD ISSUANCE TRUST
                               SERIES 1999-_ NOTES


The Issuer will issue and sell

                                            Class A Notes               Class B Notes                 Class C Notes
Principal amount...................    $ ____________               $ ____________                $ ____________

Interest rate......................    ____% per annum              ____% per annum               ____% per annum

Interest payment dates.............    __ day of each _________,    __ day of each _________,     __ day of each _________,
                                       beginning ________ __, 1999  beginning _____ __, 1999      beginning ________ __, 1999

Expected principal payment date....    _________ __, 20__           _________ __, 20__            _________ __, 20__

Legal maturity date................    _________ __, 20__           _________ __, 20__            _________ __, 20__

Price to public....................    $[...] (or [...]%)           $[...] (or [...]%)            $[...] (or [...]%)

Underwriting discount..............    $[...] (or [...]%)           $[...] (or [...]%)            $[...] (or [...]%)

Proceeds to the Issuer.............    $[...] (or [...]%)           $[...] (or [...]%)            $[...] (or [...]%)

         Principal payments on the Class B Notes are subordinated to payments on the Class A Notes. Principal payments on the Class C Notes are subordinated to payments on the Class A and Class B Notes. No principal will be paid on the Class B Notes until all principal has been paid on the Class A Notes, and no principal will be paid on the Class C Notes until all principal has been paid on the Class A and Class B Notes.

         The Series 1999-_ Notes are expected to be issued on or about ___________ __, 1999. The Series 1999-_ Notes will be delivered in book-entry form and you will not receive a physical certificate.


You should review and consider the discussion under "Risk Factors" beginning on page 10 of the accompanying prospectus before you purchase any Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of any other person. Each class of Notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of the Issuer for the payment of the Notes. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the Series 1999-_ Notes only if accompanied by the prospectus.


                        Underwriters of the Class A Notes
                                 [           ]

                        Underwriters of the Class B Notes
                                 [           ]

                        Underwriters of the Class C Notes
                                 [          ]

                                TABLE OF CONTENTS
                                -----------------


                              PROSPECTUS SUPPLEMENT


Summary of Terms..................................................     S-3

Underwriting......................................................     S-7

Annex I: The Master Trust Receivables and Accounts................     I-1


         The table of contents for the prospectus appears on page 2 of that document.

         There is a glossary of defined terms on page 76 of the prospectus.

                                  ------------

         We provide information to you about the Series 1999-_ Notes in two separate documents: a prospectus and a prospectus supplement. The prospectus provides general information about the each series of Notes issued by Citibank Credit Card Issuance Trust, some of which may not apply to the Series 1999-_ Notes. The prospectus supplement provides the specific terms of the Series 1999-_ Notes. You should carefully read both the prospectus and the prospectus supplement before you purchase any Series 1999-_ Notes.

         This prospectus supplement may update or modify information in the accompanying prospectus. Whenever information in this prospectus supplement differs from the information in the prospectus, you should rely on the information in this prospectus supplement.

         In deciding whether to purchase the Series 1999-_ Notes, you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about the Series 1999-_ Notes.

                                  ------------

         The Class A Notes, the Class B Notes and the Class C Notes are offered subject to receipt and acceptance by the underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

                                SUMMARY OF TERMS
                                ----------------


         Because this is a summary it does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and prospectus before you purchase any Series 1999-_ Notes.

SECURITIES OFFERED                $___________  ____% Class A Notes, Series
                                  1999-_.
                                  $___________  ____% Class B Notes, Series
                                  1999-_.
                                  $___________  ____% Class C Notes, Series
                                  1999-_.

                                  The Series 1999-_ Notes are issued by, and are obligations of, Citibank Credit Card Issuance Trust. The Issuer will not issue any other class or subclass of Notes of this series.

INTEREST The Class A Notes will accrue interest at the rate of ____% per annum.

                                  The Class B Notes will accrue interest at the rate of ____% per annum.

                                  The Class C Notes will accrue interest at the rate of ____% per annum.

                                  Interest on the Series 1999-_ Notes will begin to accrue on __________ __, 1999 and will be calculated on the basis of a 360-day year of twelve 30-day months.

                                  The Issuer will make interest payments on the Series 1999-_ Notes on the ____ day of each __________ (or if the __ day is not a business day in New York, Delaware or South Dakota, the following business day), beginning _________ __, 1999.

                                  The payment of accrued interest on a class of Series 1999-_ Notes is not senior to or subordinated to payment of interest on any other class of Series 1999-_ Notes.

PRINCIPAL                         The Issuer expects to pay the principal of the
                                  Class A, Class B and Class C Notes in one payment on ____________ __, 20__, which is the
                                  Expected Principal Payment Date, and is
                                  obligated to do so if funds are available for that purpose. However, if principal of any class of Series 1999-_ Notes is not paid in full on its Expected Principal Payment Date, the holders of that class will not have any remedies against the Issuer until ___________, 20__, the Legal Maturity Date of the Notes.

                                  If principal of the Class A, Class B or Class C Notes is not paid in full on the Expected Principal Payment Date, then principal payments on the Series 1999-_ Notes will be made on a monthly basis until they are paid in full or the Legal Maturity Date occurs, whichever is earlier.

                                  Principal of the Class A Notes will be paid in full before any principal of the Class B Notes will be paid, and principal of the Class B Notes will be paid in full before any principal of the Class C Notes will be paid.

                                  Principal of a Series 1999-_ Note may be paid earlier than its Expected Principal Payment Date if an Early Redemption Event occurs with respect to that Note. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events" in the prospectus.

CLASS C RESERVE ACCOUNT           The Issuer will establish a Class C reserve
                                  account to provide credit enhancement solely for the holders of the Class C Notes. Amounts in the Class C reserve account will be available to holders of Class C Notes to cover shortfalls of interest payable on interest payment dates and principal payable on the Legal Maturity Date.

                                  The Issuer will be required to fund the Class C reserve account to the level specified below if the finance charge collections generated by the Master Trust after payment of expenses and interest payments fall below the level specified below.

                                  The Class C reserve account will be funded from monthly finance charge collections from the Collateral Interest after payment of expenses of the Indenture Trustee, required interest deposits and other payments described under "Deposit of Funds into the Trust Accounts" in the prospectus.

                                  The Class C reserve account will be funded as follows:

                              Percentage of excess       Percentage of principal
                           finance charge collections       amount of Series
                              (averaged over three        1999-_ Notes required
                                  most recent                   to be in
                                    months)                 reserve account
                                 --------------             ---------------





                                  The amount required to be in the Class C reserve account will be adjusted to the percentages specified above as the excess finance charge collections rise or fall. If an Early Redemption Event occurs with respect to the Class C Notes, the required Class C reserve account amount will be ___% of the principal amount of the Series 1999-_ Notes.

OPTIONAL REDEMPTION
    BY THE ISSUER                 The Issuer has the right, but not the
                                  obligation, to redeem the Series 1999-_ Notes in whole but not in part on any day on or after the day on which the outstanding principal amount of the Series
                                  1999-_ Notes is reduced to less than 5% of its initial principal amount. This repurchase option is usually referred to as a clean-up call.

                                  If the Issuer elects to redeem the Series
                                  1999-_ Notes, it will notify the registered holders of such redemption at least 30 days prior to the redemption date. The redemption price of a Series 1999-_ Note so redeemed will equal 100% of the outstanding principal amount of that Note, plus accrued but unpaid interest on the Note to but excluding the date of redemption.

                                  If the Issuer is unable to pay the redemption price in full on the redemption date, monthly payments on the Series 1999-_ Notes will thereafter be made until the principal amount of the Series 1999-_ Notes (plus all accrued and unpaid interest) is paid in full or the Legal Maturity Date occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for a redeemed Series 1999-_ Note will be applied to make the principal and interest payments on that Note on the redemption date. Principal payments on redeemed Series 1999-_ Notes will be made first to the Class A Notes until paid in full, then to the Class B Notes until paid in full and finally to the Class C Notes until paid in full.

SECURITY FOR THE NOTES            The Series 1999-_ Notes will be secured by
                                  collateral consisting of the Collateral
                                  Interest and by the funds on deposit in the collection account. In addition, each class of Series 1999-_ Notes will be secured by the funds on deposit in the applicable subaccount of the principal funding account, the interest funding account and, for holders of Class C
                                  Notes only, the Class C reserve account. See
                                  "Sources of Funds to Pay the Notes--The
                                  Collateral Interest" and "--The Trust
                                  Accounts" in the prospectus.

LIMITED RECOURSE
   TO THE ISSUER                  Only the Collateral Interest and the
                                  applicable trust accounts secure the Series
                                  1999-_ Notes, and Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Series 1999-_
                                  Notes.

MASTER TRUST ASSETS
   AND RECEIVABLES                The Collateral Interest, which is the primary
                                  source of funds for the payment of principal of and interest on the Notes, is an investor certificate issued by Citibank Credit Card
                                  Master Trust I. The Collateral Interest
                                  represents an undivided interest in the assets of the Master Trust. The Master Trust assets include credit card receivables from selected
                                  MasterCard and VISA revolving credit card accounts that meet the eligibility criteria for inclusion in the Master Trust. These eligibility criteria are discussed in the prospectus under "The Master Trust--Master
                                  Trust Assets."

                                  The credit card receivables in the Master
                                  Trust consist of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and certain other fees billed to cardholders.

                                  The aggregate amount of credit card
                                  receivables in the Master Trust as of
                                  __________ __, 1999 was $______________, of
                                  which $__________ were principal receivables and $_____________ were finance charge receivables. See "The Master Trust Receivables and Accounts" in Annex I of this prospectus supplement for more detailed financial information on the receivables and the accounts.

PARTICIPATION WITH
    OTHER SERIES                  The Series 1999-1 Notes will be the __ series
                                  of Notes issued by the Issuer and still
                                  outstanding. The Series 1999-_ Notes and the other __ outstanding series of Notes together comprise "Group 1."

                                  Collections of finance charge receivables allocable to each series in Group 1 will be aggregated and made available for required interest payments for all series in Group 1. Consequently, the future issuance of a new series in Group 1 may have the effect of reducing or increasing the amount of finance charge receivables represented by the Collateral Interest allocable to your Notes.

                                  As of ____________ __, 1999, the weighted
                                  average interest rate payable by the Issuer on the __ outstanding series of Notes in Group 1 was approximately ______% per annum. As of that date, the aggregate outstanding principal amount of those Notes was approximately $__________________.

                                  See "Deposit of Funds into the Trust
                                  Accounts--Allocation to interest funding subaccounts" in the prospectus.

STOCK EXCHANGE
    LISTING The Issuer will apply to list the Series 1999-_ Notes on the Luxembourg Stock Exchange. The Issuer cannot guarantee that the application for the listing will be accepted. You should consult with Banque Internationale a Luxembourg, the Luxembourg listing agent for the Notes, 69, route d'Esch, L- 2953 Luxembourg, phone number (352) 4590-1, to determine whether the Series 1999-_ Notes have been listed on the Luxembourg Stock Exchange.

                                  UNDERWRITING
                                  ------------


         Subject to the terms and conditions of the underwriting agreement for the Class A Notes, the Issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class A Notes set forth opposite its name:


                                  CLASS A NOTES

                                                                   Principal
         Class A Underwriters                                       Amount
         --------------------                                       ------


           Total........................................           $


         The several Class A Underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $__________________ aggregate principal amount of Class A Notes if any Class A Notes are purchased.

         The Class A Underwriters have advised the Issuer that the several Class A Underwriters propose initially to offer the Class A Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of _____% of the principal amount of the Class A Notes. The Class A Underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of _____% of such principal amount.

         Subject to the terms and conditions of the underwriting agreement for the Class B Notes, the Issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name:


                                  CLASS B NOTES

                                                                   Principal
         Class B Underwriters                                       Amount
         --------------------                                       ------


           Total........................................           $


         The several Class B Underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $__________________ aggregate principal amount of Class B Notes if any Class B Notes are purchased.

         The Class B Underwriters have advised the Issuer that the several Class B Underwriters propose initially to offer the Class B Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of _____% of the principal amount of the Class B Notes. The Class B Underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of _____% of such principal amount.

         Subject to the terms and conditions of the underwriting agreement for the Class C Notes, the Issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class C Notes set forth opposite its name:


                                  CLASS C NOTES

                                                                   Principal
         Class C Underwriters                                       Amount
         --------------------                                       ------


           Total........................................           $


         The several Class C Underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $__________________ aggregate principal amount of Class C Notes if any Class C Notes are purchased.

         The Class C Underwriters have advised the Issuer that the several Class C Underwriters propose initially to offer the Class C Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of _____% of the principal amount of the Class C Notes. The Class C Underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of _____% of such principal amount.

         After the public offering, the public offering price and other selling terms may be changed by the Class A Underwriters, Class B Underwriters and Class C Underwriters.

         Each underwriter of the Series 1999- _ Notes has agreed that:

                    o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series 1999- __ Notes in, from or otherwise involving the United Kingdom;

                    o it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Series 1999- __ Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

                    o if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

                    o it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

         In connection with the sale of the Series 1999- _ Notes, the underwriters may engage in:

                    o over-allotments, in which members of the syndicate selling the Series 1999- _ Notes sell more Notes than the Issuer actually sold to the syndicate, creating a syndicate short position;

                    o stabilizing transactions, in which purchases and sales of the Series 1999- _ Notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

                    o syndicate covering transactions, in which members of the selling syndicate purchase Series 1999- _ Notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

                    o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when the Series 1999- _ Notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 1999- _ Notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

         The Issuer will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         The closing of the sale of each class of Series 1999-_ Notes is a condition to the closing of the sale of the other classes.

         Salomon Smith Barney Inc. is an affiliate of the Issuer.

         This prospectus supplement and the accompanying prospectus may be used by Salomon Smith Barney Inc. and/or other affiliates of the Issuer in connection with offers and sales related to market-making transactions in the Series 1999-_ Notes. The Issuer affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

         The Issuer will receive proceeds of approximately $_____________from the sale of the Series 1999-_ Notes (which represents ____% of the principal amount of the Class A Notes, _____% of the principal amount of the Class B Notes, and _____% of the principal amount of the Class C Notes) after paying the underwriting discount of $__________ (which represents _____% of the principal amount of the Class A Notes, _____% of the principal amount of the Class B Notes and _____% of the principal amount of the Class C Notes). Additional offering expenses are estimated to be $_______________.

                                                                         ANNEX I

                    THE MASTER TRUST RECEIVABLES AND ACCOUNTS
                    -----------------------------------------


         The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.


LOSS AND DELINQUENCY EXPERIENCE

         The following tables set forth the loss and delinquency experience for cardholder payments on the credit card accounts for each of the periods shown. For the Loss Experience table below, loss experience is shown on a cash basis for principal receivables. If accrued finance charge receivables that have been written off were included in losses in that table, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. We can not provide any assurance that the loss and delinquency experience for the receivables in the future will be similar to the historical experience set forth below.


                       Loss Experience for the Accounts(1)
                             (Dollars in Thousands)

                                   _____ Months
                                      Ended           Year Ended December 31,
                                                      199      199      199
                                  -------------       ----     ----     ----

Average Principal Receivables
   Outstanding(2).................

Net Losses(3).....................

Net Losses as a Percentage of
   Average Principal
   Receivables Outstanding(4).....


(1)  Losses consist of write-offs of principal receivables.

(2) Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated.

(3) Net losses as a percentage of gross charge-offs for the first ____ months of 199_ were ____% and for each of the years ended December 31, 199_, 199_ and 199_ were ____%, ____% and ____%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.

(4) The percentage for the ____ months ended _______ __, 199_ is an annualized number.


               Delinquencies as a Percentage of the Accounts(1)(2)
                             (Dollars in Thousands)

                                                                        As of December 31,
                        As of               -----------------------------------------------------------------------------
                           , 199                       199                      199                       199
                 ------------------------   ------------------------  ------------------------   ------------------------
Number of Days   Delinquent                 Delinquent                Delinquent                 Delinquent
Delinquent       Amount(1)  Percentage(2)   Amount(1)  Percentage(2)  Amount(1)  Percentage(2)   Amount(1)  Percentage(2)
--------------   ---------- -------------   ---------- -------------  ---------- -------------   ---------- -------------

35-64 days......

65-94 days......

95 days or more.

  Total.........

(1) The Delinquent Amount includes both principal receivables and finance charge receivables.

(2) The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated.

REVENUE EXPERIENCE

         The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the ____ months ended _________ __, 199_ and for each year of the three-year period ended December 31, 199_ are set forth in the following table.

         The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.


                       Revenue Experience for the Accounts
                             (Dollars in Thousands)

                                   _____ Months
                                      Ended           Year Ended December 31,
                                      , 199           199      199      199
                                  -------------       ----     ----     ----

Finance Charges and Fees Paid...

Average Revenue Yield(1)(2).....


(1) Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated.

(2) The percentage for the ____ months ended _____________ __, 199_ is an annualized number.


         The revenues from periodic finance charges and fees (other than annual fees) depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months--as opposed to convenience use (where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases)--and upon other card-related services for which the cardholder pays a fee. Fees for these other services will be treated for purposes of the Pooling Agreement as principal receivables rather than finance charge receivables; however, the Banks may specify that they will treat these fees as finance charge receivables. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors.


CARDHOLDER MONTHLY PAYMENT RATES

         Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates include amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts (which Citibank (South Dakota) may change).


                Cardholder Monthly Payment Rates for the Accounts

                                   _____ Months
                                      Ended          Year Ended December 31,
                                                      199      199      199
                                  -------------       ----     ----     ----

Lowest Month..............

Highest Month.............

Average of the Months in
  the Period..............


INTERCHANGE

         Creditors participating in the MasterCard International and VISA associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International and VISA systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the Master Trust Interchange attributed to cardholder charges for merchandise and services in the accounts. Interchange is allocated to the Master Trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts owned by Citibank (South Dakota). MasterCard International and VISA may change the amount of Interchange reimbursed to banks issuing their credit cards.


THE CREDIT CARD RECEIVABLES

         The receivables in the credit card accounts as of ___________ __, 199_ included $______________ of finance charge receivables and $____________ of principal receivables (which amounts include overdue finance charge receivables and overdue principal receivables). As of _____________ __, 1999 there were ______________ accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $_____ and an average credit limit of $_____. The average total receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was __%. Approximately __% of the accounts were opened before ___________ 199_. Of the accounts, approximately ______% related to cardholders with billing addresses in California, _____% in New York, _____% in Texas and _____% in Florida. Not more than 5% of the accounts related to cardholders having billing addresses in any other single state.

         The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible before they were added to the Master Trust. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the Master Trust for any date, the balance of the charged-off receivables is zero and the Master Trust owns only the right to receive recoveries on these receivables.

         The following tables summarize the credit card accounts by various criteria as of __________ __, 199_. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.


                   Composition of Accounts by Account Balance

                                             Percentage              Percentage
                                             of Total                Of Total
                                  Number of  Number of  Receivables  Receivables
Account Balance                   Accounts   Accounts   Outstanding  Outstanding
---------------                   ---------  ---------  -----------  -----------

Credit Balance(1)..............

No Balance(2)..................

Less than or equal to $500.00..

$500.01 to $1,000.00...........

$1,000.01 to $2,000.00.........

$2,000.01 to $3,000.00.........

$3,000.01 to $4,000.00.........

$4,000.01 to $5,000.00.........

$5,000.01 to $6,000.00.........

$6,000.01 to $7,000.00.........

$7,000.01 to $8,000.00.........

$8,000.01 to $9,000.00.........

$9,000.01 to $10,000.00........

Over $10,000.00................

     Total.....................


(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Credit card accounts which have a credit balance are included because receivables may be generated in these accounts in the future.
(2) Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.


                     Composition of Accounts by Credit Limit

                                             Percentage              Percentage
                                             of Total                of Total
                                  Number of  Number of  Receivables  Receivables
Credit Limit                      Accounts   Accounts   Outstanding  Outstanding
------------                      ---------  ---------  -----------  -----------

Less than or equal to $500.00..

$500.01 to $1,000.00...........

$1,000.01 to $2,000.00.........

$2,000.01 to $3,000.00.........

$3,000.01 to $4,000.00.........

$4,000.01 to $5,000.00.........

Over $5,000.00.................

     Total.....................

                    Composition of Accounts by Payment Status

                                         Percentage                  Percentage
                                         of Total                    of Total
                             Number of   Number of    Receivables    Receivables
Payment Status               Accounts    Accounts     Outstanding    Outstanding
--------------               ---------   ---------    -----------    -----------

Current(1).................

Up to 34 days delinquent...

35 to 64 days delinquent...

65 to 94 days delinquent...

95 to 124 days delinquent..

125 to 154 days delinquent.

155 to 184 days delinquent.

     Total.................


(1) Includes accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.


                         Composition of Accounts by Age

                                            Percentage               Percentage
                                            of Total                 of Total
                                 Number of  Number of   Receivables  Receivables
Age                              Accounts   Accounts    Outstanding  Outstanding
---                              ---------  ---------   -----------  -----------

Less than or equal to 6 months..

Over 6 months to 12 months......

Over 12 months to 24 months.....

Over 24 months to 36 months.....

Over 36 months to 48 months.....

Over 48 months..................

     Total......................


BILLING AND PAYMENTS

         The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

         Citibank (South Dakota) sends monthly billing statements to cardholders with balances at the end of each billing period. Each month a MasterCard or VISA cardholder must make a minimum payment equal to the sum of

         (1) the greater of $20 (or, if the then current balance is less than $20, that balance) and 1/48 of the then current balance,

         (2)  any amount which is past due and

         (3)  any amount which is in excess of the credit limit.

         The required minimum payment, however, cannot be less than the finance charges billed.

         A periodic finance charge is assessed on the credit card accounts. The periodic finance charge assessed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date such advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on such statement.

         The periodic finance charge assessed on balances in most credit card accounts for cash advances and purchases is currently the Prime Rate (as published in The Wall Street Journal) plus a percentage ranging from 5.4% to 12.9%. As of the most recent quarterly reset date, the periodic finance charge on balances in most accounts ranged from 13.15% to 20.65%. Citibank (South Dakota) may change the periodic finance charge on accounts at any time by written notice to the cardholders. Any increase in such finance charge will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date such change was made effective (assuming failure on the part of the cardholder to object to the new rate). Citibank (South Dakota) also offers promotional rates of limited duration to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those assessed by Citibank (South Dakota) generally.

         Before December 1993, Citibank (South Dakota) generally assessed an annual membership fee of between $20 and $100 per account. Effective December 1, 1993, Citibank (South Dakota) eliminated the annual membership fee for some premium and nonpremium cardholders who met specified non-delinquency criteria. This change did not apply to affinity or co-branded card products. In addition, effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to some other accounts, including some of its affinity and co-branded card products.

         Some of the accounts may be subject to additional fees, including:

         o a late fee of $29 if Citibank (South Dakota) does not receive a required minimum payment by the payment due date shown on the monthly billing statement, which fee is assessed monthly until the account is less than 30 days past due;

         o a cash advance fee which is generally equal to 3.0% of the amount of the cash advance (subject to a minimum fee of $5);

         o    a returned payment fee of $29;

         o    a returned check fee of $29;

         o    a stop payment fee of $29; and

         o a fee of $29 for each billing period with respect to each account with an outstanding balance over the credit limit established for such account.

         Payments by cardholders on the accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order:

         (1) periodic finance charges on cash advances,

         (2) periodic finance charges on purchases,

         (3) cash advance amounts and

         (4) purchase amounts.

         When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. We cannot provide any assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

                       CITIBANK CREDIT CARD ISSUANCE TRUST



                $_____________ ___% Class A Notes, Series 1999-_

                $_____________ ___% Class B Notes, Series 1999-_

                $_____________ ___% Class C Notes, Series 1999-_



                             ----------------------

                              Prospectus Supplement
                           Dated ____________ __, 1999




                        Underwriters of the Class A Notes
                                  [           ]




                        Underwriters of the Class B Notes
                                  [           ]




                        Underwriters of the Class C Notes
                                  [           ]




         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

         The Notes are not being offered in any state where the offer is not permitted.

         The Issuer does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

         Until the date which is 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

         Registration Fee..................................   $ 278
         Printing and Engraving Expenses...................       *
         Trustee's Fees and Expenses.......................       *
         Legal Fees and Expenses...........................       *
         Accountants' Fees and Expenses....................       *
         Blue Sky Fees and Expenses........................       *
         Rating Agency Fees................................       *
         Miscellaneous Expenses............................       *

              Total........................................   $   *
                                                              =====
         ------------------------
         *  To be provided by amendment


ITEM 15.  Indemnification of Directors and Officers.

         Article TENTH of the Articles of Association of Citibank (South Dakota), N.A. and Citibank (Nevada), National Association (collectively, the "Banks") provides that any person, his heirs, executors or administrators, may be indemnified or reimbursed by such Bank for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer or employee of such Bank or of any firm, corporation or organization which he served in any such capacity at the request of such Bank; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to such Bank; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction or the holders of record of a majority of the outstanding shares of such Bank, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of directors. Such Article also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, their heirs, executors or administrators, may be entitled as a matter of law.

         There are directors' and officers' liability insurance policies presently outstanding which insure directors and officers of Citigroup and certain of its subsidiaries, including the Banks. The policies cover losses for which Citigroup or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Citigroup or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain self-insured retention provisions.

         There are also certain additional indemnification provisions contained in the Underwriting Agreement to be filed as Exhibit 1.1

ITEM 16.  Exhibits.

(a)     Exhibits.

1.1    Form of Underwriting Agreement for the Notes.*

3.1 Articles of Association of Citibank (South Dakota), incorporated by reference from Exhibit 3.1 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-24657).

3.2 Articles of Association of Citibank (Nevada), incorporated by reference from Exhibit 3.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

3.3    By-laws of Citibank (South Dakota), incorporated by reference from
       Exhibit 3.3 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-97664).

3.4 By-laws of Citibank (Nevada), incorporated by reference from Exhibit 3.4 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-97664).

4.1    Form of Indenture, including form of Notes.*

4.2 Form of Series Supplement to the Pooling and Servicing Agreement relating to the Collateral Interest.*

4.3 Pooling and Servicing Agreement for Citibank Credit Card Master Trust I, incorporated by reference from Exhibit 4.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-41054).

4.4 Amendment No. 1 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-48148).

4.5 Amendment No. 2 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.4 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.6 Amendment No. 3 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.5 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.7 Amendment No. 4 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.6 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.8 Amendment No. 5 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4 of Citibank (South Dakota) and Citibank (Nevada)'s Current Report on Form 8-K dated January 8, 1996.

4.9    Certificate of Trust of Citibank Credit Card Issuance Trust*

4.10   Form of Trust Agreement of Citibank Credit Card Issuance Trust.*

5.1 Opinion of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, Citigroup Inc., with respect to legality.*

8.1    Opinion of Cravath, Swaine & Moore with respect to tax matters.*

23.1 Consent of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, Citigroup Inc. (included in Exhibit 5.1).*

23.2   Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).*

24.1   Powers of Attorney (included on pages II-5 and II-6).*

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of ____________, as trustee under the Indenture.*


-----------------------
*  To be filed by amendment.


(b)   Financial Statements

         All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17.  Undertakings.

         Each of the undersigned Registrants on behalf of Citibank Credit Card Issuance Trust (the "Trust") hereby undertakes as follows:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

         (d)(1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Citibank (South Dakota), N.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux Falls, South Dakota, on June 15, 1999.

                            CITIBANK (SOUTH DAKOTA), N.A.
                              As originator of the Trust


                            By: /s/ Eugene D. Rowenhorst
                               ------------------------------------------------
                                    Eugene D. Rowenhorst, Senior Vice President




                               POWERS OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints EUGENE ROWENHORST, DAVID ZIMBECK, CHARLES WAINHOUSE, HUGH VAN DEVENTER and LINDA MOSES, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said persons authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 15, 1999 by the following persons in the capacities indicated.

              Signature                                   Title
              ---------                                   -----

         /s/ Thomas W. Jones                    Director and President
       ---------------------------              (Principal Executive Officer)
             Thomas W. Jones

         /s/ Eugene D. Rowenhorst               Director, Senior Vice President
       --------------------------                 and Chief Financial Officer
             Eugene D. Rowenhorst               (Principal Financial Officer and
                                                  Principal Accounting Officer)

                                                 Director
       --------------------------
             James R. Stojak

         /s/ James W. Hutchinson                 Director
       ---------------------------
             James W. Hutchinson

         /s/ Joachim M. Paladino                 Director
       ---------------------------
             Joachim M. Paladino

         /s/ Russell R. Greenfield               Director
       ---------------------------
             Russell R. Greenfield

                                                 Director
       ---------------------------
             Jerry W. Johnson

                                                 Director
       ---------------------------
             Donald Bender

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Citibank (Nevada), National Association certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on June 15, 1999.

                                        CITIBANK (NEVADA), NATIONAL ASSOCIATION
                                          As originator of the Trust


                                        By: /s/ Wilfried Jackson
                                           --------------------------------
                                                Wilfried Jackson, President




                               POWERS OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILFRIED JACKSON, ROBERT D. CLARK, STEVEN
J. GAROFALO, CHARLES WAINHOUSE, HUGH VAN DEVENTER and LINDA MOSES, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said persons authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 15, 1999 by the following persons in the capacities indicated.

             Signature                                     Title
             ---------                                     -----

         /s/ Wilfried Jackson                   Director and President
       ---------------------------              (Principal Executive Officer)
             Wilfried Jackson

         /s/ Robert D. Clark                    Chief Financial Officer
       ---------------------------                  and Controller
             Robert D. Clark                    (Principal Financial Officer and
                                                  Principal Accounting Officer)

                                                Chairman of the Board
       ---------------------------                  and a Director
             G. Daniel Clark

         /s/ Eugene D. Rowenhorst                Director
       ---------------------------
             Eugene D. Rowenhorst

                                                 Director
       ---------------------------
             Joseph N. Crowley

         /s/ Francine A. Pulliam                 Director
       ---------------------------
             Francine A. Pulliam

         /s/ Russell W. Dorn                      Director
       ---------------------------
             Russell W. Dorn

                                                 Director
       ---------------------------
             James R. Stojak

         /s/ Steven J. Garofalo                  Director
       ---------------------------
             Steven J. Garofalo

                                  EXHIBIT INDEX


1.1    Form of Underwriting Agreement for the Notes.*

3.1 Articles of Association of Citibank (South Dakota), incorporated by reference from Exhibit 3.1 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-24657).

3.2 Articles of Association of Citibank (Nevada), incorporated by reference from Exhibit 3.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

3.3    By-laws of Citibank (South Dakota), incorporated by reference from
       Exhibit 3.3 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-97664).

3.4 By-laws of Citibank (Nevada), incorporated by reference from Exhibit 3.4 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-97664).

4.1    Form of Indenture, including form of Notes.*

4.2 Form of Series Supplement to the Pooling and Servicing Agreement relating to the Collateral Interest.*

4.3 Pooling and Servicing Agreement for Citibank Credit Card Master Trust I, incorporated by reference from Exhibit 4.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-41054).

4.4 Amendment No. 1 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-48148).

4.5 Amendment No. 2 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.4 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.6 Amendment No. 3 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.5 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.7 Amendment No. 4 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.6 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.8 Amendment No. 5 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4 of Citibank (South Dakota) and Citibank (Nevada)'s Current Report on Form 8-K dated January 8, 1996.

4.9    Certificate of Trust of Citibank Credit Card Issuance Trust*

4.10   Form of Trust Agreement of Citibank Credit Card Issuance Trust.*

5.1 Opinion of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, Citigroup Inc., with respect to legality.*

8.1    Opinion of Cravath, Swaine & Moore with respect to tax matters.*

23.1 Consent of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, Citigroup Inc. (included in Exhibit 5.1).*

23.2   Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).*

24.1   Powers of Attorney (included on pages II-5 and II-6).*

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of ____________, as trustee under the Indenture.*


-----------------------
*  To be filed by amendment.